As confidentially submitted to the Securities and Exchange Commission on June 13, 2024. This draft offering statement has not been publicly filed with the Securities and Exchange Commission and all information herein remains strictly confidential.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE PRELIMINARY OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION – DATED JUNE 13, 2024

 *

CENTRAL RORO, LLC

829 N 1st Ave Suite 201

Phoenix AZ 85003

800-617-8981

www.atarihotels.com

$8,668,000 Minimum Offering Amount

$75,000,000 Maximum Offering Amount

Central RoRo, LLC, referred to herein as the “Company”, “our Company”, “we”, “us”, “our”, “our company”, and similar references, is a Delaware limited liability company that is offering a minimum of $8,668,000, referred to as the “Minimum Offering Amount”, and up to a maximum of $75,000,000, referred to herein as the “Maximum Offering Amount”, of Units of membership interests in the Company, referred to together herein as the “Units”, and individually as a “Unit”. The Units will be sold for $500 per unit, for a minimum of 17,336 Units and a maximum of 150,000 Units to be sold pursuant to this Offering. The minimum investment for any investor is $500 and is referred to as the “Minimum Investment Amount”. Capitalized terms used in this offering circular have the meaning ascribed to them in the “Note on Offering Circular Presentation” on page i.

The Company is a special purpose vehicle organized to aggregate and facilitate retail investment in the units of membership interest of Main & Main RoRo Property Owner, LLC, referred to herein as our “Main & Main”, an Arizona limited liability company. The units of Main & Main are referred to together as the “Main & Main Units”, or individually a “Main & Main Unit”. In turn, Main & Main will use the net proceeds from our investment in the Main & Main units to develop, construct, and eventually operate an Atari-branded hotel and attached entertainment complex in the Roosevelt Row Arts District in Phoenix, Arizona. The Company and Main & Main are each managed by Central RoRo Manager, LLC, an Arizona limited liability company, which we refer to as the “Manager”, according to the Operating Agreement of the Company and the Amended and Restated Operating Agreement of Main & Main, referred to herein as the “Operating Agreement” and the “Main & Main Operating Agreement”, respectively. We will acquire the Main & Main Units in exchange for the net proceeds of this Offering, in a sale that is exempt from the registration requirements of the Securities Act of 1933, or the “Securities Act”, under Section 4(a)(2) thereof.

There is no market for our Units, and none may develop in the future. Our Units have limited voting rights as described in our Operating Agreements. Furthermore, there are certain restrictions on the transfer of our Units, and a holder thereof is not permitted to assign, pledge, mortgage, hypothecate, give, sell, or otherwise dispose of or encumber all or a portion of its units unless certain conditions are fulfilled. See “Description of Our Securities and the Securities of Main & Main” on page 57 for more information.

Securities	Price to Public	Broker-Dealer Commissions(1)		Proceeds to the Company (2)
Per Unit	$500	$30	(3)	$470	(3)
Total Minimum	$8,668,000	$606,760	(4)	$8,061,240
Total Maximum	$75,000,000	$4,500,000	(4)	$70,500,000

(1)

We will be offering our Units on the MicroVentures.com website through MicroVenture Marketplace, Inc., referred to herein as “MicroVentures”, an SEC-registered broker-dealer and FINRA member. See “Plan of Distribution” on page 24 for more information. We will be paying MicroVentures a cash commission equal to 7% of the gross proceeds of the Offering up to a maximum of $25,000,000 in sales, then 6% of the gross proceeds on sales from $25,000,001 to $50,000,000, and then 5% of the gross proceeds on sales from $50,000,001 to $75,000,000.

(2)	Does not include other expenses of the Offering. See “Plan of Distribution” for a description of these expenses.

(3)	For illustration purposes only. Based on an average broker-dealer commission of 6%.

(4)	This is a “best efforts” offering. Until we raise and close on the Minimum Offering Amount of $8,668,000, which we refer to as the “Initial Closing”, all Offering proceeds will be held in a third-party escrow account, the “Escrow Account”, managed by Silicon Valley Bank, a Division of First Citizens Bank & Trust Company, which we refer to as the “Escrow Agent”. This Offering will terminate on the earlier of (i) the date we raise the Maximum Offering Amount, or (ii) the date that is one year from the qualification date of this Offering with the Securities and Exchange Commission, provided, that any money tendered by potential investors but not closed upon as a result of (ii) will be promptly returned by the Escrow Agent without any interest or deduction. After we perform the Initial Closing, we may hold a series of closings at which we receive the funds then held in the Escrow Account from the Escrow Agent and issue the Units to investors. Each of such closings is referred to herein as a “Closing” and, collectively, the “Closings”. While our Offering of Units will be continuous and ongoing within the meaning of Rule 251(d)(3) of Regulation A, Closings may take place from time to time over the term of the Offering after the Minimum Offering Amount is raised, as determined by our Manager in order to maximize economic efficiencies for the duration of the Offering. Notwithstanding the foregoing, the Company may amend, rescind, or terminate this Offering and cause the Escrow Agent to return any investments which have not been closed upon, if any, at any time and we will amend or supplement this offering circular as appropriate. An executed subscription agreement for any particular investor in this offering will be accepted or rejected by the Manager within 15 days of being received by the Company. See “Plan of Distribution” for more information.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act, or the “JOBS Act”, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after the Offering.

By participating in this Offering, you are purchasing the Units of the Company, and not the Main & Main Units. See “Plan of Distribution” on page 24 for more information.

The purchase of the securities offered through this offering circular involves a high degree of risk. You should carefully read the entire offering circular, including the section entitled “Risk Factors” beginning on page 4, before buying any Units.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)I OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering circular follows the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The approximate date of commencement of proposed sale to the public is June 30, 2024.

*

The Atari name and logo are the intellectual property of Atari SA and are licensed for use in hotel and entertainment properties. Central RoRo, LLC, Main & Main RoRo Property Owner, LLC, and Breakout 1976, LLC, are licensees for this use and are in no other way affiliated with Atari SA.

NOTES ON OFFERING CIRCULAR PRESENTATION

You should rely only on the information contained or incorporated by reference in this offering circular prepared by us or to which we have referred you. We have not authorized anyone to provide you with any information other than the information contained in this offering circular and take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This offering circular is an offer to sell only the Units offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. For the avoidance of doubt, this offering circular is not an offer to sell any Main & Main Units, and investors in this Offering will only receive Units by investing hereunder. The information contained in this offering circular is current only as of its date, regardless of the time of delivery of this offering circular or any sale of Units. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by federal securities law.

The industry and market data used throughout this offering circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required other than the United States. You are required to inform yourselves about and observe any restrictions relating to this Offering and the distribution of this offering circular.

Except as stated otherwise herein, we own the trademarks, service marks, and trade names that we use in connection with the operation of our business. This offering circular may also contain trademarks, service marks, and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names, or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the trademarks, service marks, and trade names referred to in this offering circular are listed without the TM, SM, and ® symbols, but we will assert, to the fullest extent under applicable law, our applicable rights, if any, in these trademarks, service marks and trade names. All other trademarks are the property of their respective owners.

No information contained herein, nor in any prior, contemporaneous, or subsequent communication, should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding, or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice”, as defined in Circular 230, published by the U.S. Treasury Department

i

Throughout this prospectus, we refer to the following terms:

●	“Atari Hotel”, “Atari Entertainment Complex”, “City of Atari”, and the “Phoenix, Arizona-based Atari Hotel”, which refers to the Phoenix, Arizona-based Atari Hotel and Phoenix Atari Entertainment Complex together, unless context dictates otherwise, will include 19 suites, 72 hotel rooms, and more than 60,000 square-feet immersive entertainment and video game experiences, food and beverage, and other retail offerings with nationally and internationally known brands offering apparel, products, collectibles, and video-games, which will be developed and constructed on an approximately 46,000 square-foot parcel of land in the Roosevelt Row Arts District in Phoenix, Arizona.

●	“Breakout 1976” means Breakout 1976, LLC, a Delaware limited liability company owned by Jason Merck and Jordan Taylor, our Manager’s co-managers.

●	“CBAZ” means the Commerce Bank of Arizona, Scottsdale Branch, which extended the CBAZ LOC to Main & Main as partial financing for the Land Purchase Agreement’s $10,500,000 purchase price for the Land Parcel.

●	“CBAZ LOC” means the $3,000,000 line of credit extended to Main & Main by the Commerce Bank of Arizona, Scottsdale Branch, as partial financing for the Land Purchase Agreement’s $10,500,000 purchase price for the Land Parcel.

●	“Central RoRo”, the “Company”, “our Company”, “we”, “us”, “our”, “our company”, and similar references refer to Central RoRo, LLC., a Delaware limited liability company organized to aggregate and facilitate indirect retail investment in the units of membership interests of Main & Main RoRo Property Owner, LLC.

●	“Closing” or “Closings” means each closing on amounts raised in the Offering after the Initial Closing.

●	“Code” refers to the Internal Revenue Code.

●	“Escrow Agent” refers to Silicon Valley Bank, a Division of First Citizens Bank & Trust Company, which will manage the third-party escrow account containing proceeds derived from the Offering.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“FINRA” means the Financial Industry Regulatory Authority.

●	“Initial Closing” refers to the initial closing we intend to conduct once the minimum offering amount has been raised.

●	“Intel” refers to Intel Corporation.

●	“JMJT” refers to JMJT Roosevelt 2 LLC, a Delaware limited liability company.

●	“JOBS Act” means the Jumpstart Our Business Startups Act.

●	“Land Parcel” or the “Phoenix, Arizona-based Land Parcel” means the 46,000-square-foot plot of land located at 840 N Central Ave, Phoenix, AZ 85004, in the heart of the arts and cultural district of Phoenix known as Roosevelt Row and is in close proximity to two of the country’s largest gaming states, California and Texas.

●	“Land Purchase Agreement” means the Land Purchase Agreement between JMJT, an affiliate of the Company and Main & Main, and Audacy Atlas, LLC, which JMJT assigned to Main & Main on December 8, 2023, which sets forth the terms and conditions of Main & Main’s acquisition of the Land Parcel. The Land Parcel is collateral for the CBAZ LOC, which Main & Main used to partially finance the Land Purchase Agreement’s $10,500,000 purchase price. See “Description of Business – Main & Main’s Business – Main & Main’s Operating History” for more information.

●	“Leaseback Agreement” means the leaseback agreement by and between Breakout 1976, LLC, an affiliate of the Company, and Main & Main, which was entered into as a condition of the Land Parcel Purchase Agreement.

●	“Main & Main” refers to Main & Main RoRo Property Owner, LLC, an Arizona limited liability company that intends to operate the Phoenix, Arizona-based Atari Hotel, which is also managed by our Manager.

●	“Main & Main Operating Agreement” means the Amended and Restated Operating Agreement of Main & Main RoRo Property Owner, LLC.

●	“Main & Main Units” mean the units of membership interests of Main & Main which are not for sale in this offering circular, but are being purchased by the Company with the net proceeds of this offering immediately after the Initial Closing and each subsequent closing of the Offering until it is either completed or terminated, whichever occurs first.

●	“Main & Main Unitholders” means the holders of the Main & Main Units.

●	“Manager” and “Shared Manager” refer to Central RoRo Manager, LLC, an Arizona limited liability company, and the Manager of Main & Main.

●	“Maximum Offering Amount” means 150,000 Units ($75,000,000), the Maximum amount of Units we must sell to perform an Initial Closing.

●	“MicroVentures” refers to the MicroVentures Marketplace, Inc., though which we will be offering our Units and of which we have also engaged as our placement agent to assist in the placement of our securities, on a best-efforts basis, in those states it is registered to undertake such activities. As such, MicroVentures is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

●	“Minimum Investment Amount” means one (1) Unit ($500), the minimum amount of Units a person must buy to participate in this Offering.

●	“Offering” refers to our offering of a minimum of $8,668,000 (the “Minimum Offering Amount”), and up to a maximum of $75,000,000 (the “Maximum Offering Amount”), of Units of membership interests, in our Company.

●	“Online Platform” means the microventures.com website, ran by MicroVentures, our placement agent for the Offering.

●	“Operating Agreement” means the Operating Agreement of Central RoRo, LLC, the Company.

●	“Option and License Agreement” means the agreement between Breakout 1976, LLC, an affiliate of the Company and Main & Main, and Atari Interactive, Inc., whereby Breakout 1976 was granted a transferrable license to use the Atari intellectual property in the Phoenix, Arizona-based Atari Hotel and to expand the licensed Atari trademark through the Phoenix, Arizona-based Atari Hotel project.

●	“Original Members” refers to QOZB Affiliate and RoRo Affiliate, the original members of Main & Main whose investment therein financed Main & Main’s purchase of the Land Parcel.

●	“QOZB Affiliate” refers to Main & Main QOZB, LLC, a Delaware limited liability company formed by Jason Merck and Jordan Taylor, the co-managers of our Manager, on October 23, 2023, which is also an affiliate of the Company and Main & Main.

●	“RoRo Affiliate” means Main & Main RoRo, LLC, an Arizona limited liability company formed by Jason Merck and Jordan Taylor, the co-managers of our Manager, on September 21, 2023, which is another affiliate of the Company and Main & Main.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“Unit(s)” means the Unit(s) of the Company being offered for sale in this Offering at $500 per Unit.

●	“Unitholder(s)” means the holders of the Company’s Unit(s) being offered for sale in this Offering.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Unless otherwise dictated by context, for purposes of this cautionary statement and the risk factors discussed herein, we refer to the Company and Main & Main together, as “we”, “us”, “our”, etc., due to the Company’s holding company structure and our relationship with Main & Main, whose units will be the Company’s only asset upon the Initial Closing of the Offering. See “Risks Related to Our Holding Company Structure” for more information.

Some of the statements in this offering circular constitute forward-looking statements. Forward-looking statements relate to our expectations, beliefs, projections, future plans, and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this offering circular which relate to our business and the Phoenix, Arizona-based Atari Hotel, including in the “Risk Factors” section and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our dependence upon external sources for the financing of our operations;

●	Our ability to market its future services successfully and profitably;

●	the acceptance of our future services by the target market;

●	the amount and nature of competition from other Phoenix, Arizona-based hotels;

●	our success in establishing and maintaining collaborative and licensing arrangements;

●	our ability to obtain and enforce intellectual property and to protect our trade secrets, others could use our technology to compete with us, which could create undue competition and pricing pressures;

●	our ability to obtain and maintain regulatory approvals and comply with applicable laws and regulations;

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	our projected revenues, profits, earnings, and other estimated financial information;

●	our ability to secure additional funding necessary for the expansion of its business;

●	the growth of and competition trends in the hotel and immersive entertainment industry;

●	our expectations regarding the popularity, demand for, and market acceptance of, the Phoenix, Arizona-based Atari Hotel products and of our services;

●	our ability to maintain strong relationships with its customers, clients, and service suppliers;

●	our expectation regarding the use of proceeds from this offering; and

●	fluctuations in general economic and business conditions in the markets in which we operate.

Although the forward-looking statements in this offering circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material or adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this offering circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Units. You should read this entire offering circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, each included elsewhere in this offering circular. Note: An investment in this Offering is an investment in the Units of the Company and not, for the avoidance of doubt, the Main & Main Units being purchased by the Company with the net proceeds of this Offering.

The Company

We were organized to facilitate investments into Main & Main RoRo Property Owner, LLC, an Arizona limited liability company formed by Jason Merck and Jordan Taylor on October 24, 2023, which will develop, construct, and operate an Atari-themed hotel referred to as the “Atari Hotel”, on a 46,000 square-foot parcel of land in the Roosevelt Row Arts District in Phoenix, Arizona, which we refer to as the “Land Parcel”. See “Description of Business – Our Business” for more information about the corporate history and operations of Main & Main. We and Main & Main are under the common control of Central RoRo Manager, LLC, our Shared Manager. Jason Merck and Jordan Taylor are the principals of Central RoRo Manager, LLC. The Land Parcel is collateral for a $3,000,000 line of credit from the Commerce Bank of Arizona, which Main & Main used to partially finance the Land Purchase Agreement’s $10,500,000 purchase price. See “Description of Business – Main & Main’s Business – Main & Main’s Operating History” for more information.

Immediately following the Initial Closing after raising the Minimum Offering Amount of $8,668,000, the Company will purchase a minimum of 15,701 Main & Main Units, at $500 per unit, for a total purchase price of at least $7,850,500, which will result in the Company owning more than 50% of the issued and outstanding Main & Main Units. The sale of the Main & Main Units to the Company will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof as a transaction not involving a public offering of securities.

For the avoidance of doubt, investors in this Offering are purchasing the Company’s Units, and not the Main & Main Units.

The Phoenix, Arizona-based Atari Hotel

Main & Main expects that the development and construction of the Phoenix, Arizona-based Atari Hotel will cost approximately $115,000,000. We intend to finance up to a net amount of approximately $67.8 million of this cost – based on the $75 million maximum amount that can be raised under Regulation A during a consecutive 12-month period – through the sale of Units and the subsequent investment of the net proceeds thereof in the Main & Main Units. Main & Main intends that the balance of required funds will be financed by Main & Main through debt in the form of a construction financing facility.

Main & Main will develop and build the Phoenix, Arizona-based Atari Hotel on the 46,000 square-foot Land Parcel located at 840 N Central Ave Phoenix, AZ 85004. This location is in the heart of the arts and cultural district of Phoenix, known as Roosevelt Row, and is near two of the country’s largest gaming states, California and Texas. For these reasons, we believe the Phoenix, Arizona-based Atari Hotel will attract people of all ages and demographics, providing spaces and rooms that will cater to gamers, families, business travelers, collectors, entertainment seekers, and foodies alike while embracing the legacy of Phoenix and its diverse and growing population and emerging tech culture.

The Phoenix, Arizona-based Atari Hotel and attached Atari Entertainment Complex, referred to together as the “City of Atari” and the “Atari Hotel”, will include 19 suites, 72 hotel rooms, and more than 60,000 square feet of immersive entertainment and video game experiences, food and beverage, and other retail offerings with nationally and internationally known brands offering apparel, products, collectibles, and video-games. Our intention is that the City of Atari will utilize the latest technologies and artificial intelligence, or “AI”, to immerse guests in nostalgic and pop-culture-centric experiences focused on the history of videogames, movies, and music of the 1980s and 1990s; current and future video game brands; and a futuristic aesthetic inspired by Atari and other brands like “Bladerunner” and “Tron”. We believe that the Phoenix, Arizona-based Atari Hotel will attract people of all ages and demographics, providing spaces and rooms that will cater to gamers, families, business travelers, collectors, entertainment seekers, and foodies alike while embracing the legacy of Phoenix, Arizona, and its diverse and growing.

Main & Main’s Future Hotel Services

Once construction is complete, Main & Main will operate the Phoenix, Arizona-based Atari Hotel and offer various hotel and gaming-related services throughout the property, including lodging, food and beverage, retail gift and souvenir shops, event hosting, and immersive gaming experiences.

Main & Main’s Point-Based Loyalty Program

Main & Main believes that creating a loyal customer base is essential for the success of any hotel. As such, Main & Main intends the Phoenix, Arizona-based Atari Hotel will operate with an exclusive point-based guest loyalty program designed to reward certain guest behaviors. See “Description of Business – Main & Main’s Business – Main & Main’s Point-Based Loyalty Program” for more information.

Investment Reward Program

The Company and Main & Main have established a tiered investment reward program with escalating benefits for investors in this Offering. The reward program is progressive, which means that an investment of an amount required to achieve one tier will also entitle the investor to the benefits and rewards of each preceding tier. The reward program has seven tiers, with investment amount requirements ranging from $500 to $1,000,000. See “Investment Reward Program” for more information.

Corporate History

We were organized as a Delaware limited liability company on August 16, 2023. Main & Main was organized as an Arizona limited liability company on October 23, 2023. Both the Company and Main & Main are managed by Central RoRo Manager, LLC, an Arizona limited liability company formed on August 16, 2023. Our shared Manager is a project-specific manager that is owned and controlled by Jason Merck and Jordan Taylor, the co-managers of our Shared Manager. See “Description of Business – Our Corporate History” for more information.

Main & Main and the Company’s principal executive offices are located at 829 N 1st Ave, Suite 201, Phoenix, AZ 85003. Our telephone number is 800-617-8981. Our website address is www.atarihotels.com. The information on or accessible through our website is not part of this offering circular.

Industry

The Company will be in the business of investing the net proceeds from this Offering after each closing thereof in the Main & Main Units until we (i) raise the Maximum Offering Amount, or (ii) terminate the Offering, whichever is sooner. After the Initial Closing of this Offering and our subsequent purchase of the Main & Main Units, we will also be in the business of holding the Main & Main Units and undertaking any other act that is necessary to remain in good standing under federal securities law and as a limited liability company under the Delaware limited liability company Act. Upon the termination of the Offering after raising at least the Minimum Offering Amount, the latter stated business of the Company will be the only business of the Company.

Conversely, Main & Main is in the hotel and immersive entertainment business, which includes the hotel development and construction business and the offering of hotel rooms and related amenities, and immersive experiences revolving around gaming, technology, artificial intelligence, food & beverage, nostalgia, and pop culture.

Market Opportunity and Customers

The Company was formed for the sole purpose of financing the Company’s purchase of the Main & Main Units and facilitating the indirect ownership thereof by the purchasers of our Units in this Offering. We believe that our market opportunity lies with the growing intersection of hospitality, entertainment, and gaming industries and an increase in investor interest in businesses that are operating in that intersection. The Company does not offer any consumer products or services and as such, has no customers.

Companies such as Disney and Great Wolf Lodge have blended immersive entertainment with lodging accommodations for many years. However, Main & Main intends that the Atari Hotel will focus its immersive entertainment offerings of technology-based experiences, AI, and video gaming, in common areas as well as in the hotel’s private rooms and suites. The Atari Hotel plans to provide experiences in the property’s many venues and rooms that embrace and leverage the gaming industry, which has quickly become the largest entertainment vertical in the world.

Sales and Marketing

We understand that Main & Main will utilize numerous avenues to promote the Phoenix, Arizona-based Atari Hotel before, during, and after it launches operations, including digital marketing across social media channels, Web3 reservation systems, AI-powered implementation, and various modes of advertisements. Conversely, the Company will not engage in any marketing or sales efforts except with respect to permissible advertisements related to this Offering.

Competitive Strengths

The Company’s competitive strength is that we are the only entity with the opportunity to perform a Tier 2 Regulation A Offering of its Units and invest the net proceeds of that Offering into the Main & Main Units.

On the other hand, Main & Main believes that the Phoenix, Arizona-based Atari Hotel will have an advantage over other hotels in the Phoenix and neighboring markets given the exclusive Atari license it holds, which grants the ability to utilize the Atari brand in the Phoenix, Arizona hotel market.

Growth Strategies

Main & Main expects to grow the Phoenix, Arizona-based Atari Hotel business through advanced and modern marketing techniques, influencer programs, and brand and operator partnerships while creating an immersive environment that will stand apart from existing hotels around the world. Main & Main also expects to develop an Atari-centric hotel loyalty program to drive repeat customer growth.

THE OFFERING

Securities being offered:	A minimum of 17,336 Units for minimum gross proceeds of $8,668,000 and up to a maximum of 150,000 Units for total gross proceeds of up to $75,000,000.

Offering price per Unit:	$500 per Unit.

Minimum subscription:	There is a $500 minimum subscription amount in this Offering.

Units outstanding before the Offering:	0 Units.

Units Outstanding after the Offering if all of the Units being offered are sold:	150,000 Units.

Broker:	We will be offering our Units on the MicroVentures.com website through MicroVenture Marketplace, Inc.

Broker fees:	We will be paying MicroVentures a cash commission equal to 7% of the gross proceeds of the Offering up to a maximum of $25,000,000 in sales, then 6% of the gross proceeds on sales from $25,000,001 to $50,000,000, and then 5% of the gross proceeds on sales from $50,000,001 to $75,000,000, for a maximum aggregate commission of $4,500,000.

Escrow agent:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with Silicon Valley Bank, a Division of First Citizens Bank & Trust Company, acting as the “Escrow Agent”, and will not be commingled with the operating account of the Company, until, if and when there is a closing with respect to the Offering.

When the Escrow Agent has received instructions from the Company and MicroVentures that a closing will occur and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent will disburse such investor’s subscription proceeds in its possession to the account of the Company.

If the Offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with the Offering being terminated will be borne by the Company.

A fully executed subscription agreement for any particular investor in the Company’s offering will be accepted or rejected by the Manager within 15 days of being received by the Company.

Transfer Agent	We intend to enter into an agreement with Colonial Stock Transfer Company, Inc., a registered transfer agent, to perform transfer agent functions with respect to the sale of the Units.

Restrictions on investment amount:	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)I(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Termination of the Offering:	This is a “best efforts” offering. Until we raise and close on the Minimum Offering Amount of $8,668,000, which we refer to as the “Initial Closing”, all Offering proceeds will be held in a third-party escrow account, the “Escrow Account”, managed by Silicon Valley Bank, a Division of First Citizens Bank & Trust Company, which we refer to as the “Escrow Agent”. This Offering will terminate on the earlier of (i) the date we raise the Maximum Offering Amount, or (ii) the date that is one year from the qualification date of this Offering with the Securities and Exchange Commission, provided, that any money tendered by potential investors but not closed upon as a result of (ii) will be promptly returned by the Escrow Agent without any interest or deduction. After we perform the Initial Closing, we may hold a series of closings at which we receive the funds then held in the Escrow Account from the Escrow Agent and issue the Units to investors. Each of such closings is referred to herein as a “Closing” and, collectively, the “Closings”. While our Offering of Units will be continuous and ongoing within the meaning of Rule 251(d)(3) of Regulation A, Closings may take place from time to time over the term of the Offering after the Minimum Offering Amount is raised, as determined by our Manager in order to maximize economic efficiencies for the duration of the Offering. Notwithstanding the foregoing, the Company may amend, rescind, or terminate this Offering and cause the Escrow Agent to return any investments which have not been closed upon, if any, at any time and we will amend or supplement this offering circular as appropriate. An executed subscription agreement for any particular investor in this offering will be accepted or rejected by the Manager within 15 days of being received by the Company. See “Plan of Distribution” for more information.

Secondary Market Public Trading:	Prior to this Offering, there has not been a public market for our Units. Following the completion of this Offering, we may apply for the listing of our Units on a secondary market trading platform. We cannot offer any assurance that our Units will be listed or quoted on any marketplace following this Offering.

Use of Proceeds:	We will use the net proceeds of this Offering to reimburse a $25,000 advance for legal fees by Jason Merck, a Co-Manager of our Manager, and to purchase the membership interests of Main & Main. Main & Main will use the proceeds from the Company’s investment in the Main & Main Units to develop and build an Atari branded hotel on a land parcel located in the Roosevelt Row Arts District in Phoenix, Arizona. Pending such use, we may invest the proceeds of the Offering in short-term, interest-bearing, investment-grade securities, certificates of deposit or direct or guaranteed obligations of the United States. See “Use of Proceeds” for more information.

Risk factors:

Investing in our securities involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our securities. For purposes of the “Risk Factor” section and this summary thereof, we refer to the Company and Main & Main together, as “we”, “us”, “our”, etc. Due to the Company’s holding company structure and our relationship with Main & Main, whose units will be the Company’s only asset upon the Initial Closing of the offering. See “Risks Related to Our Holding Company Structure” for more information.

Investment Reward Program:

The Company and Main & Main have established a tiered investment reward program with escalating benefits for investors in this Offering. The reward program is progressive, which means that an investment of an amount required to achieve one tier will also entitle the investor to the benefits and rewards of each preceding tier. See “Investment Reward Program” for more information.

RISK FACTORS

An investment in our Units involves a high degree of risk. In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring our Units offered by this offering circular. The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition, or results of operations of our company, and the market price of our Units, if any, could decline, which could cause you to lose all or some of your investment. Prospective investors should obtain their own legal and tax advice prior to making an investment in the Units and should be aware that an investment in the Units may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the interests. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” for more information.

FOR PURPOSES OF THIS RISK FACTOR SECTION, UNLESS THE CONTEXT DICTATES OTHERWISE, WE REFER TO THE COMPANY AND MAIN & MAIN TOGETHER, AS “WE”, “US”, “OUR”, ETC. DUE TO THE COMPANY’S HOLDING COMPANY STRUCTURE AND OUR RELATIONSHIP WITH MAIN & MAIN, WHOSE UNITS WILL BE THE COMPANY’S ONLY ASSET UPON THE INITIAL CLOSING OF THE OFFERING. SEE “RISKS RELATED TO OUR HOLDING COMPANY STRUCTURE - THERE ARE RISKS POSED BY THE COMPANY’S HOLDING COMPANY STRUCTURE” AND “RISKS RELATED TO OUR HOLDING COMPANY STRUCTURE - AN INVESTMENT IN THIS OFFERING IS AN INVESTMENT IN THE COMPANY’S UNITS, AND NOT IN MAIN & MAIN DIRECTLY, THE ASSETS OF MAIN & MAIN, OR THE MAIN & MAIN UNITS” FOR MORE INFORMATION.

Risks Related to Our Holding Company Structure

There are risks posed by our holding company structure.

We have a holding company structure, and as such, the Company’s only assets upon the initial closing of this Offering, and thereafter, will be the Main & Main Units which the Company will acquire via its investment of the net offering proceeds from this Offering into Main & Main. As a holding company, the Company has no material business operations and does not expect to receive any distributions from Main & Main, or to make any distributions to the holders of its Units, until the Phoenix, Arizona-based Atari Hotel begins to generate revenue. As such, the Company and its Unitholders will depend on the appreciation in value of the Phoenix, Arizona Atari Hotel and the future potential resale of the Main & Main Units and Units, respectively, in order to realize any return on their investments. As such, the risks posed to the Company and its Unitholders are the same as the risks associated with Main & Main that affect the value of its assets since the value of Main & Main’s assets will dictate the value of the Company’s investments in the Main & Main Units, and in turn, the value of the Units. As such, the occurrence of any material adverse effects on Main & Main due to the below risks will have a downstream material adverse effect on the Company’s results of operations, business, and financial condition and could have the effect of materially reducing the value of our Units sold in this Offering or causing the same to become worthless.

An investment in this Offering is an investment in the Company’s Units, and not in Main & Main directly, the assets of Main & Main, or the Main & Main Units.

An investment in this Offering is specifically an investment in the Units of our Company, and not directly in Main & Main, its underlying assets, or the Main & Main Units which will be held by the Company. As such, the nature of your indirect investment in Main & Main via your purchase of our Units poses the following types of risks:

●	Market Perception and Sentiment. The value of the Company’s Units is significantly influenced by investors’ perception of the Company, which may not always align with the financial condition and operational status of Main & Main. Market sentiment can be swayed by broader economic indicators, industry trends, or speculative forces, leading to potential discrepancies between the intrinsic value of Main & Main’s assets and the market value of the Units.

●	Indirect Exposure. Investors in the Units have indirect exposure to the successes and failures of Main & Main. While this might buffer investors from immediate impacts of any negative developments within Main & Main, it also means that positive gains realized by Main & Main might not directly or fully translate to increased value of the Units due to the holding structure and any associated costs or liabilities that the Company might bear.

●	Operational Risks. Operational risks at Main & Main, such as management decisions, project failures, or unforeseen operational hurdles, could detrimentally affect Main & Main’s valuation and, by extension, the value of the Company’s Units. Investors have no direct say in the operational decisions of Main & Main, adding a layer of risk stemming from potentially divergent interests between the Company’s management and Main & Main’s operational team.

●	Financial Performance and Distribution Risks. Neither Main & Main nor the Company intend to make any distributions until after the Atari hotel begins operating and generating revenue, if at all. Thus, the value of our Units and the ability of the holders thereof to obtain a favorable return on their investment will depend on the appreciation in value of the Main & Main Units, via the appreciation in value of the Phoenix, Arizona-based Atari Hotel, the development of an active public trading market for the Units, or the future potential resale of the Main & Main Units and Units, respectively.

As a result of the above risks, even if Main & Main’s performance is favorable, the value of your Units could materially differ, or become worthless, as a result of external market influences which are out of the Company’s control.

Risks Related to Our Business and Industry

We are a newly formed entity with no prior operating history, which makes our future performance difficult to predict.

We are newly formed entities that have little to no prior operating history. You should consider an investment in this Offering in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. Our success in this market depends on:

●	increase awareness of our brand within the themed hotel market;

●	attract, integrate, motivate, and retain qualified personnel to manage day-to-day operations; and

●	build and expand operations structure to support the business.

We will be dependent upon our ability to finance our operations via the sale of our Units for the foreseeable future. Our failure to successfully raise operating capital could result in bankruptcy or other events that would have a material adverse effect on us and our investors. Although our Manager has experience in acquiring, developing, and operating real estate, there can be no assurance that the performance of those activities will be applicable to the development of an Atari-branded hotel or reflective of our future performance. There can be no assurance that we will succeed in its endeavors or that we will successfully complete our operations via the sale of our Units in this Offering. If we do not succeed in such financing efforts, the value of the Main & Main Units may decrease, which would cause a decrease in the value of your Unit holdings via a decrease in the value of the Company’s only assets, the Main & Main Units.

We may not be able to obtain adequate cash to fund the Phoenix, Arizona-based Atari Hotel business.

We require access to adequate cash to finance building costs, operations, capital expenditures, debt service obligations, development and maintenance costs, and other operating expenses of the Phoenix, Arizona-based Atari Hotel. We expect to finance these purposes primarily with the net proceeds from sales of our Units through this Offering, which we will invest in the Main & Main Units. We expect that if we raise the $75 million maximum amount in this Offering, we will have funds sufficient to cover approximately 60% of the total hotel project cost. We also expect to finance the remaining approximately $40 million of the funds it will need through a construction financing facility in place prior to breaking ground on the Atari Hotel. Further, any budget shortfalls created as a result of our not being able to raise the Maximum Offering Amount in this Offering will be met through the planned construction financing facility.

If we are not successful in selling our Units in this Offering, or are unable to enter a construction financing facility, then we will need to find other financing avenues. We can give no assurance that we will be able to do so on acceptable terms, if at all. If we do not find adequate replacement financing, our business plan may be delayed, and our costs may increase, which could lead to a decrease in the value of our Units as a result of a material adverse change in our results of operations, financial condition, and business.

The success of the financing facility for the construction of the Atari hotel depends on the availability of attractive construction loan terms and our Manager’s ability to identify, structure, consummate, leverage and manage the loan.

The success of our future construction financing facility is dependent upon the availability of attractive construction loan terms, as well as our ability to identify, structure, consummate, leverage, and manage the Atari hotel construction loan. In general, the availability of favorable lending opportunities and, consequently, the ability to secure a construction loan on favorable terms will be affected by the level and volatility of interest rates, conditions in the financial markets, general economic conditions, the availability of the construction lending options in the commercial real estate market and the supply of capital for such opportunities. We cannot make any assurances that our Manager will be successful in identifying and putting in place a favorable construction loan facility that satisfies our needs and budget or that such a loan, once made, will be repaid in a timely fashion in accordance with its terms. Our inability to enter a construction loan facility could cause a material adverse effect on our business, results of operations, and financial condition due to our inability to complete the hotel without adequate construction financing.

We may be unable to satisfy its obligations under the existing $3,000,000 secured revolving line of credit from Commerce Bank of Arizona and any future credit facilities or generate sufficient cash flow to satisfy its debt service obligations, each of which could have a material adverse effect on our business, financial condition, and results of operations, potentially reducing the value of our Units or causing such Units to become worthless.

Our ability to make principal and interest payments on and to refinance the CBAZ LOC and its future indebtedness will depend on its ability to generate future cash flows and is subject to general economic, financial, competitive, legislative, regulatory, and other factors that are beyond us and our Shared Manager’s control. If we do not generate sufficient cash flow from operations, in the amounts projected or at all, or if future borrowings are not available to us in amounts sufficient to fund its other liquidity needs, then our business, financial condition, and results of operations could be materially adversely affected.

If we cannot generate sufficient cash flow from operations to make scheduled principal and interest payments on the CBAZ LOC and any future debts, it may need to refinance all or a portion of its indebtedness on or before maturity, sell assets, delay capital expenditures, or seek additional equity. The terms of our debt agreements, including the CBAZ LOC, may also restrict it from affecting any of these alternatives. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict its business operations. Further, changes in the credit and capital markets, including market disruptions and interest rate fluctuations, may increase the cost of financing, make it more difficult for us to obtain favorable terms, or restrict our access to these sources of future liquidity. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness, including the CBAZ LOC, would likely result in a reduction of our credit rating, which could harm its ability to incur additional indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy its debt service obligations, or to refinance or restructure its debt obligations on commercially reasonable terms or at all, could have a material adverse effect on our business, financial condition, and results of operations, as well as on our ability to satisfy its debt obligations.

Additionally, our CBAZ LOC and any future credit facilities may contain covenants requiring it to, among other things, provide financial and other information and notice upon the occurrence of certain events affecting us or the business thereof. These covenants may also place restrictions on our ability to incur additional indebtedness, enter into certain transactions involving the sale of any assets or a material amount thereof, engage in mergers or acquisitions, or engage in transactions with affiliates. If we fail to satisfy one or more of the covenants under the CBAZ LOC or its future credit facilities, it would be in default thereunder and may be required to repay such debt with capital from other sources or otherwise not be able to draw down against its facility. Under such circumstances, we may have difficulty locating another lender that would be willing to extend credit to us, and other sources of capital may not be available to us on reasonable terms or at all.

Additionally, our inability to satisfy our debt obligations could result in the acceleration of all amounts owed under the CBAZ LOC and any future credit facilities. If we are unable to repay accelerated amounts owed under such credit facilities, then the lender thereunder may have the right to obtain ownership of the Phoenix, Arizona-based Atari Hotel as collateral for the credit facility. If we lose ownership of the Phoenix, Arizona-based Atari Hotel, the value of our Units, could become worthless. A substantial reduction in the value of our only assets would have a material and substantial adverse impact on the value of the Units being offered in this Offering and may cause such Units to become worthless, thereby materially limiting your ability to obtain a favorable return on investment through the ownership thereof.

A negative change in our credit rating could adversely affect our business and the value of our Units.

Our business necessitates access to capital on favorable terms to service its future indebtedness, cover operating expenses, and fulfill other liquidity requirements. Negative rating actions by credit agencies, such as downgrades, heighten the cost of accessing capital and can complicate our ability to meet its liquidity needs. Any downgrade of our credit rating by any of the principal credit agencies could worsen these challenges. There are no assurances that we will not experience downgrades in its credit ratings in the future, whether due to deteriorating macroeconomic conditions, a downturn in the hotel and entertainment industry, failure to successfully execute its business strategy related to the development and operation of the Phoenix, Arizona-based Atari Hotel, or the adverse impact on its results of operations or liquidity position from any of the foregoing or otherwise. Any financial instability to access capital on favorable terms could directly impact our financial health due to its reliance on our Units as its only assets. Should we face increased costs of capital due to credit rating downgrades or struggle to meet its liquidity needs, the value of the Main & Main Units, and consequently, our Units, could be adversely affected. This situation could materially impact any appreciation in value or return on investment that you may have otherwise experienced.

We expect to use leverage in executing its business strategy, which may adversely affect any return on its assets, any return on our investment in the Units, and any return on your investment in our Units.

We may incur a substantial amount of debt in the future through credit facilities to finance its operations, including the development and construction of the Phoenix, Arizona-based Atari Hotel. Its future indebtedness is anticipated to be with recourse, adding a layer of financial obligation directly tied to its ability to repay. As we contemplate securing future debt financing, our Shared Manager will evaluate several factors, including the cost of construction through debt, the estimated market value of its assets, and the cash flow generation capabilities of those assets to cover expected debt service. There are no restrictions in its governing documents on the amount of debt we may incur, and its debt levels can be adjusted at any time by our Shared Manager without any approval by the holders of our Units and indirectly, without any input from our Unitholders.

Incurring significant debt could have critical implications for us, such as:

●	Complicating the fulfillment of its financial obligations,

●	Increasing susceptibility to economic or sector-specific downturns,

●	Limiting capacity to secure additional funds for capital improvements and acquisitions, especially during periods of financial market constraints,

●	Necessitating a large portion of operational cash flows and proceeds from potential offerings to service debt interest, thereby reducing availability for working capital, capital expenditures, and corporate needs,

●	Constraining operational flexibility to adapt to business or industry shifts, and

●	Placing us at a disadvantage compared to less leveraged entities in the sector.

We cannot guarantee that it will generate enough cash from future operations or secure future borrowings to meet its debt obligations or support other liquidity demands. It may be required to refinance its debts upon maturity, with no assurance of favorable refinancing terms. Additional indebtedness might be pursued to fund operations or refinance existing debts. Failure to manage its debt service could force us into actions such as asset sales, seeking further debt or equity funding, or curtailing investments, which might not be achievable on favorable terms or without violating existing debt agreements.

If we struggle to manage its debt effectively or face adverse terms in refinancing efforts, our financial health and operational stability could be compromised, directly impacting the valuation and return potential of our Units. Our ability to generate returns for its Unitholders is inherently linked to our success in navigating its financial obligations and leveraging opportunities for growth. Consequently, our inability to fulfill our debt service or secure favorable refinancing could necessitate financial restructuring or operational adjustments that may not align with our strategic objectives or the best interests of the Unitholders. Such scenarios could lead to reduced investor confidence and potentially diminish the market value of our Units.

Higher interest rates could significantly increase the interest costs on our Commerce Bank of Arizona Line of Credit and any other future floating-rate indebtedness.

The interest payments for our borrowings under the CBAZ LOC and future credit facilities are and are expected to be based on floating rates. Consequently, an upsurge in interest rates would diminish our cash flow available for other corporate purposes, including the development, construction, and operation of the Phoenix, Arizona-based Atari Hotel. Moreover, rising interest rates might restrict our ability to refinance existing indebtedness and augment interest costs on any refinanced indebtedness. We may also enter into certain agreements, such as floating-to-fixed interest rate swaps, caps, floors, and other hedging contracts, to hedge against the cash flow effects of interest rate fluctuations for floating rate debt. Despite these measures, we may not hedge all of its floating rate indebtedness, and any hedges it undertakes may not entirely neutralize its interest rate risk. Additionally, these agreements carry the risk of non-performance by counterparties or potential unenforceability.

We, by holding the Units as our principal asset, are directly exposed to the downstream risks associated with our management of its debt financing, including the CBAZ LOC and interest rate fluctuations. Should rising interest rates lead to increased financing costs or constrain our ability to effectively manage or refinance our debt, our financial stability and growth prospects could be jeopardized. This, in turn, would likely impact the valuation and financial performance of, and consequently affect the value of our Units. As a result, our ability to attract investment, fund operations, and realize returns on its holdings could be adversely affected, presenting a significant risk to our shareholders and their investment in the Units.

We may be unable to enter into an agreement with Intel Corporation for the provision of the Phoenix, Arizona-based Atari Hotel’s computer and electronics systems, and even if it does, we cannot guarantee that such agreement will be favorable to us in price or scope.

We may be unable to enter into an agreement with Intel Corporation, or “Intel”, for the provision of the products and services specified in the “Intel Memo”, a non-binding memorandum of understanding between Intel and Breakout 1976, LLC, a Delaware limited liability company owned by Jason Merck and Jordan Taylor, our Manager's co-managers, which we refer to as “Breakout 1976”, within 180 days following the initial closing of this Offering, if at all. See “Description of Business - Main & Main's Business - Intel-powered Computer and Electronics Systems” for more information. Even if we do enter into such an agreement, we cannot guarantee that the terms will be favorable in price or scope. Although Intel Corporation is one of several companies that could provide the products and services specified in the Intel Memo, we believe that an agreement with Intel for such services and property will be the most favorable due to an existing relationship between Intersection Development, the developer for the Phoenix, Arizona-based Atari Hotel, and Intel Corporation. Failure to secure a favorable agreement with Intel could adversely affect our ability to complete the Phoenix, Arizona-based Atari Hotel due to increases in costs or delays in construction or furnishing thereof. Any increased cost or delays in the construction or furnishing of the hotel could adversely affect our business operations and financial performance. As such, you should consider the uncertainty and potential adverse outcomes related to our dependence on a future formal agreement with Intel, if any.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations.

Actual events involving limited liquidity, defaults, non-performance, or other adverse developments that affect financial institutions, transactional counterparties, or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank, or SVB, was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation, or the FDIC, as receiver. Similarly, on March 12, 2023, Signature Bank Corp., or Signature, and Silvergate Capital Corp. were each swept into receivership. Although the Department of the Treasury, the Federal Reserve, and the FDIC ensured that all depositors of SVB would have access to all of their money after only one business day of closure, including funds held in uninsured deposit accounts, borrowers under credit agreements, letters of credit and certain other financial instruments with SVB, Signature or any other financial institution that is placed into receivership by the FDIC may be unable to access undrawn amounts thereunder.

Although we were not a borrower under or party to any material letter of credit or any other such instruments with SVB, Signature, or any other financial institution currently in receivership, if we enter into any such instruments and were to be placed into receivership, we may be unable to access such funds. In addition, if any of our partners, suppliers, or other parties with whom we conduct business are unable to access funds pursuant to such instruments or lending arrangements with such a financial institution, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected. In this regard, counterparties to credit agreements and arrangements with these financial institutions and third parties, such as beneficiaries of letters of credit (among others), may experience direct impacts from the closure of these financial institutions, and uncertainty remains over liquidity concerns in the broader financial services industry. Similar impacts have occurred in the past, such as during the 2008-2010 financial crisis. Inflation and rapid increases in interest rates have led to a decline in the trading value of previously issued government securities with interest rates below current market interest rates. Although the U.S. Department of Treasury, FDIC , and Federal Reserve Board have announced a program to provide immediate loans to financial institutions secured by certain government securities held by financial institutions to mitigate the risk of potential losses on the sale of such instruments, widespread demands for customer withdrawals or other liquidity needs of financial institutions for immediately liquidity may exceed the capacity of such program.

In addition, any further deterioration in the macroeconomic economy or financial services industry could lead to losses or defaults by our potential partners, vendors, or suppliers, which in turn, could have a material adverse effect on our current and/or projected business operations and results of operations and financial condition. For example, a partner may fail to make payments when due, default under their agreements with us, become insolvent or declare bankruptcy, or a supplier may determine that it will no longer deal with us as customers. In addition, a vendor or supplier could be adversely affected by any of the liquidity or other risks that are described above as factors that could result in material adverse impacts on us, including but not limited to delayed access or loss of access to uninsured deposits or loss of the ability to draw on existing credit facilities involving a troubled or failed financial institution. The bankruptcy or insolvency of any partner, vendor, or supplier, or the failure of any partner to make payments when due, any breach or default by a partner, vendor, or supplier, or the loss of any significant supplier relationships, could cause us to suffer material losses and may have a material adverse impact on our business.

The hospitality industry is cyclical and adverse global economic conditions or low levels of economic growth could adversely affect our revenues and profitability as well as cause a decline in or limitation of their future growth.

Consumer demand for our services is closely linked to global and regional economic conditions and is sensitive to business and personal discretionary spending levels. Changes in consumer demand and general business cycles can subject and have subjected revenues to significant volatility. Adverse general economic conditions, health and safety concerns, risks or restrictions affecting or reducing travel patterns, lower consumer confidence, high unemployment, or adverse political conditions can result in a decline in consumer demand for hotel accommodations, which can lower the revenues and profitability of the Phoenix, Arizona-based Atari Hotel business. In addition, a portion of the expenses associated with managing, franchising, licensing, owning, or leasing hotels is fixed. These costs include personnel costs, interest, property taxes, insurance, and utilities, all of which may increase at a greater rate than our revenues and/or may not be able to be reduced at the same rate as declining revenues. Where cost-cutting efforts are insufficient to offset declines in revenues, we could experience a material decline in margins and reduced or negative cash flows. If we are unable to decrease costs significantly or rapidly if and when demand related to the Phoenix, Arizona-based Atari Hotel decreases, a decline in its revenues could have a particularly adverse impact on its net cash flow and profits. Economic downturns generally affect the results derived from owned properties more significantly than those derived from managed and leased portions of the property due to the proportion of fixed costs associated with operating an owned property and the greater exposure owners have to the properties’ performance. As a result, changes in consumer demand and general business cycles can subject our revenues, earnings, and results of operations to significant volatility. Uncertainty regarding the future rate and pace of economic growth in different regions of the country makes it difficult to predict future profitability levels.

In addition to general economic conditions, new hotel room supply is an important factor that can affect the hospitality industry’s performance. Excessive growth in lodging supply could result in returns that are substantially below expectations or result in losses, which could materially and adversely affect our revenues, profitability, and future growth prospects.

Our efforts to develop, build, and then renovate the hotel as necessary could be delayed or become more expensive, which could reduce revenues or impair its ability to compete effectively.

If not maintained in the future, the condition of the Phoenix Atari branded hotel once it is completed could negatively affect the hotel’s ability to attract guests or result in higher operating and capital costs. These factors could reduce revenues or profits from the hotel. There can be no assurance that any planned renovations, when needed, will occur or, even if completed, will result in improved performance. In addition, these efforts are subject to a number of risks, including the following: construction delays or cost overruns; delays in obtaining, or failure to obtain, zoning, occupancy, and other required permits or authorizations; government restrictions on the size or kind of development; changes in economic conditions that may result in weakened or lack of demand for improvements that we make or negative project returns; and lack of availability of rooms or meeting and events spaces for revenue-generating activities during construction, modernization or renovation projects. If the Phoenix, Arizona-based Atari Hotel is not built to meet guest preferences or brand standards, or if the opening thereof is delayed, then our results of operations and financial results could be negatively affected.

Future terrorist activity and/or international instability could adversely impact our real estate acquisition plans and financial operations.

A terrorist attack against the United States, an increase in terroristic threats or suspected activity, and/or an increase in domestic or international instability, whether or not located in the United States, could significantly affect our business by slowing, delaying or halting construction of the Phoenix, Arizona-based Atari Hotel, increasing the cost of such development, and/or reducing the sales and/or usages of the hotel due to fears of an attack, thereby adversely affecting our results of operations, and financial condition.

We might become subject to risks arising from litigation.

We or our affiliates might become involved in litigation. Litigation can be costly, and the results of litigation are often difficult to predict. We may not have adequate insurance coverage or contractual protection to cover costs and liability in the event we are sued, and to the extent we resort to litigation to enforce our rights, we may incur significant costs and ultimately be unsuccessful or unable to recover amounts that we believe are owed. We might have little or no control over the timing of litigation, which presents challenges to their strategic planning as well. If we are subject to litigation, it could redirect efforts and funds that would have otherwise been allocated to the development, construction, or operation of the hotel which could cause a material adverse change in our business, results of operations, and financial condition.

We are subject to risks related to corporate social responsibility.

We, along with the hospitality industry generally will be facing scrutiny related to environmental, social and governance activities and the risk of damage to our reputation and the value of the Atari hotel if we fail to act responsibly or comply with regulatory requirements in a number of areas, such as safety and security, responsible tourism, environmental stewardship, supply chain management, climate change, diversity, equity and inclusion, philanthropy and support for local communities. In particular, our stakeholders may increasingly be interested in our approach to managing climate-related risks and opportunities and may have a direct impact on our revenue. Our failure to adequately keep up with developments associated with corporate social responsibility could result in damage to our reputation, which could cause a material adverse effect on our financial condition, business, and results of operations.

We are both dependent on key personnel.

Jordan Taylor and Jason Merck, the co-managers of our Manager have a significant role in our success. The loss of services of Jordan Taylor and Jason Merck or a limitation in their availability could adversely affect the financial condition and cash flow of our Phoenix, Arizona-based Atari Hotel project, and increase the costs and delays due to the loss of either Mr. Taylor or Mr. Merck’s industry connections. Further, such a loss could be negatively perceived in the securities markets. The occurrence of the foregoing could cause a material adverse effect on our results of operations, business, and financial condition as well as a decrease in the value of your investment in us.

Labor shortages could restrict our ability to operate the hotel or grow the business or result in increased labor costs that could adversely affect their results of operations.

If we are unable to attract, retain, train, manage, and engage skilled individuals, our ability to staff and operate the hotel could be diminished, which could reduce customer satisfaction, and its ability to manage the hotel business could be adversely affected. In addition, the inability of our lessees or partners to attract, retain, train, manage, and engage skilled employees for the restaurants, retail gift stores, or experiences could adversely affect the reputation of our Atari brand. Because payroll costs are a major component of the operating expenses at hotels, a shortage of skilled labor could also require higher wages that would increase labor costs, which could adversely affect our results of operations and the results of the hotel. Additionally, an increase in minimum wage rates could increase costs and reduce profits for us and our partners, which could, in turn, lower demand from other partners or lessees to partner with the hotel. The occurrence of any of the foregoing or a combination thereof could cause a material adverse effect on our business, results of operations, and financial condition.

Because we operate in a highly competitive industry, its revenues or profits could be harmed if they are unable to compete effectively.

The segments of the hospitality industry in which we operate are subject to intense competition. Their principal competitors are other operators of luxury, full-service and focused-service hotels, including other major hospitality chains with well-established and recognized brands and hotels in Phoenix. They will also potentially compete against smaller hotel chains, independent and local hotel owners and operators, home and apartment-sharing services, and timeshare operators. If they are unable to compete successfully, their revenues or profits may decline.

We will also face competition for individual guests, group reservations, and conference business at the hotel. We will compete for these customers based primarily on Atari brand name recognition and reputation, as well as location, rates for hotel rooms, food and beverage and other services, property size and availability of rooms and conference and meeting space, accommodations, and technology, quality of the accommodations, customer satisfaction, amenities, and the ability to earn and redeem loyalty program points. Our competitors may have greater commercial, financial, and marketing resources and more efficient technology platforms, which could allow them to improve their properties and expand and improve their marketing efforts in ways that could affect our ability to compete for guests effectively, or they could offer a type of lodging product that customers find attractive but that we may not offer.

If the Phoenix, Arizona-based Atari Hotel cannot compete successfully in these areas, its operating margins could contract, its market share could decrease, and its earnings could decline. Further, new lodging supplies in the Phoenix market could negatively impact the hotel industry and hamper the ability to maintain or increase room rates or occupancy in such markets. The occurrence of any of the foregoing or a combination thereof could cause a material adverse effect on our business, results of operations, and financial condition.

Any deterioration in the quality or reputation of the Atari brand or theme could have an adverse effect on our reputation, business, financial condition or results of operations.

The Atari brand will be among our most important assets. Our ability to attract and retain guests depends, in part, on public recognition of the Atari brand and its associated reputation. If the Atari brand or theme becomes obsolete or consumers view it as unfashionable, unsustainable or lacking in consistency and quality, we might be unable to attract guests to the Phoenix, Arizona-based Atari Hotel and may further be unable to attract or retain partners.

Changes in ownership or management practices, perceptions of our ESG practices, perception of guest or employee health or safety, the occurrence of accidents or injuries, cyber-attacks, security breaches, natural disasters, crime, failure of suppliers, lessees or business partners to comply with relevant regulations and contractual requirements relating to a variety of issues including environmental, human rights and labor, individual guest, owner or employee notoriety or similar events at the hotel can harm its reputation, create adverse publicity and cause a loss of consumer confidence in our business. Because of the global nature of the Atari brand and the particularities of the business and Phoenix, Arizona hotel location, events occurring in that location could negatively affect the reputation and operations of otherwise successful operations. In addition, the expansion of social media has compounded the potential scope of negative publicity by increasing the speed and expanse of information dissemination. Many social media platforms publish content immediately and without filtering or verifying the accuracy of that content. A negative incident or the perception of the occurrence of a negative incident at our hotel could have far-reaching effects, including lost sales, customer boycotts, loss of development opportunities, and employee difficulties. Such incidents could in the future subject us to legal actions, including litigation, governmental investigations or penalties, along with the resulting additional adverse publicity. A perceived decline in the quality of the Atari brand or damage to our reputation could adversely affect our business, financial condition and results of operations.

Adverse incidents at the Phoenix, Arizona-based Atari-Hotel, or adverse publicity could harm our brand and reputation, as well as adversely affect our market share, business, financial condition, or results of operations.

The Atari brand and its reputation are among our most important assets. The reputational value is based, in part, on the external perceptions of Atari, the quality of the to-be-built Phoenix Atari branded hotel and services, and corporate and management integrity. They may experience harm to their reputation, loss of consumer confidence, or a negative impact on the hotel’s results of operations as a result of an incident involving the potential safety or security of the guests, customers, or colleagues; adverse publicity regarding safety or security of travel destinations around the globe or at their competitors’ properties, or in respect of their third-party vendors or owners and the industry; or any media coverage resulting therefrom.

Additionally, the hotel’s reputation could be harmed if it fails, or is perceived to fail, to comply with various regulatory requirements or if it fails to act responsibly or is perceived as not acting responsibly in a number of areas such as health, safety, and security; data security; diversity and inclusion; group events with controversial groups or speakers; sustainability; responsible tourism; environmental stewardship; supply chain management; climate change; human rights; philanthropy and support for local communities; and corporate governance. We will be managing a broad range of corporate responsibility matters, taking into consideration their expected impact on the sustainability of the hotel business over time and the potential impact of the Phoenix, Arizona-based Atari Hotel business on society and the environment. Despite the efforts, consumer travel preferences may shift due to sustainability-related concerns or costs. In addition, stakeholder expectations regarding such matters are evolving, and they might experience engagement from stakeholders of differing views on these matters. Adverse incidents with respect to their corporate responsibility efforts could impact the value of our Atari brand or their reputation, the cost of their operations, and relationships with investors and stakeholders, all of which could adversely affect their business and results of operations.

The continued expansion in the use and influence of social media has compounded the potential scope of negative publicity that could be generated, lead to litigation or governmental investigations, or damage their reputation. Adverse incidents may occur in the future. Negative incidents could lead to tangible adverse effects on the Phoenix, Arizona-based Atari Hotel business, including lost sales, boycotts, reduced enrollment and/or participation in the hotel’s loyalty program, disruption of access to digital platforms, loss of development opportunities, or reduced colleague retention and increased recruiting difficulties. Any decline in the reputation or perceived quality of the Atari brand or corporate image could adversely affect their market share, business, financial condition, or results of operations.

We are exposed to risks and costs associated with protecting the integrity and security of personal data and other sensitive information.

We will face various risks and costs associated with the collection, handling, storage, and transmission of sensitive information, including costs related to compliance with U.S. and foreign data collection and privacy laws and other contractual obligations. This includes risks associated with the compromise of their systems collecting such information. Many jurisdictions, including the European Union, the U.K., China, and certain states within the U.S., have enacted laws that impose specific requirements on the handling of personal data. We collect internal and customer data, including credit card numbers and other personally identifiable information for a range of critical business purposes, such as managing their workforce, providing requested products and services, maintaining guest preferences to enhance customer service, and for marketing and promotional purposes. They could be exposed to fines, penalties, restrictions, litigation, reputational harm, or other expenses, or other adverse effects on their business, due to failure to protect personal data and other sensitive information or failure to maintain compliance with various U.S. and foreign data collection and privacy laws, with credit card industry standards, or with other applicable data security standards.

Furthermore, U.S. states and the federal government have enacted additional laws and regulations to protect consumers against identity theft. These laws and similar laws in other jurisdictions have increased the costs of doing business, and our failure to implement appropriate safeguards or to detect and provide prompt notice of unauthorized access as required by some of these laws could subject them to potential claims for damages and other remedies. If we are required to pay any significant amounts in satisfaction of claims under these laws, or if they were forced to cease their business operations for any length of time as a result of their inability to comply fully with any such law, our business, operating results, and financial condition could be adversely affected.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this Offering may have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018, entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

The growth of internet reservation channels could adversely affect our business and profitability.

A significant percentage of hotel rooms for individual guests are booked through internet travel intermediaries, to whom we shall commit to paying various commissions and transaction fees for sales of the rooms through their systems. Search engines and peer-to-peer inventory sources also provide online travel services that compete with their business. If these bookings increase, these hospitality intermediaries may be able to obtain higher commissions or other significant concessions from them. These hospitality intermediaries may also reduce bookings at the hotel by de-ranking the hotels in search results on their platforms, and other online providers may divert business away from the hotel. Although we expect that our contracts with many hospitality intermediaries will limit transaction fees for the Phoenix hotel, there can be no assurance that they will be able to renegotiate these contracts upon their expiration with terms as favorable as the provisions that existed before the expiration, replacement, or renegotiation. Moreover, hospitality intermediaries generally employ aggressive marketing strategies, including expending significant resources for online and television advertising campaigns to drive consumers to their websites. As a result, consumers may develop brand loyalties to the intermediaries’ brands, websites, and reservations systems rather than directly to the Phoenix, Arizona-based Atari Hotel brand and systems. If this happens, the Phoenix, Arizona-based Atari Hotel’s business and profitability may be significantly affected over time as shifting customer loyalties divert bookings away from the hotel’s websites, which may increase costs for the hotel in its operations system. Internet travel intermediaries also have been subject to regulatory scrutiny, particularly in Europe. The outcome of this regulatory activity may affect our ability to compete for direct bookings through their own internet channels.

In addition, although internet travel intermediaries have traditionally competed to attract individual leisure consumers or transient businesses rather than group businesses for meetings and events, in recent years, they have expanded their business to include marketing to group businesses and also to corporate transient businesses. If that growth continues, it could both divert group and corporate transient business away from the hotel and also increase their cost of sales for group and corporate transient business. Consolidation of internet travel intermediaries, or the entry of major internet companies into the internet travel bookings business, also could divert bookings away from our websites and increase the hotels’ cost of sales.

Misalignment with public and consumer tastes and preferences for entertainment, travel and consumer products could negatively impact demand for the Phoenix, Arizona-based City of Atari-themed hotel and affect the profitability of the business.

The Phoenix, Arizona-based Atari Hotel will include more than 60,000 square feet of immersive entertainment, video gaming experiences, food and beverage, and retail. The City of Atari will immerse guests into a combination of nostalgic and pop-culture-centric experiences focused on the history of gaming, movies, and music of the 1980s and 1990s, as well as futurism inspired by Atari and other brands like Bladerunner and Tron, combined with current and future video gaming-themed brands and experiences, utilizing the latest technologies and AI.

We will create entertainment via such Atari themes and its success depends substantially on consumer tastes and preferences that change in often unpredictable ways. The success of the business depends on the ability to consistently create compelling content, which may be distributed, among other ways, through internet or cellular technology, theme park attractions, hotels and other recreational activities, daily excursions, and retail souvenir products. Such distribution must meet the changing preferences of the broad consumer market and respond to competition from an expanding array of choices facilitated by technological developments in the delivery of content. The success of theme parks, resorts, and experiences depends on the demand for public or out-of-home entertainment experiences. Demand for certain out-of-home entertainment experiences, such as going to play at arcade centers, has not returned to pre-pandemic levels, and COVID-19 may continue to impact consumer tastes and preferences. The success of our business therefore depends on our ability to successfully predict and adapt to changing consumer tastes and preferences. Moreover, we must often invest substantial amounts in content production and acquisition, acquisition of arcade rights, themed hotels, and other facilities or customer-facing platforms before they know the extent to which these services will earn consumer acceptance, and these services may be introduced into a significantly different market or economic or social climate from the one they anticipated at the time of the investment decisions. If our entertainment offerings as well as the methods to make such offerings and services available to consumers, do not achieve sufficient consumer acceptance, the hotel’s revenue may decline or fail to grow to the extent they anticipate when making investment decisions and thereby further adversely affect the profitability of the Phoenix hotel business. Further, consumers’ perceptions of the hotel’s position on matters of public interest, including our efforts to achieve certain of our environmental and social goals, may differ widely and present risks to the hotel’s reputation and brand. Consumer tastes and preferences impact, among other items, revenue from advertising sales (which are based in part on ratings for the programs in which advertisements air), affiliate fees, subscription fees, the license of rights to other distributors, themed hotel room charges and merchandise, souvenirs, food and beverage sales, sales of licensed consumer products or sales of the other services within the hotel. The occurrence of any of the foregoing or a combination thereof could cause a material adverse effect on our business, results of operations, and financial condition.

Extreme weather, climate change, and sustainability-related concerns could have a material adverse effect on our business and results of operations.

We will face risks associated with extreme weather and climate change, including the impacts of physical climate change effects, changes in laws and regulations related to climate change and sustainability, and changing consumer preferences. Natural disasters and extreme weather in locations where we will own the hotel or from areas of the world that might provide a large number of guests may lead to a significant decline in travel and reduced demand for lodging. The prevalence of these events may continue to increase as a result of climate change. Natural disasters, extreme weather, and other physical impacts of climate change (including rising sea levels, extreme hot or cold weather, water shortages, fire, and droughts) have in the past and could in the future lead to increases in related insurance, energy, or other operating costs, and physical damage to the hotels that might not be covered by insurance and might prevent or limit the operations of the property. Significant costs could be involved in improving the efficiency and climate resiliency of the to-be-built Phoenix Atari branded hotel and otherwise preparing for, responding to, and mitigating the physical effects of climate change or sustainability-related concerns. Compliance with future climate-related legislation and regulation and the current or future voluntary efforts to achieve science-based emissions reduction targets or other sustainability initiatives could also be difficult and costly. Growing public recognition of the dangers of climate change and other sustainability-related concerns may affect customers’ travel choices, including their frequency of travel. As a result, the Phoenix hotel might experience reduced demand, significantly increased operating and compliance costs, operating disruptions or limitations, constraints on room occupancy growth, and even physical damage to the hotel, all of which could adversely affect our profits and growth.

Financial distress experienced by strategic partners or other counterparties could have an adverse impact on us.

We intend to operate and lease portions of the hotel to create free and ticketed opportunities for customers to experience the latest in artificial reality, virtual reality, and AI technologies. Certain spaces will also be leased out to companies that offer products for sale, such as clothing, collectibles, digital assets, games (both digital and analog), as well as art and cultural offerings. We intend to curate these experiences based on the overall experience inside the hotel, focusing on existing brands, new IPs, and the ever-evolving world of technology. As a result of this endeavor, we anticipate becoming a party to numerous contracts of varying durations with different entities/vendors. Certain of our agreements will be comprised of a mixture of firm and non-firm commitments, varying tenures, and varying renewal terms, among other terms. There can be no guarantee that, upon the expiration of such contracts, we will be able to renew such contracts on terms as favorable to it, or at all.

We would also be exposed to the risk of loss in the event of non-performance by such potential strategic partners or other counterparties. Some of these counterparties may be highly leveraged and subject to their own operating, market, and regulatory risks, and some are experiencing or may experience, in the future, severe financial problems that may have a significant impact on their ability to perform their contractual obligations to us. Any material nonperformance from their potential contract counterparties due to inability or unwillingness to perform or adhere to contractual arrangements could have a material adverse impact on our business, results of operations, financial condition, and ability to make cash distributions to our stockholders if such non-performance impacts our ability to operate the hotel or provide satisfactory services to its customers.

We may be subject to claims for infringing the intellectual property rights of others, which could be costly and result in the loss of significant intellectual property rights.

We cannot be certain that we will not infringe the intellectual property rights of others. We may, in the future, be subject to litigation and other claims in the ordinary course of our business based on allegations of infringement or other violations of the intellectual property rights of others. Regardless of their merits, intellectual property claims can divert the efforts of our personnel and are often time-consuming and expensive to litigate or settle. In addition, to the extent claims against us are successful, we may have to pay substantial monetary damages or discontinue, modify, or rename certain products or services that are found to be in violation of another party’s rights. We may have to seek a license (if available on acceptable terms or at all) to continue offering products and services, which may significantly increase our operating expenses.

If we fail to comply with its obligations in the agreements under which it will license intellectual property and other rights from third parties or otherwise experience disruptions to its business relationships with any licensor, it could lose license rights that are important to the business.

We will acquire the exclusive Atari license from Breakout 1976, LLC, a Delaware limited liability company. We will hold the exclusive rights to utilize the Atari brand and Atari-owned game titles throughout the property and in its content and marketing materials, acquiring the exclusive rights to the iconic Atari brand and all game titles (including, for example, titles such as Pong, Centipede, and Breakout) for use inside of an entertainment property and attached hotel in Phoenix, Arizona, the 5th-largest city in the United States.

We will be a party to this license agreement and expect to enter into additional license agreements in the future with respect to other video game brands. We expect these license agreements to impose various diligence, milestone payment, royalty, and other obligations on them. If we fail to comply with their obligations under these agreements, or they are subject to bankruptcy or similar proceedings, we may be required to make certain payments to the licensor, they may lose the exclusivity of their license, or the licensor may have the right to terminate the license, in which event we would not be able to develop or market products covered by the license. The Licensor or any future licensor may take any of these actions, including terminating a license agreement. Additionally, the milestone and other payments associated with these licenses will make it less profitable for us to provide their intended services. If the licensor were to terminate a license agreement for whatever reason, if possible, it would materially and adversely affect our business, financial position, and future prospects, and investors would likely lose the entirety of their investment.

If disputes over intellectual property and other rights that we will license prevent or impair their ability to maintain future licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the themed hotel.

Insurance may not cover damage to or losses involving the hotel or other aspects of the business, and the cost of such insurance could increase.

We will require comprehensive property and liability insurance policies for its leased and owned portions of the hotel, with coverage features and insured limits that we believe are customary. We also require its lessees to maintain similar levels of insurance. However, market forces beyond its control may limit the scope of the insurance coverage we or our lessees can obtain or our ability to obtain coverage at reasonable rates. Certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes, floods, terrorist acts, pandemics, or liabilities resulting from incidents involving the security of information systems, may be subject to high deductibles, low limits, or may be uninsurable, or the cost of obtaining the insurance may be unacceptably high. As a result, we may not be successful in obtaining insurance without increases in cost or decreases in coverage levels or may not be successful in obtaining insurance at all. For example, over the past several years, following severe and widespread damage caused by natural disasters, coupled with continued large global losses, the property, liability, and other insurance markets have seen significant cost increases. Further, in the event of a substantial loss, the insurance coverage we or our lessees carry may not be sufficient to pay the full market value or replacement cost of any lost investment or, in some cases could result in certain losses being totally uninsured. As a result, our revenues and profits could be adversely affected, and for the portion it owns or leases, we could lose some or all of the capital that it has invested in the property, and it could remain obligated for guarantees, debt, or other financial obligations.

Failure to comply with marketing and advertising laws, including regarding direct marketing, could result in fines or place restrictions on their business.

We will rely on a variety of direct marketing techniques, including telemarketing, email and social media marketing, and postal mailings, and it is subject to various laws and regulations in the U.S. and internationally that govern marketing and advertising practices. Any further restrictions in laws and court or agency interpretations of such laws, such as the Telephone Consumer Protection Act of 1991, the Telemarketing Sales Rule, the CAN-SPAM Act of 2003, various U.S. state laws, such as the California Privacy Rights Act, international data protection laws, such as the E.U. General Data Protection Regulation, or the “GDPR”, and laws limiting the cross-border transfer of data that govern these activities or new laws that become effective in the future could adversely affect current or planned marketing activities and cause us to change its marketing strategy. If this occurs, we may not be able to develop adequate alternative marketing strategies, which could affect our ability to maintain relationships with its customers and acquire new customers. We will also obtain access to names of potential customers from travel service providers or other companies and market to some individuals on these lists directly or through other companies’ marketing materials. If access to these lists were prohibited or otherwise restricted, our ability to develop new customers and introduce them to products could be impaired.

Governmental regulation may adversely affect the operation of the hotel.

In many jurisdictions, the hospitality industry is subject to extensive foreign or U.S. federal, state, and local governmental regulations, including those relating to the service of alcoholic beverages, the preparation and sale of food and those relating to building and zoning requirements. We will also be subject to licensing and regulation by U.S. state and local departments relating to health, sanitation, fire, and safety standards and to laws governing their relationships with employees, including minimum wage requirements, overtime, working conditions status, and citizenship requirements. These requirements are complex and subject to frequent revision, with changes at the U.S. federal level often accompanying new U.S. presidential administrations. We or our third-party owners may be required to expend funds to meet U.S. federal, state, and local regulations in connection with the construction, continued operation, or development of the property. Our failure to meet the requirements of applicable regulations and licensing requirements, or publicity resulting from actual or alleged failures, could have an adverse effect on its results of operations and financial condition. For example, if we fail to comply with any of the requirements of the ADA, we might be subject to fines, penalties, injunctive action, reputational harm, guest, advocacy group, or employee lawsuits, and other business effects that could materially and negatively affect our performance and results of operations.

There may be deficiencies with our internal controls that require improvements, and if we are unable to evaluate internal controls adequately, we may be subject to sanctions.

As a Tier 2, Regulation A issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We do not know whether our internal control procedures are effective, and therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Risks Related to Conflicts of Interest

We are dependent on the Manager and its affiliates and their key personnel who will provide services to us through the operating agreement or otherwise, and we may not find suitable replacements if the operating agreement, or any other agreement to which such services are provided is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and are completely reliant on the Manager to provide it with project management and advisory services. We expect to benefit from the personnel, relationships, and experience of our Manager and its key personnel and expect to benefit from the same highly experienced personnel and resources it needs for the implementation and execution of the Atari-brand hotel development. The Manager will also have significant discretion as to the implementation of the Atari hotel development project. Accordingly, it is believed that our success will depend to a significant extent upon the efforts, experience, diligence, skill, and relationships of the executive officers and key personnel of the Manager. The executive officers and key personnel of the Manager will run all of the operations from the purchase of the land where it is planned to build the Atari-brand hotel, through the construction of the hotel to the day-to-day management of hotel operations once the hotel is up and running. Our success will depend on their continued service. In addition, we offer no assurance that the Manager will remain the Manager or that we will continue to have access to the Manager’s principals and professionals. If the Operating Agreement is terminated and no suitable replacement manager is found, our ability to execute business plans will be negatively impacted.

The ability of the Manager and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the Manager spends managing our business and may result in certain conflicts of interest.

Our officers also serve or may serve as officers or employees of Breakout and JMJT, as well as other Manager-sponsored vehicles, and other companies unaffiliated with the Manager. These other business activities may reduce the time these people spend managing the business. Further, if there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the Manager, the attention of the Manager’s personnel and executive officers and the resources of the Manager may also be required by other Manager-sponsored vehicles. In such situations, we may not receive the level of support and assistance that they might receive if they were internally managed or if they were not managed by the Manager. In addition, these people may have obligations to other entities, the fulfillment of which might not be in our best interests or any of the investors’. Our officers and the Manager’s personnel may face conflicts of interest in allocating sales, financing, leasing, and other business opportunities among the real properties owned by the various companies and by us. The occurrence of any of the foregoing or a combination thereof could cause a material adverse effect on our business, results of operations, and financial condition.

The terms of our Operating Agreement make it difficult to end our relationship with our Manager.

Under the terms of our operating agreement, the Unitholders have the right to remove our Manager from its position as such, by a vote of 75% of the holders of all the Units of our voting together for good cause. Unsatisfactory financial performance does not constitute grounds to terminate and remove the Manager under the operating agreement. These provisions make it difficult to end our relationship with the Manager, even if we believe the Manager’s performance is not satisfactory.

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

The operating agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law. Further, we have partially waived the duty of loyalty in that our Manager is permitted to own and manage interests that are competitive with us and such people are under no obligation to present any business opportunity to us.

There are conflicts of interest among us and the Manager and its affiliates.

We do not have any directors or executive officers. Instead, each of our operations is managed by the Manager and its employees and members. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our transactions with the Manager and its affiliates, as well as the limitations on such parties adopted to address these conflicts, are described below. The Manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our Units.

Our operating agreement provides us with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of the Manager, its executive officers, and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	The Manager or an affiliate of the Manager may sell or license certain properties to us. The Manager will be setting the purchase price that we will pay for such a property, which price may be higher than appraised values or comparable property prices;

●	the Manager, its executive officers and its other affiliates may continue to offer other real estate investment opportunities, including equity offerings similar to this Offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the Manager, its executive officers, and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the Manager, its executive officers and/or its other affiliates for their own benefit;

●	We might engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

●	The Manager, its executive officers and its other affiliates are not required to devote all of their time and efforts to our affairs.

The Manager’s liability is limited under our Operating Agreement and the Operating Agreement, and each of us has agreed to indemnify the Manager against certain liabilities. As a result, we may experience poor performance or losses for which the Manager would not be liable.

Pursuant to our Operating Agreement and the Operating Agreement, our shared Manager will not assume any responsibility on our behalf other than to render the services called for thereunder. Under the terms of the operating agreement, the Manager, its officers, investors, members, Managers, directors and personnel, any person controlling or controlled by the Manager, and any person providing services to the Manager will not be liable to us, any subsidiary of ours, or our investors, members or partners or any subsidiary’s investors, members or partners for acts or omissions performed in accordance with and pursuant to the operating agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the operating agreement.

Accordingly, we and our investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to our Operating Agreement or the Main & Main Operating Agreement. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities. We have agreed to reimburse, indemnify and hold harmless the Manager, its officers, investors, members, Managers, directors and personnel, any person controlling or controlled by the Manager, and any person providing sub-advisory services to the Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the Manager’s duties, which have a material adverse effect on us. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with the Manager.

Risks Related to this Offering and Ownership of Our Units

There is currently no public trading market for our Units.

There is currently no public trading market for our Units, and none is expected to be developed or sustained. If an active public trading market for our Units does not develop or is not sustained, it may be difficult or impossible for you to resell your Units at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Units.

If a market ever develops for our Units, the market price and trading volume may be volatile.

If a market develops for our Units, the market price of our Units could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets or us, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our Units may decline as well.

In addition, fluctuations in our operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including the vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

This Offering is being conducted on a best efforts basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are offering the interests on a best efforts basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered Units are sold, but less than all of the offered Units are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of Units offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this Offering without obtaining funds from alternative sources or using the working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

This is a fixed-price Offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our Units may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Units is fixed and will not vary based on the underlying value of our assets at any time.  Our Manager has determined the offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for our Units has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our Units may not be supported by the current value of us and our assets at any particular time.

Investors lack voting rights with respect to the day to day management of the business, and our Manager may take actions that are not in the best interests of investors.

Investors should be aware that they possess limited voting rights regarding the daily management of our business, and that our shared Manager holds substantial authority to make decisions independently of investor input, which could potentially include actions that may not align with the interests of all investors in this Offering. As such, you may not necessarily agree with such decisions or decisions may not be in the best interests of all of the investors as a whole but only a limited number, and you will have limited ability to direct our business and influence such decisions.

Our unitholders have limited ability to remove Central RoRo Manager, LLC as Manager.

Our Manager may be removed via an affirmative vote of 75% of all the members voting together for “Good Cause”, defined as gross negligence or willful misconduct by the Manager that has a material adverse effect on us; provided, however, that such removal is approved by CBAZ pursuant to the CBAZ LOC. See “Description of Business – Main & Main’s Business – Main & Main’s Operating History” for more information. As a result, the Unitholders have a limited ability to remove the Manager and may not do so without the consent of a third party. Investors herein would, therefore, not be able to remove our Manager merely because they did not agree, for example, with how our Manager was operating.

We may issue additional units in the future, which would reduce investors’ ownership percentage and may dilute our Unit’s value.

We may issue additional Units after this Offering, and such issuances may result in substantial dilution in the percentage of our Units held by our then-existing Members. We may value any units issued in the future on an arbitrary basis. The issuance of Units for future services, acquisitions, or other corporate actions may dilute the value of the Units held by our investors and might adversely affect any trading market for our Units.

We may use the net proceeds of this Offering in ways with which you may not agree.

While we currently intend to use the proceeds of this Offering for the purposes described in “Use of Proceeds”, the Manager has broad discretion over how these proceeds are to be used and could spend the proceeds in ways with which you may not agree, including in satisfaction of the redemption right being granted to our original members as consideration for their investment therein prior to the acquisition of the Land Parcel. See “Description of Our Securities and the Securities of Main & Main – Main & Main’s Original Members” for more information. You must rely on our judgment regarding the application of the net proceeds from this offering. The proceeds may be used for corporate purposes or in a manner that does not immediately improve our profitability or increase the price of our Units, subject to the requirement that our business purpose is the acquisition of real estate and development of Atari themed hotel.

We do not intend to make cash distributions in the foreseeable future, if at all, and unless we make such distributions, any return on your investment in our Units must come from increases in their fair market value and trading price.

We do not anticipate having available funds for distribution until after the Phoenix, Arizona-based Atari Hotel begins to operate and generate revenue. Once that occurs, we expect to make distributions of distributable cash to our Unitholders on at least an annual basis, at the Manager’s sole discretion. Before the Phoenix, Arizona-based Atari Hotel is complete, we do not expect to make any distributions to our respective Unitholders, which would include you as a holder of our Units if you invested in this Offering. Further, any credit agreements that we may enter with institutional lenders may restrict our ability to make distributions of distributable cash. Whether we pay cash dividends in the future will be at the discretion of our Manager and will be dependent upon our financial condition, results of operations, capital requirements, and any other factors that the Manager decides are relevant. Until such time as the Manager determines that we can make distributions pursuant to our operating agreements, if at all, any return on your investment in our Units must come from increases in the fair market value and trading price thereof, if any.

We may terminate this Offering at any time during the offering period, provided that any money tendered by potential investors but not closed upon will be promptly returned by the Escrow Agent without any interest or deduction.

This Offering will terminate on the earlier of (i) the date we raise the Maximum Offering Amount, or (ii) the date that is one year from the qualification date of this Offering with the SEC, provided, that any money tendered by potential investors but not closed upon as a result of (ii) will be promptly returned by the Escrow Agent without any interest or deduction. If we conduct an Initial Closing and subsequent closings after that, however, we reserve the right to terminate this Offering at any time, regardless of the number of Units we may have sold, subject to the deadline referenced in (ii). In the event that we terminate this Offering at any time after an Initial Closing but prior to the sale of all of the Units offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by us and no such funds will be returned to subscribers.

The Manager has sole management authority over us and the Phoenix, Arizona-based Atari Hotel business.

Except as otherwise set forth in our Operating Agreements, the Manager, will have the sole right and authority to make all decisions with respect to our management (subject to the requirement that our business purpose be the acquisition of real estate and development of Atari themed hotel). No person should purchase our Units unless such a person is willing to entrust virtually all aspects of our management to the Manager. The Manager may cause us to retain other persons, either directly or by way of contracting with other entities, for compensation to provide services to us relating to the hotel. The Manager may make decisions governing our actions, which you may disagree with, or which may be contrary to your personal interests.

The return on an investment in our Units may be reduced if we are required to register as an investment company under the Investment Company Act of 1940.

We are not registered and do not intend to register as an investment company under the Investment Company Act of 1940. If we become obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	prohibitions on transactions with affiliates; and

●	requirements to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

Main & Main RoRo Property Owner, LLC, is the owner of the Land Parcel where the Phoenix, Arizona-based Atari Hotel will be built as well as the developer, builder and operator of the planned Phoenix, Arizona-based Atari Hotel. As such, Main & Main is an operating company and not an investment company as that term is defined under the Investment Company Act of 1940.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an investment company if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies; and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

As of the date of the SEC’s qualification of this Offering, there are 15,700 Main & Main Units issued and outstanding. See “Security Ownership of Management and Certain Securityholders” for more information. In this case, the Minimum Offering Amount of $8,668,000, or 17,336 Units, will be sufficient, after deduction of fees and offering expenses (see “Use of Proceeds” for more information) to result in Main & Main becoming a majority-owned subsidiary of the Company via the Company’s investment of the net offering proceeds of at least $7,850,500 in the Main & Main Units, at $500 per unit, for a total of 15,701 Main & Main Units, immediately following the Initial Closing. As such, the Main & Main Units will not be considered investment securities under the Investment Company Act because Main & Main will be the Company’s majority-owned subsidiary, which is not an investment company or exempt from the definition of an investment company under Sections 3(c)(1) or 3(c)(7) of the Investment Company Act. In the future, if we are no longer the majority owner of the operating entity, we will be required to register as an investment company under the Investment Company Act. Such registration requirements, if not intentionally triggered, could have a material adverse impact on the Company’s business, results of operations, and financial condition.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in the Company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed, or made, as the case may be.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes for the plaintiff(s) in any action under these agreements.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement. By signing the subscription agreement, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives the investor’s jury trial rights.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including in the Court of Chancery in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement.

If you bring a claim against us in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against us. If a lawsuit is brought against us under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation, or provision of the subscription agreement serves as a waiver by any holder of Units or by us, or by an investor, of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the Units are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the Units or to the transferor with regard to ownership of the Units, that were in effect immediately prior to the transfer of the Units, including but not limited to the subscription agreement.

There are limitations on the transfer of our Units, which are designed to protect our structure and compliance with various regulatory frameworks.

Our Unitholders are restricted from assigning, pledging, mortgaging, hypothecating, giving, selling, or otherwise disposing of or encumbering their Unit holdings in part or whole unless they meet several conditions. These conditions include obtaining the Manager’s approval for the transfer, which remains at the Manager’s discretion and may come with additional conditions; ensuring the transfer is documented through a written agreement approved by the Manager and signed by all parties involved, including the Manager; and making certain that the transfer does not contravene the Securities Act’s registration requirements, does not necessitate the our registration under the Investment Company Act of 1940, and does not result in us being taxed as a corporation. These restrictions have significant implications for our Unitholders: (i) they restrict liquidity and flexibility, making it harder for Unitholders to quickly liquidate their investment or use their units as collateral; and (ii) the need for Manager approval adds uncertainty since the Manager has the discretion to approve or deny transfers, which may not always align with the expectations and interests of our Unitholders. While these restrictions protect our interests and regulatory standing, they have the effect of severely limiting the ability of our Unitholders to transfer their Unit holdings and realize any profit therefrom.

DILUTION

Dilution means a reduction in value, control or earnings of the Units. You will experience the following forms of dilution if you invest in this Offering:

●	Upon the Initial Closing, the Company will issue at least 17,366 Units for gross proceeds of $8,668,000. After deduction of offering expenses, the Company will invest the $7,850,500 in net Offering proceeds into Main & Main in exchange for 15,701 Main & Main Units. As such, you will experience an immediate dilution of your equity ownership percentage in the Phoenix, Arizona-based Atari Hotel business, and will indirectly own less thereof due to our holding company structure than if you had invested in Main & Main directly.

●	The “Original Members” of Main & Main, consisting of Main & Main RoRo QOZB, LLC, a Delaware limited liability company formed by Jason Merck and Jordan Taylor, the co-managers of our Manager, referred to as “QOZB Affiliate”, and Main & Main RoRo, LLC, an Arizona limited liability company formed by Jason Merck and Jordan Taylor, the co-managers of our Manager, referred to as “RoRo Affiliate”, which are affiliates of the Company and Main & Main, received 8,000 and 7,700 Main & Main Units, respectively, at $500 per Main & Main Unit, for an aggregate of $7,850,000. See “Description of Business – Main & Main’s Business – Main & Main’s Operating History” for more information. The price at which you are paying for the Main & Main Units indirectly as a result of the Company’s purchase thereof with the net Offering proceeds is approximately $552. Because the Original Members have been issued Main & Main Units at a price per unit that is technically lower than the indirect price of the Main & Main Units which your investment in this Offering is being used to purchase, investors herein will experience economic dilution as a result of their purchase of interests. See “Description of Our Securities and the Securities of Main & Main – Our Distribution Policies” for more information.

PLAN OF DISTRIBUTION

Offering Amount and Distribution

This is a “best efforts” offering of a minimum of $8,668,000, or 17,336 Units, and up to a maximum of $75,000,000, or 150,000 Units. Until the Initial Closing of this Offering, all offering proceeds will be held in the Escrow Account managed by Silicon Valley Bank, a Division of First Citizens Bank  & Trust Company, the Escrow Agent. MicroVentures will notify the Escrow Agent when the conditions for the release of funds related to the Offering have been met and the funds related to the Offering shall be transferred by the Escrow Agent, upon the direction of MicroVentures, to the Company. This Offering will terminate on the earlier of (i) the date we raise the Maximum Offering Amount, or (ii) the date that is one year from the qualification date of this Offering with the Securities and Exchange Commission. Any money tendered by potential investors but not closed upon as a result of (ii) above will be promptly returned to investors by the Escrow Agent without any interest or deduction.

We have engaged MicroVentures as our placement agent to assist in the placement of our Units, on a best efforts basis, in those states it is registered to undertake such activities. As an underwriter within the meaning of Section 2(a)(11) of the Securities Act, MicroVentures is under no obligation to purchase any of our Units or arrange for the sale of any specific number or dollar amount. In addition to serving as our placement agent, MicroVentures and its affiliates provide separate services to facilitate the offering, including the establishment of the platform used for subscription processing and back-office operations. Once the offering is qualified, investors can subscribe via the “Online Platform” at www.microventures.com, where investor funds are processed through an integrated payment solution. No additional fees will be charged by MicroVentures or its affiliates for these services. This offering circular is available for download 24 hours a day, 7 days a week on the MicroVentures.com website.

Investors should be prepared to have their investment funds held without interest, return, or guarantee that they will be accepted as a Unitholder until (a) the Initial Closing, (b) each other Closing, for those investing prior to any such Closing, or (c) the deadline identified in this offering circular, if no Initial Closing takes place. We intend to conduct an Initial Closing promptly after the Minimum Offering Amount has been raised, and we may hold a series of Closings thereafter at which we receive the funds then held in the Escrow Account from the Escrow Agent and issue the Units to investors. While our Offering of Units will be continuous and ongoing within the meaning of Rule 251(d)(3) of Regulation A, Closings may take place from time to time over the term of the offering after the Minimum Offering Amount is raised, as determined by our Manager, in order to maximize economic efficiencies for the duration of the Offering.

Notwithstanding the foregoing, the Company may amend, rescind, or terminate this Offering at any time prior to the Offering’s deadline, and we will amend or supplement this offering circular as appropriate in accordance with federal securities law. An executed subscription agreement for any particular investor in this offering will be accepted or rejected by the Manager within 15 days of being received by the Company.

Broker-Dealer

MicroVenture Marketplace, Inc., a broker-dealer registered with the SEC and a member of FINRA, the placement agent for this Offering, will host the Offering on its affiliate-operated offering platform located at www.microventures.com and to assist in the placement of our securities and to perform the following broker-dealer, administrative, and technology-related functions in connection with this Offering:

●	provide the Online Platform to facilitate the Offering, including for the offering circular and related materials to be viewed by the public and a channel for communications by and among the Company and its representatives and investors (actual or potential);

●	post the offering circular and any subsequent amendments, after such materials are declared qualified by the SEC, on the Online Platform in connection with the Offering; and

●	open accounts for investors, accept and record investments, provide offering updates, and confirm each investment’s terms and commitments to each investor.

Commissions, Expenses and Fees

As compensation for the services listed above, we have agreed to pay MicroVentures the following fees and commissions upon disbursement of funds at the time of each closing:

●	a cash commission equal to 7% of the gross proceeds of the Offering up to a maximum of $25,000,000 in sales, then 6% of the gross proceeds on sales from $25,000,001 to $50,000,000, and then 5% of the gross proceeds on sales from $50,000,001 to $75,000,000. We estimate that commission fees due to MicroVentures pursuant to this commission schedule would total $4,500,000 for a fully subscribed offering.

●	at the conclusion of the Offering, we shall pay a banking administrative fee of $2,500 or thirty-five (35) basis points of the total amount raised, whichever is greater.

Assuming the full amount of the Offering is raised, the Company estimates that the total commissions, discounts, expenses, and fees payable or owed to MicroVentures will be approximately $4,500,000.

MicroVentures intends to use an online platform provided by MicroVentures, Inc., an affiliate of MicroVentures at the domain name www.microventures.com to provide technology tools to allow for the sales of securities in this offering.

Subscription Process

The Minimum Investment Amount in this offering is one Unit, or $500.

To invest you will be required to subscribe to the offering via the Online Platform at www.microventures.com and agree to the terms of the offering, subscription agreement, and any other relevant exhibit attached thereto. Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an accredited investor as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of his or her net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. If the subscription agreement is not complete or there is other missing or incomplete information, MicroVentures will contact the investor to obtain any needed information. MicroVentures will generally review all subscription agreements within 10 business days. Additionally, a fully executed subscription agreement for any particular investor in the Company’s offering will be accepted or rejected by the Manager within 15 days of being received by the Company.

The investor shall remit payment for Units via wire, credit card, or an Automated Clearing House, or “ACH”, transfer. Funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to depositing into an account at the Escrow Agent and will typically clear within the 10 days following receipt of funds. All funds tendered by potential investors will be deposited into an escrow account maintained by the Escrow Agent for the benefit of the investors. Investor funds will be held by the Escrow Agent pending closing or termination of the Offering.  We may terminate the Offering within the timeframes set forth in “Plan of Distribution – Offering Period and Expiration Date” above or at any time for any reason at our sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving Units; escrowed funds may be returned. In the event that the Company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests, in the event an investor fails to provide requested follow up information to complete potential identification and background checks or fails identification or background checks, and in the event the Offering is oversubscribed in excess of the Maximum Offering amount. If an investor’s subscription is not accepted, and such investor’s funds are held in escrow, those funds will promptly be returned to such investor without deduction or interest.

All subscription agreements are irrevocable once signed and submitted to us by investors.

Offering Price

As of the date of this offering circular, there was no public market for our securities. The initial Offering price of the Units was determined by our Manager in its sole discretion without the input of an investment bank or other third party. The principal factors considered in determining the initial Offering price include:

●	the information set forth in this offering circular;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by us.

Direct Participation Plan Requirements

Because FINRA views the Units offered hereby as interests in a direct participation program, which includes a program that provides for flow-through tax consequences, this offering is being made in compliance with FINRA Rule 2310. Investor suitability with respect to the Units should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

Investor Suitability Determination

An investment in our Units involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment, and will not need liquidity from their investment.

Because FINRA views the Units as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Units except in compliance with Rule 2310 of the FINRA Rules.

MicroVentures has not investigated the desirability or advisability of investment in the Units nor approved, endorsed, or passed upon the merits of purchasing the Units. Under no circumstance will MicroVentures solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. MicroVentures is not distributing any offering circulars or making any oral representations concerning this offering circular or this Offering.

MicroVentures shall make a reasonable effort to have grounds to believe that your purchase of Units in this offering is a suitable and appropriate investment for you, based on information provided by you regarding your investment experience, financial situation, and investment objectives, and that, as such:

●	you are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in the Units;

●	you have a fair market net worth sufficient to sustain the risks inherent in the Offering, including loss of investment and lack of liquidity; and

●	your purchase of Units in this Offering is otherwise suitable for you.

In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our Units, which will apply if our Units are not listed on a national securities exchange at the time of sale or resale. These suitability standards require that a purchaser of Units have, excluding the value of a purchaser’s home, furnishings, and automobiles, either:

●	a net worth of at least $250,000; or

●	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Special State Investor Suitability Standards

Several states have established suitability requirements that are more stringent than our standards described above. If at the time of sale of our common shares under this prospectus our common shares are not listed on a national securities exchange, then our common shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below. For the purpose of these additional requirements, liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities:

●	For Alabama, Kansas, Kentucky, Maine, Massachusetts, Missouri, New Mexico, Ohio, Oregon, Tennessee and Vermont Residents — For purchasers residing in these states, total investment in this offering shall not exceed 10% of their liquid net worth.

●	For Idaho Residents — Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in the issuer shall not exceed 10% of his or her liquid net worth.

●	For Iowa Residents — Investors residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of their liquid net worth. Investors who are accredited as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

●	For New Jersey Residents — New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Other than as set forth above, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

Investment Limitations

In addition to the specific suitability standards set forth above, if you are not an accredited investor, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251I(2)(i)(C) of Regulation A of the Securities and Exchange Commission.

The only investor exempt from this 10% limitation is an accredited investor as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Units in the Offering;

(iii)	You are a natural person who has passed the requisite examination to obtain a General Securities Representative license (Series 7), Private Securities Representative license (Series 82), or an Investment Representative license (Series 65), and you continue to maintain such license in good standing;

(iv)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(v)

You are an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a limited liability company, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units in this Offering, with total assets in excess of $5,000,000;

(vi)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a private business development company as defined in the Investment Advisers Act of 1940;

(vii)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(viii)

You are an entity owning investments, as that term is defined under the Investment Company Act of 1940, in excess of $5,000,000, and you were not formed for the specific purpose of investing in the Units in this Offering;

(ix)

You are a trust with total assets in excess of $5,000,000, your purchase of Units in the Offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Units in this Offering;

(x)

You are a family office as defined in the Investment Advisors Act of 1940 with total assets in excess of $5,000,000, or a client of such family office, your purchase of Units in the Offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Units in this Offering; or

(xi)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

How to Calculate Net Worth.

For the purpose of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units in this Offering.

MicroVentures Disclaimer

MicroVentures has not investigated the desirability or advisability of investment in the Units nor approved, endorsed, or passed upon the merits of purchasing the Units. Under no circumstance will MicroVentures solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. MicroVentures is not distributing any offering circulars or making any oral representations concerning this offering circular or this Offering. MicroVentures will conduct a due diligence investigation so that it has reasonable grounds to believe, based on the information obtained through such investigation, that the material facts regarding the Company are adequately and accurately disclosed in this offering circular. Among other things, MicroVentures has obtained information on material facts relating to the Company, including the following: (i) items of compensation; (ii) physical properties; (iii) tax aspects; (iv) financial stability and experience of the sponsor; (v) the Company’s conflict and risk factors; and (vi) appraisals and other pertinent reports.

MicroVentures does not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular. All inquiries regarding this Offering should be made directly to the Company.

Escrow Agent

Following qualification, the Company will enter into an Escrow Services Agreement with Silicon Valley Bank, a Division of First Citizens Bank & Trust Company, who we refer to as the Escrow Agent. Investor funds will be held in an account by the Escrow Agent pending closing or termination of the Offering. While funds are held the escrow account and prior to a closing of the sale of Units in bona fide transactions that are fully paid and cleared, (i) the escrow account and escrowed funds will be held for the benefit of the investors, (ii) the neither the Company nor any selling security holder is entitled to any funds received into the escrow account, and (iii) no amounts deposited into the escrow account shall become the property of the Company, any selling shareholder or any other entity, or be subject to any debts, liens or encumbrances of any kind of the Company, any selling shareholder or any other entity. No interest shall be paid on balances in the escrow account.

Certain Provisions in Our Subscription Agreement

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement. By signing the subscription agreement, the investor warrants that the investor has reviewed this waiver with the investor’s legal counsel and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation, or provision of the subscription agreement serves as a waiver by us, or by any investor, of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT REWARDS ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Transfer Agent

Colonial Stock Transfer Company, Inc. will serve as “Transfer Agent” for the Company to maintain unitholder information on a book-entry basis. The Company will not issue Units in physical or paper form. Instead, the Units will be recorded and maintained on the Company’s register of unitholders kept by the Transfer Agent. Upon confirmation that an investor’s funds have cleared and that a Closing will take place, the Company, together with MicroVentures, will instruct the Transfer Agent to issue the subscribed Units to the investor. The Transfer Agent will notify an investor when the Units are ready to be issued or transferred and the Transfer Agent has set up an account for the investor.

INVESTMENT REWARD PROGRAM

The Company and Main & Main have established a tiered investment reward program with escalating benefits for investors in this Offering. The reward program is progressive, which means that an investment of an amount required to achieve one tier will also entitle the investor to the benefits and rewards of each preceding tier. For example, an investor of $1,000,000 in this Offering will be entitled to the Atari Ultimate Legend benefits, as well as the benefits for each of the prior tiers.

Pursuant to our reward program, investors will be entitled to the following benefits after the issuance of our Units thereto in the Initial Closing, or any Closing thereafter.

Breakout Champion ($500 Investment)

●	Inclusion in our investor loyalty program for exclusive discounts, presales and offers from retail partners, and hotel events and experiences

●	Certificate of ownership

Pong Pioneer ($2,500 Investment)

●	Exclusive narrative and content drops

●	Digital brick at the Phoenix, Arizona-based Atari Hotel

Adventure Seeker ($5,000 Investment)

●	Exclusive discount codes on rooms

●	Online question and answer sessions with hotel developers

●	Hotel event pre-sale access

Epic Champion ($10,000 Investment)

●	Virtual build out tech tour

●	Hotel event ticket fee waiver for one year

●	Invite to the hotel’s annual VIP gala

Ultimate Explorer ($25,000 Investment)

●	Limited hotel collectible

●	VIP inclusion in the hotel loyalty program for discounts at included retailers and properties, including an immediate benefit of 250,000 loyalty points ($2,500 value)

Legendary Hero ($50,000 Investment)

●	Three-year membership at the Phoenix, Arizona-based Atari Hotel’s exclusive rooftop members’ club with 24/7 Access

●	Two free nights in a suite during a suite blackout period (exclusions apply) (limited to first five hundred (500) investors who invest at least $50,000)

●	Create a character that lives within the Phoenix, Arizona-based Atari Hotel’s narrative

Mythical Legend ($100,000 Investment)

●	Five-year membership at the Phoenix, Arizona-based Atari Hotel’s exclusive rooftop members’ club with 24/7 Access

●	Physical brick on gaming arena walkway

●	Discounts and exclusive downloads for limited drop collectibles

Atari Ultimate Legend ($1,000,000 Investment)

●	Design and Customize a suite at the Phoenix, Arizona-based Atari Hotel and sell art/goods in the suite (limited to first five investors of at least $1,000,000)

USE OF PROCEEDS

We estimate that we will receive net proceeds of $67,882,500 if the maximum number of Units being offered are sold after deducting estimated fees and offering expenses payable by us.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, 100% and Minimum Offering Amount of the Units offered for sale in this Offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold	Minimum Amount of Offering Sold
Offering Proceeds
Units Sold	37,500	75,000	112,500	150,000	17,336
Gross Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000	$8,668,000

Offering Expenses
MicroVentures Fees (7% to 5%)(1)	$1,312,500	$2,500,000	$3,562,500	$4,500,000	$606,760
Legal, Professional & Consulting Fees	$1,000,000	$1,500,000	$2,000,000	$2,000,000	$10,000
Accounting fees	$250,000	$250,000	$250,000	$250,000	$75,000
Publishing/EDGAR	$50,000	$50,000	$50,000	$50,000	$25,000
Transfer Agent	$25,000	$25,000	$25,000	$25,000	$25,000
Blue Sky Compliance	$15,000	$15,000	$15,000	$25,000	$15,000
Posting Agent Fees	$5,000	$5,000	$5,000	$5,000	$5,000
Escrow Fees	$65,625	$131,250	$196,875	$262,500	$30,338
Total Offering Expenses	$2,723,125	$4,476,250	$6,104,375	$7,117,500	$792,098

Offering Proceeds Available for Use	$16,026,875	$33,023,750	$50,145,625	$67,882,500	$7,875,902
Uses:
Investment in Main & Main RoRo Property Owner, LLC	$16,001,875	$32,998,750	$50,120,625	$67,857,500	$7,850,902
Repayment to Jason Merck for Advancement (2)	$25,000	$25,000	$25,000	$25,000	$25,000
Total Expenditures	$16,026,875	$33,023,750	$50,145,625	$67,882,500	$7,875,902

(1)	We will pay MicroVentures a cash commission equal to 7% of the gross proceeds of the Offering up to a maximum of $25,000,000 in sales, then 6% of the gross proceeds on sales from $25,000,001 to $50,000,000, and then 5% of the gross proceeds on sales from $50,000,001 to $75,000,000.

(2)	Jason Merck, a co-manager of our Manager, advanced $25,000 to the Company for legal fees, with an agreement to repay such $25,000 out of the net proceeds of this Offering.

(3)	As of the date this Offering is qualified by the SEC, there are a total of 15,700 Main & Main Units issued and outstanding, held by the Original Members. See “Description of Business – Main & Main’s Business - Main & Main’s Operating History” for more information.

We will use the net proceeds from this Offering to purchase a minimum of 15,701 Main & Main Units, which will grant the Company a majority ownership stake in Main & Main. In turn, Main & Main expects to use the proceeds of the Company’s investment in the Main & Main Units in the following manner:

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold	Minimum Amount of Offering Sold
Proceeds From Central RoRo’s Investment
Main & Main Units Sold	32,003	65,997	100,241	135,715	15,701
% of issued and outstanding Main & Main Units owned by the Company (1)	67.1%	80.8%	86.5%	89.6%	>50.0%
Offering Proceeds Available for Use	$16,001,500	$32,998,500	$50,120,500	$67,857,500	$7,850,500

Uses
Redemption of Original Members’ Units (2)	$3,900,000	$3,900,000	$3,900,000	$3,900,000	$3,900,000
License Acquisition	$4,000,000	$4,000,000	$4,000,000	$4,000,000	$2,000,000
Legal Fees	$250,000	$250,000	$250,000	$250,000	$100,000
Accounting Fees	$75,000	$75,000	$75,000	$75,000	$25,000
Consulting Fees	$750,000	$2,000,000	$2,000,000	$2,000,000	$100,000
Architecture & Engineering	$1,930,000	$3,860,000	$3,860,000	$3,860,000	$1,175,500
Site & Utilities	$1,250,000	$1,250,000	$1,250,000	$1,250,000	$500,000
Development Fees (3)	$500,000	$2,140,000	$2,140,000	$2,140,000	-
Fees, Permits & Testing	$325,000	$325,000	$325,000	$325,000	$50,000
Closing Costs (3)	$150,000	$150,000	$150,000	$150,000	-
Construction Management Fees (3)	$250,000	$725,000	$725,000	$725,000	-
Origination Fee (3), (4)	$-	$1,120,000	$1,120,000	$1,120,000	-
Construction Costs (3)	$2,621,500	$13,203,500	$30,325,500	$48,062,500	-

Total Expenditures	$16,001,500	$32,998,500	$50,120,500	$67,857,500	$7,850,500

(1)	There are a total of 15,700 Main & Main Units issued and outstanding, held by the Original Members as of the date this Offering is qualified by the SEC. Upon the Initial Closing, the Company will acquire at least 15,701 Main & Main Units giving it control of a majority (>50%) of the issued and outstanding Main & Main Units. See “Description of Business – Main & Main’s Business - Main & Main’s Operating History” for more information.

(2)	See “Description of Securities Being Offered – Main & Main’s Unitholders – Main & Main’s Original Members” for more information.

(3)	Main & Main will not pay any Construction Costs, Origination Fee, Construction Management Fees, Closing Costs, and Development Fees if we do not raise more than the Minimum Offering Amount in this Offering.

(4)	Main & Main will not pay any Origination Fee if we cannot raise more than 25% of the Maximum Offering Amount.

We expect that if we raise the $75 million maximum amount in this Offering, we will have, on a net basis, funds to invest in Main & Main sufficient to cover approximately 60% of the total project cost. We expect that Main & Main will endeavor to finance the remaining approximately $40 million of the funds it will need through a construction financing facility, and we expect that Main & Main will have this facility in place prior to its breaking ground on the Atari Hotel.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

DESCRIPTION OF BUSINESS

Our Business

We were formed on August 16, 2023, to facilitate investments into Main & Main RoRo Property Owner, LLC, with whom we share a Manager, Central RoRo Manager, LLC, and which will develop, construct, and eventually operate a Phoenix, Arizona-based Atari-themed hotel and attached Atari Entertainment Complex on a 46,000 square-foot parcel of land in the Roosevelt Row Arts District in Phoenix, Arizona. To date, the Company’s operations have been limited to formational activities and activities undertaken in furtherance of the qualification of this Offering.

Until the Maximum Offering Amount is raised or the Offering is terminated, whichever is sooner, the Company will be in the business of investing the net proceeds from this Offering after each closing thereof in the Main & Main Units. After the Initial Closing of this Offering, and subsequent purchase of the Main & Main Units, the Company will also be in the business of holding the Main & Main Units and undertaking any other act which is necessary to remain in good standing under federal securities law and as a limited liability company under the Delaware limited liability company Act. Upon the termination of the Offering after raising at least the Minimum Offering Amount, the latter business of the Company will be the only business of the Company.

Immediately following the initial closing of the Offering after raising the Minimum Offering Amount, the Company will purchase at least 15,701 Main & Main Units, at $500 per unit, for a total purchase price of $7,850,500, which will result in the Company owning more than 50% of the issued and outstanding Main & Main Units. The sale of the Main & Main Units to the Company will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof as a transaction not involving a public offering of securities.

For the avoidance of doubt, investors in this Offering are purchasing the Company’s Units, and not the Main & Main Units. The Company and Main & Main’s principal executive offices are located at 829 N 1st Ave, Suite 201, Phoenix, AZ 85003, and our telephone number is 800-617-8981. Our website address is www.atarihotels.com. The information on or accessible through our website is not part of this offering circular.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for future filings after this Offering.

Main & Main’s Business

Main & Main is in the hotel and immersive entertainment business, which includes hotel development and construction, the offering of hotel rooms and related amenities, and immersive experiences revolving around gaming, technology, artificial intelligence, food and beverage, nostalgia, and pop culture.

After completion of the development and construction phase of Main & Main’s business, it will offer the following hotel services, which we estimate will generate most of our future income:

●	Lodging. Main & Main intends that the Phoenix, Arizona-based Atari Hotel will have approximately 91 hotel rooms, consisting of 19 suites and 72 rooms in varying sizes and that approximately 80% of the rooms will be standard hotel rooms, thoughtfully designed and infused with gaming and technological enhancements. Main & Main also intends that the remaining rooms will be larger, two to five-bedroom units catering to friends, families and larger groups looking to stay immersed throughout their duration by willing to pay a premium for the highest-end accommodations and upgrades.

●	Food & Beverage. Main & Main intends that the Phoenix, Arizona-based Atari Hotel will offer multiple food and beverage options, ranging from pool bars and casual dining to fine dining and immersive drinking and dining options that utilize the Atari-created concepts.

●	Retail Shopping. Main & Main intends that certain spaces within the Phoenix, Arizona-based Atari Hotel, such as gift shops and merchandize stalls, will be leased out to companies that sell souvenirs, clothing, collectibles, digital assets, and digital and analog games, among other categories.

●	Immersive Experiences. Main & Main intends that the Phoenix, Arizona-based Atari Hotel will operate and/or lease portions of the hotel to create free and ticketed opportunities for customers to experience the latest in AR/VR and AI technologies. Main & Main intends that these experiences are curated to focus on existing brands, new IP, and the ever-evolving world of technology.

●	Event Venue. Main & Main intends that the Phoenix, Arizona-based Atari Hotel will include a year-round space that can be utilized for esports competitions and gaming events, concerts, content and movie/film/anime releases as well as smaller convention-style offerings and corporate events.

(Potential design of the Phoenix, Arizona-based Atari Hotel. For Illustration Purposes Only)

Intel-powered Computer and Electronics Systems

Our Affiliate, Breakout 1976, has entered a non-binding memorandum of understanding with Intel, referred to as the “Intel Memo”, pursuant to which Intel has proposed to provide support to all future Atari Hotels of Breakout 1976 or any of its affiliates, including the Phoenix, Arizona-based Atari Hotel to be owned and operated by Main & Main, in the form of products, services, and technology consultancy capabilities that result in the development of an end to end, future-enabled, smart infrastructure.

Main & Main expects to enter a separate, formal agreement with Intel regarding its provision of the above products and services within 180 days following the initial closing of this Offering; however, we cannot assure you that Main & Main will enter any such agreement with Intel. Additionally, even if Main & Main enters into an agreement with Intel for the above referenced services and products, we cannot assure you that such an agreement will have terms that are economically favorable to us. See “Risk Factors – Risk Related to Our Business and Industry – We may be unable to enter into an agreement with Intel Corporation for the provision of the Phoenix, Arizona-based Atari Hotel’s computer and electronics systems, and even if it does, we cannot guarantee that such agreement will be favorable to us in price or scope” for more information.

Main & Main’s Operating History

Main & Main, is an Arizona limited liability company formed on October 24, 2023, to purchase the Land Parcel and develop, construct, and eventually operate the Phoenix, Arizona-based Atari Hotel. Upon formation, Main & Main’s operations were limited to normal and customary formational activities.

From October 25, 2023, to December 7, 2023, Main & Main conducted private placements of its securities to Main & QOZB Affiliate and RoRo Affiliate in exchange for gross offering proceeds of $4,000,000 and $3,850,000, respectively. Such private placements took place under Section 4(a)(2) of the Securities Act in transactions not involving a public offering. In addition to the Main & Main Units, to induce QOZB Affiliate and RoRo Affiliate into participating in the private placements referred to above, Main & Main granted QOZB Affiliate and RoRo Affiliate a redemption right and preferred return on their investment in the Main & Main Units pursuant to the Main & Main Operating Agreement. See “Description of Our Securities and the Securities of Main & Main – Main & Main’s Original Members” for more information.

Thereafter, on December 8, 2023, Main & Main was assigned the rights, privileges, and obligations of JMJT Roosevelt 2 LLC, its affiliate, under that certain “Land Purchase Agreement” dated August 31, 2023, by and between JMJT Roosevelt 2 LLC and Audacy Atlas, LLC, whereby Audacy agreed to sell the Phoenix, Arizona-based Land Parcel to JMJT for a purchase price of $10,500,000, with JMJT’s payment to Audacy of $200,000 of the purchase price as a deposit, in exchange for Main & Main’s repayment of the $200,000 deposit to JMJT. On the same day, as assignee of the Land Purchase Agreement, Main & Main paid Audacy the $10,500,000 balance due on the purchase price in exchange for ownership of the Phoenix Land Parcel.

As a condition to the closing of the Land Purchase Agreement, Main & Main and Audacy Atlas, LLC, or “Audacy”, entered into a Leaseback Agreement pursuant to which Audacy leased, as of December 8, 2023, the Land Parcel and the structure currently standing thereon for a base rent of $13,487 per month, in addition to a sum equal to the aggregate of any municipal, county, state, or federal excise, sales, use, or transaction privilege taxes legally levied or imposed against, or on account of, any amounts payable by Audacy or the receipt of such amounts by Main & Main. The term of the Leaseback Agreement is two years ending on December 8, 2025, the amount of time that we believe it will take to complete all of the pre-construction phases of the hotel building process. Moreover, the Leaseback Agreement is a triple net lease, meaning that Audacy, as the tenant, will manage, contract, and directly pay for any and all expenses for maintaining, repairing, replacing, operating, and insuring the Land Parcel and for all assessments, costs, fees, personal and real property taxes, charges and expenses incurred with respect to the Land Parcel.

The Leaseback Agreement is subject to terms and conditions that are customary for agreements of this nature and also requires Audacy to maintain: (i) commercial general liability of $1,000,000 per occurrence and $2,000,000 in the aggregate; (ii) workmen’s compensation insurance as required under applicable law with a waiver of subrogation in favor of Main & Main, (iii) all-risk property insurance for damage or other losses caused by fire or other casualty or cause; and (iv) property insurance for the market value of certain improvements made under the Leaseback Agreement. Audacy may terminate the agreement at any time upon sixty (60) days’ prior written notice, provided, however, that the effective termination will be no sooner than December 8, 2024.

Main & Main financed the $10,500,000 purchase price of the Land Purchase Agreement via (i) the offer and sale of the Main & Main Units to QOZB Affiliate and RoRo Affiliate for gross proceeds of $4,850,000; and (ii) a $3,000,000 secured, revolving, interest-only line of credit from Commerce Bank of Arizona, Scottsdale Branch, which we refer to as the “CBAZ LOC”. The CBAZ LOC was established pursuant to a certain business loan agreement, dated December 7, 2023, referred to herein as the “CBAZ Loan Agreement”, by and between Main & Main and the Commerce Bank of Arizona, Scottsdale Branch, which we refer to as the “Lender” and “CBAZ”. In connection with the CBAZ LOC, the Lender issued to Main & Main a promissory note, dated December 7, 2023, or the “CBAZ Note”, with a principal of $3,000,000. Main & Main paid a loan origination and other fees via equity in the Land Parcel, and the Lender immediately disbursed $3,000,000 of the funds in connection with the CBAZ LOC so that Main & Main could close on the Land Purchase Agreement.

The CBAZ Note has a maturity date of December 7, 2025, and there is no penalty for prepayment thereof. The CBAZ Note is subject to a variable interest rate subject to change from time to time, but not more than once a day, based on changes in the prime rate as published in the West Coast Edition of the Wall Street Journal’s Money Rates table. As of December 7, 2023, the applicable interest rate was 8.5% per annum. Interest on the CBAZ Note is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the actual number of days the principal balance is outstanding. Main & Main will make regular monthly payments of all accrued unpaid interest due under the note as of each payment date, the first of which occurred on January 7, 2024. The CBAZ LOC is subject to customary terms and conditions associated with agreements of a similar nature. For example, the following events are considered events of default under the CBAZ Loan Agreement, CBAZ Note, Deed of Trust, and Assignment of Rents: (i) failure to make a payment; (ii) breach of the note or any ancillary documents executed in connection therewith; (iii) insolvency of Main & Main; (iv) commencement of foreclosure, forfeiture, bankruptcy, or similar proceedings against Main & Main; (v) the occurrence of any of the foregoing with respect to the Guarantors; (vi) the occurrence of a material adverse change in Main & Main’s financial condition, or the Lender believes the prospect of payment on the note is impaired; or (vii) the Lender believes, in good faith, that it is insecure. Upon an event of default, the Lender may declare the entire unpaid balance of the note and all accrued unpaid interest immediately due.

The CBAZ LOC was secured by (i) a “Deed of Trust”, dated December 7, 2023, by and between Main & Main as trustor, CBAZ as the beneficiary of the trust, and Commerce Bank of Arizona, Tucson Branch as trustee, whereby Main & Main conveyed to the trustee in trust, with power of sale for the benefit of CBAZ in satisfaction of amounts owed under the CBAZ LOC, all of Main & Main’s rights, title, and interest in and to the Land Parcel; (ii) an “Assignment of Rents”, dated December 7, 2023, whereby Main & Main assigned a continuing security interest in, and conveyed to CBAZ, all of Main & Main’s rights, title, and interest in and to the rental income generated by the Land Parcel; and (iii) the guarantee and grant of security in all of the property currently owned, or owned in the future, by Jordan Taylor, and Jason Merck, the co-managers of our Manager in their capacity as individuals; the Jason Merck Revocable Trust Dated September 27, 2016; RoRo Affiliate; QOZB Affiliate, Main & Main RoRo OZ, LLC, an Arizona limited liability company managed by our Manager, referred to as “OZ Affiliate”, which is the owner of all of the membership interest of QOZB Affiliate; and Central RoRo Manager, LLC, our Manager.

In furtherance of the Phoenix, Arizona-based Atari Hotel business, Breakout 1976, LLC, our affiliate, will sell to Main & Main the right to use the Atari brand, logo, and game titles – which covers all Atari game titles (including, among others, Pong, Centipede, and Breakout) – inside the Phoenix, Arizona-based Atari Hotel and attached Atari Entertainment Complex. See “Description of Business – Our Intellectual Property – Main & Main’s Intellectual Property” for more information.

Since acquiring the Phoenix, Arizona-based Land Parcel on December 8, 2023, Main & Main’s operations have focused on the pre-construction phase of the hotel building process, which consists of the following types of activities:

●	Site Analysis and Due Diligence. The initial phase of this process was completed prior to Main & Main’s acquisition of the Phoenix, Arizona-based Land Parcel; however, Main & Main continues to evaluate the site for the upcoming development to ensure it is maximized for density and efficiency.

●	Design and Architecture Planning. Design and architecture planning includes conceptual design drafting (completed), schematic design drafting (in process), which determines the general layouts of rooms, restaurants, venue spaces, and all other uses inside the Phoenix, Arizona-based Atari Hotel, and the finalization of design, development, and construction documents for eventual submission to the City of Phoenix for permits.

●	Budgeting and Financial Planning. This process ensures that the design and implementation of the Phoenix, Arizona-based Atari Hotel not only meets the experiential goals of the project but also adheres to a prudent and disciplined budget and efficient building designs to reduce the cost of construction.

●	Community Engagement. A critical step in the development process is ensuring that neighborhood stakeholders, such as local government officials, community leaders, and potential local business partners, are involved in an ongoing conversation and that their voices are heard and considered throughout the process of design and eventual construction of the Phoenix, Arizona-based Atari Hotel.

●	Contractor and Vendor Selection Planning. This portion of the developmental phase ensures that all parties bring specialized expertise in gaming, technology, construction, and all related experiential components to “future-proof” the property while maintaining sound construction principles.

●	Risk Management Planning. This phase of development focuses on insurance strategies and the utilization of financial tools to reduce costs and eliminate various risks during and after the property’s construction.

●	Sustainability Planning. With the growing focus on environmental sustainability practices, this phase seeks to develop intentional and environmentally conscience strategies utilizing alternative energy sources and sustainable building materials as part of the design and construction process.

●	Marketing and Branding Strategy Development. This includes the selection of various vendors to ensure the attraction and solidification of established brand partners and public messaging around the project and eventual experiences once construction is complete.

Main & Main’s Future Point-Based Loyalty Program

In today’s competitive hospitality industry, creating a loyal customer base is essential for the success of any hotel. A well-structured guest loyalty program not only helps attract repeat customers but also ensures that they have a memorable and satisfying experience with each visit. Main & Main intends to introduce a point-based guest loyalty program designed to reward customers for staying at the Phoenix-Arizona-based Atari Hotel within six months of the launch of the Phoenix, Arizona-based Atari Hotel.

Although our Manager has not yet created the Phoenix, Arizona-based Atari Hotel loyalty program, we expect that this plan will encompass the following characteristics that are common to typical hotel loyalty programs:

●	Earn and Redeem Points. Members of the loyalty program can earn points with each stay, which makes them eligible for various benefits, including complimentary room upgrades, free nights, or exclusive services.

●	Special Discounts. Loyalty program members will enjoy special discounts on room rates, dining, spa services, and more, ensuring that they receive the best value for their money.

●	Personalized Experiences. Main & Main believes in creating a personalized experience for the Phoenix, Arizona-based Atari Hotel’s loyal guests. With insights gained through the loyalty program, Main & Main will tailor hotel services to match our customers’ preferences.

●	Exclusive Access. Loyalty program members will have access to exclusive promotions, events, and partnerships with local attractions, providing a unique and memorable stay.

●	Tiered Rewards. Main & Main’s loyalty program will offer tiered rewards, allowing guests to unlock new benefits as they progress through different membership levels.

Main & Main’s Industry

U.S. Hotels

The U.S. hotel industry has faced significant challenges and changes over the past few years. U.S. hotels saw their annual room revenue plummet from $170.35 billion in 2019 to just $86.01 billion in 2020 due to the COVID-19 pandemic. However, 2021 witnessed a revival with revenues climbing to $142.92 billion. By 2022, revenues surged to $189.07 billion, exceeding the figures before the pandemic hit. This upward trajectory is anticipated to persist into 2023, with projections estimating room revenues at $197.48 billion, marking a 4.4% increase from 2022 and a 15.9% rise from 2019.

According to the American Hotel & Lodging Association (the “AHLA”), several catalysts are expected to impact the U.S. hotel industry in 2024:

●	Inflationary Pressures. Inflation remains above historical averages despite easing from peak levels; ongoing geopolitical risks could impact the industry.

●	Guest Experience. Emphasis on cleanliness and friendly staff continues as key factors for positive guest experiences.

●	Memorable Events. Demand for impactful, memorable events that foster human connections is expected to rise, with nearly half of meeting planners increasing their budgets.

●	Transaction Activity. Hotel transaction volume is poised to accelerate, driven by a rebound in fundamental performance and multiple market stress points.

●	Technology Adoption. Hotels will increasingly adopt cloud technology and AI to enhance operational efficiency and guest experiences

●	Parking Revenue. Strategic management of parking services is projected to enhance guest satisfaction and become a significant revenue driver

The outlook for the U.S. hotel industry in 2024 is cautiously optimistic, characterized by a continued recovery in occupancy rates and average daily rates (“ADR”). Occupancy is projected to improve to 63.6%, a slight uptick from 62.9% in 2023, though it remains below the 2019 benchmark of 65.8%. This improvement is supported by a robust increase in ADR, which is expected to climb to $160.16, marking a 21.8% rise over the 2019 figures. Revenue per available room (“RevPAR”) has shown a consistent upward trajectory since the downturn in 2020, reaching a nominal high of $97.84 in 2023 and is forecasted to rise further to $101.82 in 2024. This growth is underpinned by a recovery in guest spending, which is anticipated to achieve a record $758.61 billion in 2024, a significant leap from prior years. While the sector continues to face challenges, it’s making promising strides in rebuilding its workforce to pre-pandemic levels, actively attracting, and retaining talent through competitive salaries and enhanced benefits.

(AHLA, January 2024)	(AHLA, January 2024)

Phoenix Tourism and Hotels

This Atari Hotel will be located in the city of Phoenix, Arizona, specifically in the Roosevelt Row downtown area. As of the 2022 Census estimate, the Phoenix city proper has a population of 1.64 million, ranking it fifth in the US. The median age of its residents is 34.5 years, and the city spans an area of approximately 500 square miles. The Greater Phoenix area is a nexus for sectors like aerospace, high-tech, bioscience, and advanced business services, as well as sustainable technologies. It’s also home to Arizona State University and stands out as one of only 13 U.S. cities that proudly feature teams from all four major professional sports leagues. As a result, tourism significantly fuels its economy. Phoenix, often referred to as the “Valley of the Sun”, draws in millions of tourists each year, making it a sought-after resort and regional conference spot due to its warm and sunny climate.

In 2022, Phoenix welcomed 19.5 million visitors, including a million from international destinations. These visitors directly spent over $4.4 billion in the city. Considering indirect and induced spending, the total economic contribution exceeded $7.5 billion. This influx of tourism supported approximately 53,000 jobs and generated over $626 million in state and local taxes. In terms of demographics, the typical visitor to Phoenix is around 46.3 years old with a median household income of $79,000. Tourists usually stay in Phoenix for an average of 3.5 nights and travel in groups of about 2.6 people. The most popular activities for these overnight visitors include shopping, sightseeing, visiting landmarks or historical sites, frequenting bars or nightclubs, and attending celebrations.

According to the 2024 Phoenix Hospitality Investment Forecast Report (the “FHIFR”), the Phoenix hotel market is set to witness growth in 2024. The market is expected to lead major U.S. cities in room inventory expansion with the addition of 3,650 new hotel rooms, a 5.1% increase from the existing room count. This expansion is set to accommodate a surge in demand, highlighted by the Men’s NCAA Final Four and the introduction of Mattel’s Adventure Park. Despite the potential for market saturation, occupancy rates are projected to rise modestly, with a 60 basis points increase from 2023, reaching an occupancy rate of 69.0%. This growth in occupancy is expected even as new supply could restrain rate increases. Should the supply have remained at 2019 levels, the anticipated demand could have pushed occupancy rates to a record high.
(FHIFR, 2024)

Furthermore, the annual average daily rate (ADR) is projected to climb to $175.72, approximately 33% above the 2019 figure, marking the second-largest increase among all major U.S. markets. Revenue per available room (RevPAR) is set to follow a similar upward trajectory, exceeding the 2019 mark by over 30%. At a forecasted $121.27, Phoenix’s RevPAR will stand out as the highest among landlocked metros, trailing only behind Nashville and Las Vegas. These factors contribute to an overall positive forecast for Phoenix’s hotel market, suggesting a steady year of performance bolstered by strategic economic developments and sustained investment interest, particularly in extended-stay hotels due to the influence of corporate entities like Taiwan Semiconductor Manufacturing Co. in North Phoenix.
(FHIFR, 2024)

Gaming

While the gaming community has long been stereotyped as predominantly young, antisocial males, recent data challenges this notion, revealing a much broader and diverse audience. According to GWI Gaming research, which surveyed 19,488 gamers aged 16-64 across 15 countries, the gaming audience is vast and spans various demographics. While gaming is nearly universal among the online population, there have been notable demographic shifts in recent years. Older internet users, specifically those aged 55-64, have increasingly embraced gaming, making it an integral part of family time, especially among grandparents and households with three or more children. Additionally, there has been a significant rise in female gamers, underscoring the diversity within the gaming community. This data suggests that the gaming world is not only expansive but also more inclusive than previously perceived, encompassing a wide range of ages, genders, and backgrounds.

The gaming industry has experienced remarkable growth over the years, becoming an integral part of both culture and economy. As of January 2024, there were approximately 3.32 billion active video gamers worldwide, a figure that has grown by over one billion in the last eight years. The U.S. stands out in this surge, boasting more active e-sports competition participants than any other nation, solidifying its position as a major force in the e-sports sector. By 2027, the industry’s value is projected to be worth $363 billion, which is more than the entire GDP of Finland. This exponential growth is not just about numbers; it’s about the evolution of gaming culture. With 75% of U.S. households having at least one gamer and over half of American parents introducing their children to video games, a new generation of gamers is on the rise, reshaping the medium’s societal perception.

Despite the continuous release of new video games, the allure of retro games remains undiminished. A survey by ExpressVPN indicates that 79% of players are drawn to these vintage games. While nostalgia plays a role, especially for millennials who were introduced to these games in their youth, it’s not the sole reason. Many gamers appreciate retro games for their originality, as many of these classics, such as Pac-man, Tetris, Super Mario Bros, and Mario Kart, were groundbreaking in their time. Interestingly, not only do older generations enjoy these games, but younger ones find them equally captivating, suggesting that their appeal transcends generational boundaries.

Arizona Gaming

According to data from Wisdom Gaming, gamers in the state of Arizona had over 3.9 million unique gaming devices as of November 2023. Moreover, the state saw a wide diversity of gaming-related travel from January 2023 to November 2023, with the majority of visits coming from states such as California, Texas, and Nevada, among others. Additionally, data reveals that Arizona gamers are diverse in terms of several demographics including age, gender, and marital status, among others.

(Wisdom Gaming)

Arizona Gamers Age by Category, November 2023

(Wisdom Gaming)

Our Corporate History

We were organized as a Delaware limited liability company on August 16, 2023, by Jason Merck and Jordan Taylor, the co-managers of our Manager, to facilitate investments into Main & Main RoRo Property Owner, LLC, which will develop, construct, and operate the Phoenix, Arizona-based Atari Hotel.

Our Manager is Central RoRo Manager, LLC, an Arizona limited liability company formed by Jason Merck and Jordan Taylor, the co-managers of our Manager, on August 16, 2023. Our Manager is a project-specific manager and is also the manager of Main & Main.

Main & Main’s Corporate History

Main & Main RoRo Property Owner, LLC, is an Arizona limited liability company formed by Jason Merck and Jordan Taylor, the co-managers of our Manager, on October 24, 2023. Main & Main was formed to (i) purchase the Land Parcel, which will become the construction site of the Phoenix, Arizona-based Atari-themed hotel, (ii) construct said hotel, and (iii) operate such hotel after construction is complete.

Main & Main RoRo, LLC, is an Arizona limited liability company formed by Jason Merck and Jordan Taylor, the co-managers of our Manager, on September 21, 2023, and is another affiliate of the Company and Main & Main. RoRo Affiliate was formed to facilitate investment into Main & Main via the sale of its equity securities in an offering that was exempt from registration under the Securities Act as a transaction not involving a public offering pursuant to Section 4(a)(2) of the same, and the subsequent investment of the gross proceeds from such sale in the Main & Main Units.

Main & Main RoRo QOZB, LLC, is a Delaware limited liability company formed by Jason Merck and Jordan Taylor, the co-managers of our Manager, on October 23, 2023, and is also an affiliate of the Company and Main & Main. QOZB Affiliate is a Qualified Opportunity Fund under Section 1400Z-2(d) of the Internal Revenue Code, or the “Code”, that was formed to facilitate the indirect investment by certain investors into Main & Main, whose business involves the development, construction, and operation of the Phoenix, Arizona-based Atari Hotel on a land parcel located in the Roosevelt Row Arts District of Phoenix, Arizona, a designated Qualified Opportunity Zone as that term is defined under Section 45D(e) of the Code. QOZB Affiliate’s investment into Main & Main was financed via the sale of its equity securities in an offering that was exempt from registration under the Securities Act as a transaction not involving a public offering pursuant to Section 4(a)(2) of the same.

Our Organizational Structure and the Organizational Structure of Main & Main

The following diagrams depict (i) the organizational structure of the Company and Main & Main prior to this Offering; (ii) the organizational structure of the Company and Main & Main following the initial closing of this Offering; and (iii) the organizational structure of the Company and Main & Main following the completion of this Offering and assuming our sale of the $75,000,000 Maximum Offering Amount and the issuance of 150,000 of our Units. There can be no assurance that we will be successful in raising the Minimum or Maximum Offering Amount.

Pre-Offering Organizational Structure of the Company	Pre-Offering Organizational Structure of Main & Main

Organizational Structure of the Company and Main & Main after Initial Closing of this Offering

Organizational Structure of the Company and Main & Main Assuming Sale of Maximum Offering Amount

As of the date of the SEC’s qualification of this Offering, there are 15,700 Main & Main Units issued and outstanding. See “Security Ownership of Management and Certain Securityholders” for more information. In this case, the Minimum Offering Amount of $8,668,000, or 17,336 Units, will be sufficient, after deduction of fees and offering expenses (see “Use of Proceeds” for more information) to result in Main & Main becoming a majority-owned subsidiary of the Company via the Company’s subsequent investment of the net offering proceeds of at least $7,850,500 in the Main & Main Units, at $500 per unit, for a total of 15,701 Main & Main Units.

Following the Initial Closing, the Company will own more than 50% of the issued and outstanding Main & Main Units. Upon the sale of the Maximum Offering Amount, assuming that Main & Main has not issued any Main & Main Units in any other offering, the Company will own 89.7% of Main & Main. Even as the majority owner of the Main & Main Units, our ability to participate in the management of Main & Main via our ownership of the Main & Main Units is significantly limited under Main & Main’s operating agreement. Likewise, the ability of investors in this Offering to participate in the management of the Company via their ownership of our Units is significantly limited under our operating agreement. The effect of (i) the limited management participation rights granted to investors via the purchase of our Units in this Offering, and (ii) the limited management participation rights granted to the Company via our purchase of the Main & Main Units, is such that the investors herein will have a de minimis opportunity, if any, to indirectly participate in the management of Main & Main via their ownership of our Units.

Instead, our Shared Manager has been and currently is responsible for managing and operating the business of Main & Main and the Company and intends to continue as Manager of the Company and Main & Main for the foreseeable future unless removed for good cause according to the Operating Agreements or dissolved according to a court order issued under applicable law. As such, although the Company will own anywhere from 50.1% to 89.7% of Main & Main depending on the amount of Units sold in this offering, the direction, management, and operations of the Company and Main & Main are not expected to change due to any increase in the Company’s ownership of Main & Main beyond 50.1%.

For the avoidance of doubt, the Company will not obtain 100% ownership of the Main & Main Units unless QOZB Affiliate and RoRo Affiliate redeem all of their Main & Main Unit holdings according to the Main & Main Operating Agreement, or thereafter, Main & Main redeems or repurchases the Main & Main Units held by RoRo Affiliate and QOZB Affiliate in an agreement therewith.

Our Market Opportunity and Customers

The Company was formed for the sole purpose of financing the Company’s purchase of the Main & Main Units and facilitating the indirect ownership thereof by the purchasers of our Units in this Offering. We believe that our market opportunity lies with the growing intersection of hospitality, entertainment, and gaming industries and an increase in investor interest in businesses that are operating in that intersection. The Company does not offer any consumer products or services, and as such, has no customers.

Main & Main’s Market Opportunity and Customers

Immersive Entertainment Business

Companies such as Disney and Great Wolf Lodge have blended immersive entertainment with lodging accommodations for many years. However, with the Atari brand and intended technology partners such as Intel, the Phoenix, Arizona-based Atari Hotel will focus its immersive entertainment offerings on technology-based experiences, artificial intelligence (AI), and video gaming in our hotel common areas as well as in the hotel’s private rooms and suites. With gaming having quickly become the largest entertainment vertical in the world, the Phoenix, Arizona-based Atari Hotel will look to provide experiences in the property’s many venues and rooms that embrace and leverage this largest and fastest-growing entertainment vertical.

The Atari Brand

Atari, established in 1972 by Nolan Bushnell and Ted Dabney, played a pioneering role in the gaming industry with iconic games like “Pong” and the “Atari 2600” device, which were instrumental in shaping the electronic entertainment landscape from the 1970s to the mid-1980s. During its peak in the late 70s and early 80s, Atari dominated the video game market, ushering in what’s often referred to as the golden age of video games. The Atari 2600, in particular, was a monumental success and became a staple in millions of households, showcasing the brand’s widespread popularity. However, post the video game crash of 1983, the company saw several ownership and structural changes. Over the years, the brand name transitioned through various entities, and as of 2024, it is now owned by the French company Atari SA, with a diversified focus on video games, consumer hardware, licensing, and blockchain technology. Atari’s intellectual property, which includes iconic games such as Pong®, Asteroids®, and Centipede® Missile Command®, has been played by millions, and the brand continues to bring joy to gamers with its expanding portfolio of computer, console, and mobile games.

Our affiliate, Main & Main, will utilize the unique Atari brand (and select game titles) to attract clients seeking nostalgic and futuristic experiences. Hotel services will attract gamers, families, business travelers, pop-culture enthusiasts, collectors (digital and physical assets), experience-seekers, and foodies. In addition, Main & Main intends to partner with existing and established operators, brands, and databases to create multiple avenues to attract customers to stay and play at our Atari hotel property.

Phoenix, Arizona

Recognized as one of the most dynamic and rapidly evolving metropolitan areas in the U.S., Phoenix continues to hold its standing as the fifth largest city, with its population increasing by 4% from 2020-2023. The downtown region of the city is particularly bustling, with numerous developmental projects underway. Among the notable investments is a potential $535 million mixed-use project that is currently awaiting approval from the Phoenix City Council. If approved, this project is expected to contribute to the urban landscape with the construction of two new buildings. Additionally, an investment of $100 million has been announced for the creation of new headquarters and a state-of-the-art practice facility for the NBA’s Phoenix Suns and WNBA’s Phoenix Mercury, underscoring the city’s dedication to enhancing its sports infrastructure and fostering a vibrant community. These developments, among others, reflect a concerted effort to bolster the urban appeal and functionality of downtown Phoenix, aligning with the broader trajectory of growth and modernization that Phoenix is experiencing.

Aiming to capitalize on this growth, Main & Main has engaged Intersection Development, LLC, an affiliate of Main & Main and the Company, which is owned by the co-managers of our Manager, Jordan Taylor and Jason Merck, who is planning to develop the 11-story Atari Hotel in an area of downtown Phoenix, Arizona known as Roosevelt Row, a walkable arts district. The Phoenix, Arizona-based Atari Hotel, which is estimated to be completed in Q3-Q4 of 2027, will feature over 60,000 square feet dedicated to hotel rooms and immersive entertainment, including video gaming experiences, alongside food, beverage, and retail outlets. Dubbed the “City of Atari”, it aims to engulf guests in a fusion of nostalgic experiences reminiscent of the 80s and 90s gaming, movie, and music cultures, alongside futuristic elements inspired by brands like Atari and movies like Bladerunner and Tron.

Main & Main also intends to enter into an agreement with Intel Corporation for the provision of computers and electronic systems for use in the Phoenix, Arizona-based Atari Hotel. We cannot assure you that we will be able to execute any such agreement with Intel, or if we do, that such agreement will be on favorable terms to Main & Main. See “Risk Factors – Risk Related to Our Business and Industry – We may be unable to enter into an agreement with Intel Corporation for the provision of the Phoenix, Arizona-based Atari Hotel’s computer and electronics systems, and even if it does, we cannot guarantee that such agreement will be favorable to us in price or scope” for more information.

Roosevelt Row Development

Roosevelt Row is a walkable arts district in downtown Phoenix, Arizona, which is known for its art galleries, restaurants, bars, boutique shops, and vibrant street art. The district has been a focal point for urban renewal, with rehabilitated bungalows and new infill projects adding to its charm. Its popularity has surged, drawing both locals and tourists to its numerous events like the monthly First Fridays Art Walk and annual festivities such as the M3F Music Festival. The integration of the Atari Hotel into Roosevelt Row further accentuates the district’s standing as a dynamic, creative, and cultural epicenter in downtown Phoenix. Through this blend of nostalgic gaming culture and contemporary urban development, the Atari Hotel is poised to contribute a unique flavor to the diverse offerings of the Roosevelt Row district, amplifying its allure as a destination for both local and international visitors.

(Left: Downtown Phoenix; Right: Roosevelt Row)

Our Sales and Marketing Efforts

The traditional need for sales or marketing strategies to promote consumer-facing offerings does not apply to the Company’s operations because the Company has no consumer products or service offerings, and our primary business activity revolves around investing the net proceeds from this Offering into the Main & Main Units and managing these investments thereafter. As such, the Company does not and will not engage in any consumer sales or marketing efforts. However, we intend to market the opportunity to invest in this Offering upon the qualification thereof, in compliance with applicable federal securities law.

Main & Main’s Sales and Marketing Efforts

Main & Main does not have any current marketing or sales efforts and does not intend on making such efforts until the launch of the Phoenix, Arizona-based Atari Hotel. When Main & Main initiates its future sales and marketing efforts, it intends to utilize the following numerous avenues to promote the Phoenix, Arizona-based Atari Hotel, including but not limited to:

●	Digital marketing across all social media channels

●	Web3 reservation system

●	AI powered implementation and advertisements

●	Multi-agency strategies for physical advertising (e.g., billboards and airports)

●	Atari brand (Licensor) cross-promotion

●	Gaming partnerships for in game and streaming promotion

●	Influencer-based marketing on channels such as Instagram

●	On-site sales team for tenant attraction

●	Point-based loyalty program for rewarding behaviors

●	Database partnerships with existing platforms (e.g., gaming, hotel, and pop culture conventions)

Our Competitive Strengths

The Company’s competitive strength is that we are the only entity with the opportunity to perform a Tier 2 Regulation A Offering of its Units and invest the net proceeds of that Offering into the Main & Main Units.

Main & Main’s Competitive Strengths

Main & Main believes that the Phoenix, Arizona-based Atari Hotel will have an advantage over other hotels given its exclusive right to use the Atari brand in Phoenix, Arizona hotel market. Main & Main also intends to enter into an agreement with Intel Corporation for the provision of computers and electronic systems for use in the Phoenix, Arizona-based Atari Hotel. We cannot assure you, however, that we will execute any such agreement with Intel, or if we do, that such agreement will be on favorable terms to Main & Main. See “Risk Factors – Risks Related to Our Business and Industry – We may be unable to enter into an agreement with Intel Corporation for the provision of the Phoenix, Arizona-based Atari Hotel’s computer and electronics systems, and even if it does, we cannot guarantee that such agreement will be favorable to us in price or scope” for more information. Main & Main believes that the intended Intel-based technology infrastructure of the property would serve to “future proof” the property to enable and support consistent evolution based on the ever-changing world of technology. Main & Main believes that the future proofing of the Phoenix, Arizona-based Atari Hotel would also allow it to adapt to changes in technology quicker than its competitors.

Our Growth Strategies

The Company will focus its growth strategy on actively marketing the Offering to attract potential investors. It will emphasize the unique opportunity to indirectly invest in Main & Main, tapping into the growing hotel and immersive entertainment industry. Through this strategy, the Company will seek to raise capital, enhancing its investment in Main & Main and capitalizing on the expanding market for themed hospitality and entertainment.

Main & Main’s Growth Strategies

Main & Main will grow the Phoenix, Arizona-based Atari Hotel business through advanced and modern marketing techniques, influencer programs, and brand and operator partnerships, while aiming to create an immersive environment that will stand apart from existing hotels around the world.

Our Competition

The Company faces no competition as it uniquely holds the opportunity to invest in Main & Main under the terms of this Offering. This exclusive arrangement allows the Company to capitalize on Main & Main’s ventures in the hotel and immersive entertainment industry without direct rivals. The absence of competitors in this niche investment space positions the Company to maximize the potential returns from its investment in Main & Main, leveraging the growing market for themed hospitality and entertainment to its full advantage and the advantage of its Unitholders.

Main & Main’s Competition

The Phoenix, Arizona-based Atari Hotel will compete with other hotels in the downtown Phoenix market as well as other regional destination style hotels. In addition, this hotel will compete with other restaurants and bars in the area as well as the pop-up and long-term immersive experiences throughout the Phoenix market.

Commercial real estate is highly competitive, and we may face competition from many sources, including from other income producing real estate both in the immediate vicinity and the geographic market where the Phoenix, Arizona-based Atari Hotel is and will be located. If so, this would increase the number of hotel rooms available and may decrease occupancy and rooms rates at the Atari Hotel.

Our Sourcing and Suppliers

The Company does not require suppliers or sourcing because it does not offer consumer products or services. Instead, its core business activity is investing in the Main & Main Units with the net proceeds of this Offering.

Main & Main’s Sourcing and Suppliers

Main & Main will partner with large and established (i) hotel and restaurant operators to create efficiency in operations and sourcing supplies and materials for the rooms and dining, (ii) technology companies to ensure consistent and real-time experiences and (iii) companies in gaming, event production, pop culture, and the like.

Effect of Seasonality on Our Business

Seasonality could indirectly affect the Company. The hotel and entertainment sectors often experience seasonal fluctuations in demand, with peak periods during holidays and summer months and lower demand at other times. While the Company itself may not directly experience seasonality in its operations, the performance of its investment in Main & Main could be influenced by the seasonal trends that impact Main & Main’s revenue and profitability. Therefore, seasonality in the hotel and immersive entertainment industry could indirectly affect the Company’s financial performance through its investment in Main & Main.

Effect of Seasonality of Main & Main’s Business

Main & Main expects seasonality to have a significant effect on the business of the Atari Hotel in Phoenix, Arizona, due to the city’s climatic patterns. Main & Main believes that the cooler months from November to April attract more visitors to Phoenix who are seeking refuge from colder climates. This period likely represents a peak season for Main & Main, where they can expect higher occupancy rates in their hotel and increased patronage of their immersive entertainment offerings.

Conversely, Phoenix’s extremely hot summers may deter tourists, potentially reducing the demand for outdoor activities and impacting hotel occupancy rates. Despite this, Main & Main’s focus on offering unique, indoor immersive entertainment experiences could counterbalance the typical seasonal downturns experienced by the broader hotel industry. By providing engaging indoor activities, Main & Main could draw visitors looking for entertainment options that are not affected by the outside temperature, which would help stabilize demand throughout the year.

Our Intellectual Property

The Company does not own any intellectual property, and we do not expect to own any intellectual property in the foreseeable future.

Main & Main’s Intellectual Property

Our affiliate, Breakout 1976, owns a transferable license to use the Atari brand, logo, and game titles with respect to one Atari Hotel in the Phoenix, Arizona market according to that certain “Option and License Agreement” by and between Breakout 1976 and Atari Interactive Inc. Pursuant to the Option and License Agreement, Breakout 1976 intends to enter a sub-licensing agreement with Main & Main, whereby Main & Main is granted the right to use the Atari-brand and related intellectual property rights under the Option and License Agreement with respect to the Phoenix, Arizona-based Land Parcel and Atari Hotel, in exchange for a one-time cash payment of $4,000,000. Main & Main and Breakout 1976 also intend that such rights will become perpetual upon the completion and launch of the Phoenix, Arizona-based Atari Hotel, so long as that occurs before December 31, 2029, a condition of the Option and License Agreement, as amended. We expect that Main & Main and Breakout 1976 will execute the sub-licensing agreement within thirty (30) days from the Initial Closing of this Offering. If the Phoenix, Arizona-based Atari Hotel is not completed before December 31, 2029, then ownership of the rights underlying the transferable license for the Phoenix, Arizona hotel market will revert to Atari Interactive, Inc. See “Interest of Management and Others in Certain Transactions” for more information about the Option and License Agreement between Atari and Breakout 1976.

Our Human Capital

The Company does not have any full time or part time employees, or any independent contractors, and does not intend to hire any such persons in the foreseeable future.

Main & Main’s Human Capital

The Company does not have any full time or part time employees and does not intend to hire any such persons in the foreseeable future. After completion of the Phoenix, Arizona-based Atari Hotel, Main & Main expects to contract with several third-party agencies and vendors for the supply and management of the hotel staffing, including a well-established hotel operating partner.

Our Legal Proceedings

From time to time, the Company may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation carries inherent uncertainties, and it’s possible that adverse outcomes in these or other matters could emerge, potentially harming the financial standing of the Company. Currently, we are not aware of any legal proceedings or claims against the Company. This status is subject to change, however, and we cannot guarantee that we will not become subject to such proceedings in the future.

Main & Main’s Legal Proceedings

From time to time, the Main & Main may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation carries inherent uncertainties, and it’s possible that adverse outcomes in these or other matters could emerge, potentially harming the financial condition, business, and results of operations of Main & Main. Currently, Main & Main is not aware of any legal proceedings or claims against it. This status is subject to change, however, and Main & Main cannot guarantee that it will not become subject to such proceedings in the future.

Our Environmental Sustainability Efforts

The Company does not and does not intend in the future to have any focus on climate change or sustainability.

Main & Main’s Environmental Sustainability Efforts

Main & Main places importance on sustainability and is committed to contributing to the development of a more sustainable future. In furtherance of sustainability, Main & Main intends to enhance the sustainability of the Phoenix, Arizona-based Atari Hotel by incorporating solar and wind energy solutions, along with installing electric vehicle charging stations. This strategy highlights Main & Main’s commitment to environmental stewardship and aims to improve the hotel’s appeal and operational efficiency.

Government Regulations Applicable to Our Company

The Company intends to comply with all applicable laws and regulations to ensure the success of this Offering and the development, construction, and operation of the Phoenix, Arizona-based Atari Hotel. As a holding company with no consumer products or service offerings, the laws and regulations applicable to the Company are those with which compliance is necessary for the Company to perform this Offering and avoid liability related thereto. Such regulations include, but are not limited to, the ongoing reporting requirements applicable to Tier 2 Regulation A offerings, Section 3 of the Investment Company Act of 1940 as it relates to the determination of whether the Company is an investment company, and Delaware corporate law requirements.

Government Regulations Applicable to Main & Main

Main & Main navigates a complex landscape of regulatory requirements impacting its business and the development, construction, and eventual operation of the Phoenix, Arizona-based Atari Hotel, including regulations that aim to protect natural resources and ensure public health and safety. Non-compliance with these regulations could result in significant fines, penalties, and other sanctions.

Significant fines, penalties and other sanctions may be imposed for non-compliance with environmental and health and safety laws and regulations, and some laws provide for joint and several strict liabilities for remediation of releases of hazardous substances, rendering a person liable for environmental damage, without regard to negligence or fault on the part of such person. These laws and regulations may expose Main & Main to liability arising out of the conduct of operations or conditions caused by others, or for our acts that were in compliance with all applicable laws at the time these acts were performed. For example, there are a number of governmental laws that strictly regulate the handling, removal, treatment, transportation and disposal of toxic and hazardous substances, such as the Comprehensive Environmental Response Compensation and Liability Act of 1980, and comparable national and state laws, that impose strict, joint and several liabilities for the entire cost of cleanup, without regard to whether a company knew of or caused the release of hazardous substances. In addition, some environmental regulations can impose liability for the entire clean-up upon owners, operators, generators, transporters, and other persons arranging for the treatment or disposal of such hazardous substances related to contaminated facilities or project sites. Other federal environmental, health and safety laws affecting us include, but are not limited to, the Resource Conservation and Recovery Act, the National Environmental Policy Act, the Clean Air Act, the Clean Air Mercury Rule, the Occupational Safety and Health Act, the Toxic Substances Control Act, and the Superfund Amendments and Reauthorization Act, as well as other comparable national and state laws. Liabilities related to environmental contamination or human exposure to hazardous substances, comparable national and state laws or a failure to comply with applicable regulations could result in substantial costs to Main & Main, including cleanup costs, fines and civil or criminal sanctions, third-party claims for property damage or personal injury, or cessation of remediation activities.

Main & Main will adhere to state regulations governing hospitality and restaurant operations as it develops and operates the Phoenix, Arizona-based Atari Hotel. This will involve securing necessary licenses and registrations for liquor sales and following specific safety and health standards and codes of conduct. Main & Main will also ensure compliance with laws governing employee relationships, including adhering to minimum wage laws, managing overtime, maintaining working conditions, and meeting work permit requirements. Any significant changes or compliance demands in any of the above legal areas might affect the revenue and profitability of the Phoenix, Arizona-based Atari Hotel and could pose challenges to Main & Main’s operations.

Main & Main commits to proactively managing these legal requirements to secure the Atari Hotel’s future success and regulatory compliance.

DESCRIPTION OF PROPERTY

The Company and Main & Main currently share a corporate address with our Shared Manager and its affiliates at 829 N. 1st Ave, Suite 201, Phoenix Arizona 85003, for which neither the Company nor Main & Main have a lease agreement or currently make payments. Notwithstanding the foregoing, both the Company and Main & Main may in the future pay a ratable portion of the lease and utilities payments due for this property on terms determined by our Manager to be equitable.

The Company does not otherwise currently own or lease any other properties, nor do we intend to own or lease any properties in the future. Conversely, on December 8, 2023, Main & Main acquired the 46,000 square-foot Land Parcel on which it intends to develop, build, and operate the 60,000 square-foot Phoenix, Arizona-based Atari Hotel. The Land Parcel is located at 840 N. Central Avenue, the intersection of Central Avenue and Roosevelt Street, also known as Roosevelt Row Arts District, in Phoenix, Arizona. The Land Parcel is collateral for the $3,000,000 CBAZ LOC, which Main & Main used to partially finance the Land Purchase Agreement’s $10,500,000 purchase price. The zoning of the Land Parcel is ready for hotel usage.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our audited financial statements and the notes to those financial statements that are included elsewhere in this Form 1-A. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and “Description of Business” sections and elsewhere in this Form 1-A.  We use words such as “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, “predict”, and similar expressions to identify forward-looking statements. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the “Risk Factors” section of this Form 1-A. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this Form 1-A, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations, and prospects.

Overview

Since our formation in August 2023, we have been preparing for this Offering and developing the financial, offering and other materials to begin our fundraising. We are considered a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Since Main & Main’s formation, it has been engaging in capital financing, asset acquisition, and pre-construction development activities. See “Description of Business - Main & Main’s Business” for more information. Main & Main is considered a development stage company since it is devoting substantially all of its efforts to establishing the Phoenix, Arizona-based Atari Hotel business and its planned principal operations for the foreseeable future have only recently commenced.

Our Recent Developments

There are no recent developments with respect to the Company.

Main & Main’s Recent Developments

On December 8, 2023, Main & Main was assigned the rights, privileges, and obligations of JMJT Roosevelt 2 LLC, its affiliate which is owned by Jason Merck and Jordan Taylor, the co-managers of our Manager, under that certain Purchase Agreement dated August 31, 2023, by and between JMJT Roosevelt 2 LLC, which we refer to as “JMJT”, and Audacy Atlas, LLC, whereby Audacy agreed to sell the Phoenix, Arizona-based Land Parcel to JMJT for a purchase price of $10,500,000, with JMJT’s payment to Audacy Atlas, LLC of $200,000 of the purchase price as a deposit. JMJT assigned such Land Purchase Agreement to Main & Main in exchange for $200,000 in repayment of the deposit. Main & Main financed the $10,500,000 purchase price of the Land Purchase Agreement via (i) tee offer and sale of the Main & Main Units to QOZB Affiliate and RoRo Affiliate for gross proceeds of $4,850,000; and (ii) a $3,000,000 secured revolving line of credit from Commerce Bank of Arizona, Scottsdale Branch.

As a condition to the closing of the land purchase agreement, Main & Main and Audacy Atlas, LLC entered into a triple net lease agreement for a two year lease period, under which Audacy will be responsible for all expenses on the property during the term of such lease. Except upon Audacy Atlas, LLC’s early termination of the agreement in accordance with the terms thereof, a monthly base rental amount of $13,487 beginning in year two, and it will be responsible for paying all property expenses throughout the term of the leaseback.

See “Description of Business – Main & Main’s Business – Main & Main’s Operating History” for more information about the recent developments discussed above.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Our Operating Results

As of August 16, 2023, we had not generated any revenues. The Company does not expect to generate any revenue in the future because it has no consumer offerings.

We have not incurred any Operating Expenses as of the date of inception, August 16, 2023.

Main & Main’s Operating Results

As of October 24, 2023, Main & Main did not generate any revenues.  Main & Main does not expect to generate any revenue until after the opening of the Phoenix, Arizona-based Atari Hotel, which is expected to occur in the 4th quarter of 2027.

Also as of October 24, 2023, Main & Main had not incurred any Operating Expenses.

Our Liquidity and Capital Resources

As of August 16, 2023 (inception), we had $25,000 in outstanding financial obligations, consisting of $25,000 incurred for legal expenses, which were paid by Jason Merck, the co-manager of our Manager, which we will repay out of the proceeds of this offering; and no cash or cash equivalents. See “Use of Proceeds” for more information.

We are highly dependent on the success of this Offering to meet our ongoing working capital needs and to fully execute our business plan. We expect that the maximum aggregate amount of this Offering will be required to fully implement our business plan. In the event our proposed Offering is not successful, we would be required to cease business operations. See “Risk Factors” for more information.

Additionally, if the Offering is successful and we raise the $75 million maximum amount of the Offering and invest the net proceeds thereof in the Main & Main Units, Main & Main, Main & Main will still need to raise approximately an additional $40 million to complete the construction phase of the Phoenix, Arizona-based Atari Hotel project. Main & Main expects to raise this additional amount through a construction financing facility.

Main & Main’s Liquidity and Capital Resources

As of March 31, 2024, Main & Main had approximately $300,000 in cash or cash equivalents, consisting of the remainder of the CBAZ LOC after payment of the $10,500,000 purchase price for the Land Parcel, which it will use for working capital purposes, and (ii) outstanding financial obligations totaling approximately $3,000,000, consisting of the amounts owed under the CBAZ LOC, plus monthly interest payments thereunder. See “Description of Business – Main & Main’s Business – Main & Main’s Operating History” for more information.

Main & Main’s ongoing operations and the full execution of its business plan, which includes the development of the Phoenix, Arizona-based Atari Hotel project, are highly dependent on the success of this Offering. To fully implement its business plan, Main & Main anticipates that the maximum aggregate amount from this Offering will be necessary. Should the proposed Offering not achieve its targets, Main & Main will seek alternative financing methods, such as private placements of equity or debt securities. Yet, no potential sources of alternative financing have been identified at this time, and there are no guarantees that such financing will be available. Without additional financing through private placements, loans, or other means, Main & Main would face the prospect of halting its operations, resulting in a total loss of investment for the investors.

Furthermore, even if the Offering reaches its $75 million goal, Main & Main will require an estimated additional $40 million to complete the construction of the Phoenix, Arizona-based Atari Hotel. Main & Main plans to secure this additional funding through a construction financing facility to ensure the project’s completion.

Main & Main’s Future Construction Financing Facility

Main & Main expects that the Phoenix, Arizona-based Atari Hotel project will cost, in total, approximately $115,000,000. Main & Main intends to finance up to $75,000,000 of this project cost through the sale of our Units in this Offering, the net proceeds of which we will invest in the Main & Main Units. The $40,000,000 or more balance of required funds, Main & Main expects, will be financed through debt in the form of a Main & Main construction financing facility. Main & Main will use the loan to be provided through this construction financing facility to pay the cost of completing the Phoenix, Arizona-based Atari Hotel.

Main & Main has initiated the evaluation of construction financing facilities for the development and construction of the Phoenix, Arizona-based Atari Hotel. This effort has resulted in an initial term sheet, with expectations for additional construction financing options to emerge in 2024. Main & Main anticipates selecting a construction financing lender by mid to late 2024 and plans to use the chosen construction loan facility, alongside the equity provided through this Offering, to fund the hotel’s construction.

The expected terms for such a facility typically include interest-only payments for 36 months or more, with interest accruing based on the amount drawn. During the construction phase, interest accrues, is reserved, and added to the total loan proceeds, increasing the loan balance for interest calculations. This structure aims to cover both the construction period and the initial years of hotel operations as the property gains market presence and revenue. The construction loan will grant the lender(s) a first position lien on the hotel property. After the interest-only phase, the loan will either convert to an amortizing loan with a roughly 25-year term or be refinanced into a new long-term senior secured mortgage, ensuring the lender maintains a priority security interest in the property. Main & Main includes an interest reserve for this financing within its projected $115 million budget for the construction project.

Our Off-Balance Sheet Arrangements

As of March 29, 2024, we did not have any off-balance sheet arrangements.

Main & Main’s Off-Balance Sheet Arrangements

As of March 29, 2024, Main & Main did not have any off-balance sheet arrangements.

Our Plan of Operation

Because we do not have any cash or cash equivalents as of the date of this offering circular, we will have to raise a substantial amount of funds in this Offering to fully implement our plan of operations for the next 12-month period. Additionally, since we have not generated any revenues to date, and do not intend to generate any revenues in the future, there is substantial doubt that we can continue as a going concern for the next 12-months unless we obtain capital through this Offering to execute our plan of operations. Assuming we are successful in raising the Minimum Offering Amount of $8,668,000, although there can be no assurances that we will do so, we plan to use the net proceeds from the Offering to carry out our business plan and purchase the Main & Main Units.

Main & Main’s Plan of Operation

As of March 31, 2024, Main & Main had approximately $300,000 in cash or cash equivalents. The discussion below is based on the assumption that we will be able to raise the $75 million Maximum Offering Amount and invest the net proceeds thereof in the Main & Main Units.

Main & Main does not anticipate generating revenue until the Phoenix, Arizona-based Atari Hotel becomes operational, which is expected in the fourth quarter of 2027. This means that there is substantial doubt that Main & Main can continue as a going concern for the next 12-months if we do not raise at least the Minimum Offering Amount through the sale of our Units, and our subsequent investment of the net proceeds thereof in the Main & Main units.

Following Main & Main’s December 8, 2023 closing of the acquisition of the Land Parcel on which the Phoenix, Arizona-based Atari Hotel will be built, Main & Main will (1) put into place a construction financing facility; and (2) begin the pre-construction phase of the Phoenix, Arizona-based Atari Hotel including value engineering, schematic design and development, preparation of construction documentation, permitting and construction bidding.

More specifically, Main & Main, plans to reach the following milestones during the initial 12 months following a successful closing of this Offering:

Milestone	Time Frame for Reaching Milestone	Estimated Milestone Expense (assuming the $75,000,000 maximum amount is raised in this offering)
Construction financing facility signing	To be arranged and in place as soon as practicable	To cover the balance of the hotel construction cost over and above the amount raised in this Offering
Schematic design for the Atari hotel	Complete by end of second quarter 2024	Estimated Cost - $463,200
Value engineering and construction pricing	Complete by end of third quarter 2024	Estimated Cost - $115,800
Design development	Complete by end of fourth quarter 2024	Estimated Cost - $694,800
Construction documents	Complete by end of second quarter 2025	Estimated Cost - $2,200,200
Construction permitting	Complete by end of second quarter 2025	Estimated Cost - $115,800
Construction bidding	Complete by end of second quarter 2025	Estimated Cost - $115,800
Final value engineering and permitting	Complete by end of fourth quarter 2025	Estimated Cost - $154,400

Main & Main expects that sources of funding for the above listed milestones will be derived from this Offering. If we raise the entire Maximum Offering Amount of $75,000,000, Main & Main should have sufficient funds to complete the pre-construction phase of the Phoenix, Arizona-based Atari Hotel, reaching all of the milestones indicated in the table above, as well as funds to begin the construction phase of the hotel, as currently planned, in the second quarter of 2026. Any budget shortfalls created as a result of our not being able to raise the Maximum Offering Amount in this Offering will be met through the planned Main & Main construction financing facility.

We can provide no assurances that we will be able to successfully raise sufficient funds in this Offering so that Main & Main begin to execute these plans or reach any of the above specified milestones. Also, we cannot assure you that Main & Main will be able to put into place a construction financing facility or raise additional capital or debt as and when needed on acceptable terms if at all.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES OF OUR MANAGER

Neither the Company nor Main & Main have any directors, executive officers, or significant employees or intend to hire any directors, executive officers, or significant employees in the foreseeable future. Instead, the management functions of the Company and Main & Main are performed by our Shared Manager.

The following table sets forth certain information with respect to each of the directors and executive officers of the Manager:

Executive Officer	Age	Position Held with our Company (1)	Position Held with the Manager
Jordan Taylor	40	N/A	Co-Manager
Jason Merck	47	N/A	Co-Manager
Shelly Murphy	50	N/A	Member

(1)	The Co-Managers of the Manager are currently devoting a significant amount of their working time to the operations of our company to satisfy their respective responsibilities to the management of the Company.

Jordan Taylor. Mr. Taylor has served as Co-Manager of Central RoRo Manager, LLC, since August 2023. Mr. Taylor is a visionary disruptor in the realms of finance and real estate. Previously, Mr. Taylor has acquired, developed, and managed commercial real estate assets across five major markets, including Phoenix, Las Vegas, Austin, Chicago, and Washington, D.C. In 2016, Mr. Taylor began acquiring and developing properties in the Roosevelt Row Arts District in Phoenix and is still active in that neighborhood today, having completed north of $300 million in projects across all major uses, hotel, restaurant, office, multifamily, mixed-use and retail. In 2010, Mr. Taylor launched his first company in the financial services industry. During that same time, Mr. Taylor acquired a real estate consulting firm, working with commercial developers, real estate investors and architects on financial strategy and tax incentive maximization. Mr. Taylor earned his CPA designation in 2008, and began his career in 2005, working for two different national and regional CPA firms in Phoenix, Arizona, providing tax and financial consulting services for commercial real estate developers, multi-billion-dollar investment funds and real estate professionals. Throughout his career, Mr. Taylor has actively served on boards and participated with multiple organizations focused on the health and wellness of children, both mentally and physically. Mr. Taylor graduated in Accounting and Finance from Olivet Nazarene University.

Jason Merck. Mr. Merck has served as Co-Manager of Central RoRo Manager, LLC, since August 2023. Prior to his involvement in real estate, Mr. Merck dedicated over two decades to developing software for the healthcare industry. In March 2015, Mr. Merck founded Cloudmed, an innovative healthcare technology enterprise which was sold to New Mountain Capital in June 2018 for $110 million, with a 3 year earn-out. As part of a roll-up strategy New Mountain Capital acquired 13 healthcare companies under the Cloudmed brand and in June 2022, Cloudmed sold to R1, a publicly traded revenue cycle management company, for $4.1 billion. Prior to Cloudmed, Mr. Merck worked in growth and sale of MethodCare, a technology startup focused on the healthcare revenue cycle sector, where he served as Director of Systems Engineering. MethodCare sold in 2014 for $75M to ZirMed, which eventually became Waystar. In 2000, Mr. Merck served as a senior developer at Stockamp and Associates, a healthcare revenue cycle consulting company, where he leveraged SQL to build databases and software programs.

Shelly Murphy. Ms. Murphy has served as member of our Manager since August 2023. Since January 2018, Ms. Murphy has been the Chief Executive Officer of GSD group, which is associated with Woz Innovation Foundation. Ms. Murphy founded the largest tech and innovation event in Arizona, DesTechAZ, with Steve Wozniak. Since January 2020, Ms. Murphy has also served as a partner of the Atari Hotels Innovation Foundation, a non-profit focused on building the future of technology by providing opportunities for innovation through K-12 education. Ms. Murphy has over two decades of experience in finance with over $900MM issued in private activity bonds. Since January 2005, Ms. Murphy has been serving as the Executive Director and CEO of Arizona Higher Education Loan Authority, a not-for-profit organization with a mission to provide low-cost education financing solutions for Arizona students.

Family Relationships

There are no family relationships between any members of our Manager, or any person chosen to become a significant employee of our Manager.

Legal Proceedings

To the best of our knowledge, neither our Manager nor any of its members have, during the past five years:

●	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

COMPENSATION OF OUR MANAGER

Neither the Company nor any other person will compensate our Manager for any acts performed on our behalf.

Conversely, pursuant to Main & Main’s operating agreement, the Manager is entitled to receive an asset management fee equal to one percent (1%) of Main & Main’s gross revenues on an annual basis, and reimbursement for the costs incurred in (i) managing the operations of Main & Main; (i) managing the operation of the Phoenix, Arizona-based Atari Hotel; (iii) and relating to this Offering. Neither the Manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this Offering. See “Plan of Distribution and Subscription Procedure — Fees and Expenses” and “Use of Proceeds” for more information.

Equity Incentive Plan

Neither the Company nor Main & Main has adopted an equity incentive plan, nor do they intend to adopt an equity incentive plane in the foreseeable future.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The Company has not issued any Units and will not issue any Units until the Initial Closing of this Offering, if such closing occurs. Conversely, Main & Main has issued 15,700 Units to the persons listed in the following table:

Name and Address of Beneficial Owner	Class and Amount of Securities; Nature of Beneficial Ownership	Price per Unit	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Main & Main RoRo, LLC (1), (2)	8,000 Units	$500	N/A	50.9%
829 N 1st Ave Suite 201 Phoenix AZ 85003
Main & Main RoRo QOZB, LLC (2), (3)	7,700 Units	$500	N/A	49.1%
829 N 1st Ave Suite 201 Phoenix AZ 85003

(1)	Main & Main RoRo, LLC, is an Arizona limited liability company formed by Jason Merck and Jordan Taylor, the co-managers of our Manager, on September 21, 2023, and is an affiliate of the Company and Main & Main. Main & Main RoRo was formed to facilitate investment into Main & Main via the sale of its equity securities in an offering that was exempt from registration under the Securities Act as a transaction not involving a public offering pursuant to Section 4(a)(2) of the same, and the subsequent investment of the gross proceeds from such sale in the Main & Main Units. Our Manager, Central RoRo Manager, LLC, is also the Manager of Main & Main RoRo.

(2)	In addition to the Main & Main Units, to induce QOZB Affiliate and RoRo Affiliate into participating in the private placements referred to above, Main & Main granted QOZB Affiliate and RoRo Affiliate a redemption right and preferred return on their investment in the Main & Main Units pursuant to the Main & Main Operating Agreement. See “Description of Our Securities and the Securities of Main & Main – Main & Main’s Original Members” for more information.

(3)	Main & Main RoRo QOZB, LLC, is a Delaware limited liability company formed by Jason Merck and Jordan Taylor, the co-managers of our Manager, on October 23, 2023, and is also an affiliate of the Company and Main & Main. Main & Main RoRo QOZB is a Qualified Opportunity Fund under Section 1400Z-2(d) of the Internal Revenue Code that was formed to facilitate the indirect investment by certain investors into Main & Main via the sale of Main & Main RoRo QOZB’s equity securities in an offering exempt from registration under the Securities Act as a transaction not involving a public offering pursuant to Section 4(a)(2) of the same. Our Manager, Central RoRo Manager, LLC, is also the Manager of Main & Main RoRo QOZB.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In addition to the compensation arrangements discussed under the “Compensation of Our Manager” section, and the transactions discussed under the “Description of Business – Main & Main’s Business – Main & Main’s Operating History” section, the following is a description of the material terms of those transactions with related parties to which we or Main & Main are a party to, and which we are required to disclose pursuant to the disclosure rules of the SEC:

●	On January 15, 2020, Breakout 1976, LLC, our affiliate, entered into an Option and License Agreement with Atari Interactive, Inc. which granted Breakout 1976 the right to use the licensed intellectual property in the Phoenix, Arizona-based Atari Hotel and to expand the licensed Atari trademark through the Atari Hotel project. Pursuant to this agreement, Atari Interactive, Inc. granted the exclusive, transferable, right and license to use of the Atari trademark and the nonexclusive, transferable, right and license to use the Atari Interactive, Inc. intellectual property in connection with the operation of Atari Hotels owned by the licensee and other uses as defined in the Agreement. Atari also granted a non-exclusive, non-transferable and royalty bearing right to use licensed intellectual property for the purpose of manufacturing the licensed merchandising products to promote, distribute and sell on the Phoenix, Arizona-based Atari Hotel premises. The initial term of the Option and License Agreement was set for three (3) years, during which Breakout 1976 was granted exclusive rights to build an Atari-themed hotel in defined areas. Breakout 1976 was also granted the option to renew the agreement for an additional year with a total of 6 additional years to complete the construction. The term of the right to use the licensed Atari trademark would remain in perpetuity in connection with any completed Atari Hotel. The Option and License Agreement may be terminated by either party upon notifying the other party of any breach thereunder via written notice and if the breach remains uncured for 30 days.

In exchange for the rights granted through the Option and License Agreement, Breakout 1976 or its licensee, in this case, Main & Main, must pay Atari two non-refundable area option fees totaling $100,000 for the Phoenix, Arizona-based Atari Hotel, as well as the following royalties for utilizing Atari’s licensed intellectual property within such hotel: (i) five percent (5%) of the portion of the gross revenue of the Phoenix, Arizona-based Atari Hotel exceeding twelve million ($12,000,000) dollars on a cumulative basis (i.e., since the opening thereof) and on a consolidated basis including any other hotels which utilize the Atari intellectual property, and (ii) ten percent (10%) of the net merchandising revenue generated by the licensed merchandising products at the Phoenix, Arizona-based Atari Hotel, on a monthly basis, within thirty days of the end of each month. Collectively, the aforementioned fees and charges are referred to as the “Licensing Fees”. The Option and License Agreement also contains other customary provisions relating to the concept, quality control, advertising, marketing, promotion, confidentiality, and representations and warranties.

The Option and License Agreement was amended for the first time on September 30, 2020, to expand Breakout 1976 or its licensee’s ability to sell and otherwise distribute licensed merchandising products outside of the physical location of the Atari hotel, including without limitation online, in order to market and promote the Atari hotels both before and after the opening of any hotel. On the same day, a second amendment was entered into in order to modify and adjust the rates applicable to the first three Atari hotels in operation and to pay certain fees to Atari for providing additional services, including consulting services. The agreement was amended for the third time on December 15, 2022, to modify the initial term and the extension area option fee. Pursuant to the most recent amendment, the Option and License Agreement is set to terminate on January 15, 2025, unless a new amendment or agreement is executed. Breakout 1976 expects that it will enter an additional amendment or agreement with Atari to increase the term of the Option and License Agreement.

Breakout 1976 intends to enter a sub-licensing agreement with Main & Main, whereby Main & Main will be granted the right to use the Atari-brand and related intellectual property rights under the Option and License Agreement with respect to the Phoenix, Arizona-based Land Parcel and Atari Hotel, for a one-time cash payment to Breakout 1976 of $4,000,000, and the payment by Main & Main of the Licensing Fees with respect to the Phoenix, Arizona-based Land Parcel and Atari Hotel. Additionally, as authorized by the Option and License Agreement, Main & Main and Breakout 1976 intend that the rights granted pursuant to the sub-licensing agreement will become perpetual upon the completion and launch of the Phoenix, Arizona-based Atari Hotel, so long as that occurs before December 31, 2029, a condition of the Option and License Agreement, as amended. We expect that Main & Main and Breakout 1976 will execute the sub-licensing agreement within thirty (30) days from the Initial Closing of this Offering. If the Phoenix, Arizona-based Atari Hotel is not completed before December 31, 2029, then ownership of the rights underlying the transferable license for the Phoenix, Arizona hotel market will revert to Atari Interactive, Inc.

●	Intersection Development, LLC, an Arizona limited liability company and commercial real estate development company, which is jointly owned by the co-managers of our Manager, Jason Merck and Jordan Taylor, and Main & Main intend to enter into a development agreement whereby Main & Main will pay Intersection Development a fee for the provision of developing services during the hotel construction phase equal to between three and five percent (3% - 5%) of the Phoenix, Arizona-based Atari Hotel project budget. Main & Main and Intersection Development intend that the development fee may be shared with a development partner, provided, however that such fee will not exceed five percent (5%).

●	One of our founders, Jason Merck, advanced us $25,000 to cover legal fees. We intend to repay this amount out of the Offering proceeds available for use. See “Use of Proceeds” for more information.

DESCRIPTION OF SECURITIES BEING OFFERED

The rights and obligations of our Unitholders are governed by the Amended and Restated Operating Agreement of the Company, referred to as the “Operating Agreement”, which each prospective investor will be required to execute as a condition of purchasing our Units.

The rights and obligations of the Company as a holder of the Main & Main Units following the initial closing are set forth in the Second Amended and Restated Operating Agreement of Main & Main, as amended from time to time, which we refer to as the “Main & Main Operating Agreement”. Together, we refer to the Operating Agreement and the Main & Main Operating Agreement as the “Operating Agreements”.

The following summary covers certain significant provisions of the Operating Agreements and is qualified in its entirety by the provisions thereof. If any term of this offering circular conflicts with the Operating Agreements, then the Operating Agreements shall control. Each prospective investor should carefully study our Operating Agreements attached hereto in their entirety before purchasing our Units.

Our Shared Manager

Central RoRo Manager, LLC, an Arizona limited liability company, is our Manager and the Manager of Main & Main. Our Manager will manage all the business and affairs of our Company and Main & Main. Our Manager will direct, manage, and control the Company and Main & Main to the best of its ability and will have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that our Manager deems to be reasonably required to accomplish the business and objectives of our Company and Main & Main. Under Delaware law, our Manager generally owes our Company and Main & Main the fiduciary duties of care and loyalty; however, our Company and Main & Main has partially waived the duty of loyalty in that our Manager is permitted to own and manage interests that are competitive with our Company and Main & Main and our Shared Manager is under no obligation to present any business opportunity to our Company or Main & Main. Our Shared Manager may be removed from their position for good cause upon the approval of the Members of either entity holding at least seventy-five percent (75%) of the issued and outstanding units thereof, respectively.

Our Units

Under our Operating Agreement we are authorized to issue an unlimited number of Units of membership interest which have limited voting rights. No Units have been issued as of the date of this offering circular. Each holder of the Units is entitled to cast one vote in respect of each unit held in all matters that such holders are entitled to vote upon.

Main & Main’s Units

Main & Main is authorized to issue an unlimited number of units of membership interest with limited voting rights. As of the date of this offering circular, Main & Main has 15,700 units issued and outstanding. Each holder of the Main & Main Units is entitled to cast one vote in respect of each unit held in all matters that such holders are entitled to vote upon.

Our Distribution Policy

Our Manager will make distributions of Distributable Cash upon its receipt of any funds as a result of its Main & Main Unit holdings, if any. “Distributable Cash” means all cash of our Company derived from operations and capital transactions, less the following items: (i) payment of all fees, costs, indebtedness, and expenses of our Company, (ii) any required tax withholdings, and (iii) reserves for future expenses related to our Company’s operations, including reinvestment, as established in the reasonable discretion of our Manager. If distributed in our Manager’s discretion, Distributable Cash will be distributed as follows:

First, to the Unitholders in proportion to their respective allocations of estimated taxable income of the Company for the taxable year in question, an amount necessary to provide liquidity for the payment of taxes arising from allocations of profits to the unitholders to the extent of such tax payment obligation at the highest federal tax rate, and such tax distributions will reduce dollar for dollar, distributions subsequently to be made to such unitholders; and

Second, to the Unitholders pro rata, in accordance with their Unit holdings as set forth on the register of members of the Company maintained by the Transfer Agent, if any, or the Company’s ledger.

Main & Main’s Distribution Policy

After withholding any amounts reasonably necessary for (i) the operation of the Company; (ii) payment of any outstanding asset management fee; and (iii) the setting aside as reserves, in such amounts as may be determined by the Manager, for expenses to be incurred by Main & Main within the following 12-month period, the Manager may, from time to time, determine the amount of cash and other property of the Company that is available for distribution to the Main & Main Unitholders, which is referred to as the “Net Distributable Cash” of Main & Main, if any, and in its sole discretion, may cause the Main & Main to distribute such Net Distributable Cash to the Main & Main Unitholders, subject to applicable laws and the other terms and conditions of the Main & Main Operating Agreement. Any such distributions of Net Distributable Cash will be made to the Main & Main Unitholders as follows:

First, the Manager is required to and will cause to be distributed to the Main & Main Unitholders, in proportion to their respective allocations of estimated taxable income of Main & Main for the taxable year in question, an amount necessary to provide liquidity for the payment of taxes arising from allocations of profits to Main & Main Unitholders to the extent of such tax payment obligation at the highest federal tax rate, and such tax distributions will reduce dollar for dollar, distributions subsequently to be made to such Main & Main Unitholder;

Second, to the Original Members pro rata in accordance with their respective Unit holdings, on an annual basis or more frequently, in the Manager’s discretion, an amount of Net Distributable Cash until the Original Members have received, in the aggregate, an amount equal to thirty-eight and one-tenth percent (38.10%) of their original, aggregate capital contributions as set forth on the Company Ledger;

Third, to the Main & Main Unitholders pro rata in accordance with their respective unit holdings until such holders have been returned their aggregate capital contributions as set forth on the Main & Main company ledger, giving credit to the Original Members distributions previously received under the paragraph starting with Second;

Fourth, to the Main & Main Unitholders pro rata in accordance with their respective unit holdings, an amount of Net Distributable Cash until such Members receives a cumulative, non-compounding return on their investments equal to eight percent (8%) per annum, calculated on their aggregate Unreturned Capital Contributions (defined below);

Fifth, an amount of Net Distributable Cash will be distributed 80% to the Main & Main Unitholders pro rata in accordance with their respective unit holdings, and 20% to the Manager, as a carried interest, until the Main & Main Unitholders have received an IRR (defined below) of 15%; and

Sixth, after the Main & Main Unitholders have received an IRR (defined below) of 15%, Net Distributable Cash will be distributed 70% to the Main & Main Unitholders pro rata in accordance with their respective unit holdings, and 30% to the Manager.

For purposes of the foregoing, “IRR” means the internal rate of return that, when applied to the aggregate capital contributions made by a Main & Main Unitholder to the Main & Main as of a certain date and all distributions made to such holder as of such date, produces a net present value of zero. In calculating the IRR, all capital contributions made by a Main & Main Unitholder shall be measured based on the actual amount and date such capital contributions were contributed to Main & Main, all distributions to a Main & Main Unit holder shall be measured based on the actual amount and date such distributions were made by Main & Main, and the amount of any distribution shall be based on the amount of such distribution prior to the application of any federal, state or local taxation to Main & Main Unit holders (including any withholding, deduction or assessment requirements). The IRR may be calculated using Microsoft Excel’s XIRR function. Additionally, the term “Unreturned Capital Contributions” means, regarding a Main & Main Unit holder, all capital contributed by such holder less any amounts returned to such holder from a sale or refinancing of Main & Main’s assets.

Our Allocation Policy

Except as otherwise provided in our Operating Agreement, profits and losses (including individual items of profit, income, gain, loss, credit, deduction and expense) of our Company will be allocated among the Company unit holders in a manner such that the capital account balance of each Company unit holder, immediately after making that allocation, is, as nearly as possible, equal (proportionately) to the distributions that would be made to that Company unit holder if our Company were dissolved, its affairs wound up and its assets sold for cash equal to their fair market value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Fair Market Value of the assets securing that liability), and the net assets of our Company were distributed in accordance with the dissolution procedures to the Company unit holders immediately after making that allocation, adjusted for applicable special allocations, computed immediately prior to the hypothetical sale of assets.

In the event that Company unit holders are issued units on different dates, the profits or losses allocated to the Company unit holders for each fiscal year during which Company unit holders receive units will be allocated among the Company unit holders in accordance with Section 706 of the Code, using any convention permitted by law and selected by the Manager. For purposes of determining the profits, losses and individual items of income, gain, loss credit, deduction and expense allocable to any period, profits, losses and any other items will be determined on a daily, monthly or other basis, as determined by our Manager using any method that is permissible under Section 706 of the Code and the Treasury Regulations. Except as otherwise provided in our Operating Agreement, all individual items of Company income, gain, loss and deduction will be divided among the Company unit holders in the same proportions as they share profits and losses for the fiscal year or other period in question.

Allocation of profits and losses may be modified by subsequent agreement to conform to adjustments made to the Company’s units because of loans to the Company converted to contributions to capital, any non-uniform distributions of cash, and any liquidating distributions.

Main & Main’s Allocation Policy

Except as otherwise provided in the Main & Main Operating Agreement, Main & Main will allocate profits and losses (including individual items of profit, income, gain, loss, credit, deduction and expense) among the unit holders in a manner such that the capital account balance of each unit holder, immediately after making that allocation, is, as nearly as possible, equal (proportionately) to the distributions that would be made to that unit holder if Main & Main were dissolved, its affairs wound up and its assets sold for cash equal to their fair market value, all Main & Main liabilities were satisfied (limited with respect to each nonrecourse liability to the fair market value of the assets securing that liability), and the net assets of Main & Main were distributed in accordance with the dissolution procedures to the unit holders immediately after making that allocation, adjusted for applicable special allocations, computed immediately prior to the hypothetical sale of assets.

If Main & Main’s Unit holders are issued units on different dates, the profits or losses allocated to such Main & Main Unitholders for each fiscal year during which unit holders receive units will be allocated among the unit holders in accordance with Section 706 of the Code, using any convention permitted by law and selected by the Manager. For purposes of determining the profits, losses and individual items of income, gain, loss credit, deduction, and expense allocable to any period, profits, losses and any other items will be determined on a daily, monthly or other basis, as determined by the Manager using any method that is permissible under Section 706 of the Code and the treasury regulations. Except as otherwise provided in the Main & Main Operating Agreement, all individual items of Main & Main income, gain, loss and deduction will be divided among the unit holders in the same proportions as they share profits and losses for the fiscal year or other period in question.

Allocation of profits and losses may be modified by subsequent agreement to conform to adjustments made to the Main & Main Unitholders interests because of loans to the Company converted to contributions to capital, any non-uniform distributions of cash, and any liquidating distributions.

Our Unitholders

Our Unitholders have a significantly limited opportunity to take part in the management or control of the business or operations of our Company. Assuming that our Company is operated in accordance with the terms of our Operating Agreement, a Unitholder generally will not be liable for the obligations of our Company in excess of its total capital contributions and share of undistributed profits. However, a Unitholder may be liable for any distributions made to them if, after such distribution, the remaining assets of our Company are not sufficient to pay our then outstanding liabilities. The Operating Agreement provides that the Company unit holders will not be personally liable for the expenses, liabilities, or obligations of our Company.

Main & Main’s Unit Holders

Main & Main’s unit holders have significantly limited opportunities to participate in the management of Main & Main and its business or operations. Moreover, the debts, obligations, and liabilities of Main & Main, whether arising in contract, tort, or otherwise, will be solely the debts, obligations, and liabilities of Main & Main, and no unit holder thereof will be obligated personally for any such debt, obligation or liability solely by reason of being a Main & Main Unitholder. No unit holder, in any event, will have any liability whatsoever to Main & Main in excess of the amount of any unconditional obligation of such unit holder to make additional capital contributions to Main & Main pursuant to a written agreement, and the amount of any wrongful distribution to such unit holder, if, and only to the extent, such unit holder has actual knowledge, at the time of the distribution, that such distribution is made in violation of the Delaware Limited Liability Company Act.

Main & Main’s Original Members

Main & Main granted each of QOZB Affiliate and RoRo Affiliate a redemption right under the Main & Main Operating Agreement, referred to herein as the “Redemption Right”, to induce them into purchasing 15,700 Main & Main Units for $7,850,000 prior to Main & Main’s acquisition of the Land Parcel.

The Redemption Right allows the Original Members to redeem their Main & Main Unit holdings, in whole or in part (i) before June 10, 2024, at a per Unit redemption price equal to 119.05% of the original purchase price of such Original Member’s Main & Main Units (i.e., $500 per unit); or (ii) (ii) between June 11, 2024, and December 10, 2024, at a redemption price of 128.57% of the original purchase price of such Original Member’s Units; or (iii) between December 11, 2024, and June 10, 2025, at a redemption price of 138.10% of the original purchase price of such Original Member’s Units, each of which are referred to as an “Optional Redemption Period” and “Optional Redemption Price”; and in each case, plus an amount equal to the product of (a) the number of Units owned by the Original Member on the date which the Company receives such Original Member’s redemption notice, referred to as the “Redemption Date”, divided by the total number of Units held by all Original Members on such Redemption Date, and (b) the Net Operating Income of the Company calculated from the date on which such Original Member became a Member through the Redemption Date. For the avoidance of doubt, the Original Members’ redemption right will terminate as of June 11, 2025. Additionally, for purposes of the Redemption Right, “Net Operating Income” consists of rental and parking income minus administrative expenses; provided, however, that, if applicable laws governing Main & Main’s distributions prevent it from redeeming all of the Original Member’s Units as requested in a redemption notice, Main & Main will ratably redeem the maximum allowable number of Main & Main Units, consistent with such law, and will redeem the remaining Main & Main Units as soon as it may lawfully do so under such law. In addition, if the Manager believes, in its sole discretion, that Main & Main, at the time of redemption, does not have sufficient working capital to redeem the Main & Main Units for which redemption is sought and satisfy its other corporate obligations, then Main & Main may, at the Manager’s option, make redemption payments over an extended period not to exceed 24 months. For the avoidance of doubt, the proceeds of this Offering may be utilized in satisfaction of the Original Members’ Redemption Right.

Main & Main also granted the Original Members a preferred return on their investment under the Main & Main Operating Agreement. See “Description of Our Securities and the Securities of Main & Main – Our Distribution Policy - Main & Main’s Distribution Policy” for more information.

Voting Rights of Our Units

Our Unitholders are entitled to vote on (1) any matter which the Company is entitled to vote on as a holder of the Main & Main Units that it will acquire with the net proceeds from the sale of the Units in this Offering, and (2) certain other matters as specified in our Operating Agreement, which includes:

●	Removal of the Manager for good cause by the Unitholders holding seventy-five percent (75%) of the issued and outstanding Units.

●	Dissolution of the Company by the Unitholders holding seventy-five percent (75%) of the issued and outstanding Units.

●	Amendment to the Operating Agreement except as set forth therein by the Unitholders holding at least seventy-five percent (75%) of the issued and outstanding Units.

For any matter which the Company is entitled to cast a vote by virtue of its Main & Main Unitholders, the Manager shall call a vote of the Unitholders, and will vote the Company’s Main & Main Unit holdings in accordance with the will of a majority of the issued and outstanding Unitholders Units entitled to vote on such matter.

Voting Rights of Main & Main’s Units

In addition to the matters set forth in the Main & Main Operating Agreement or applicable law, the following activities require approval by a majority of the Main & Main Unitholders:

●	The decision to enter into or effect any transaction or series of related transactions involving the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) by Main & Main of any assets and/or equity interests of any person, other than in the ordinary course of business consistent with past practice; provided, however, that such acquisition will not result in Main & Main or any of its unit holders being required to register as an investment company under the Investment Company Act of 1940.

●	The decision to enter into or effect any transaction or series of related transactions involving the sale, lease, license, exchange or other disposition (including by merger, consolidation, sale of stock or sale of assets) by Main & Main of any material assets, other than sales of inventory in the ordinary course of business consistent with past practice.

●	The initiation or consummation of an initial public offering or the making of a public offering and selling of the Main & Main Units or any other securities of Main & Main.

●	The making of any investments in any person who is or may be considered an investment company under the Investment Company Act of 1940,

●	A merger, consolidation, dissolution, winding-up or liquidation Main & Main or initiation of bankruptcy proceeding involving Main & Main.

The Main & Main Operating Agreement also provides that the Main & Main Unitholders are entitled to vote on certain other matters as specified in Main & Main’s Operating Agreement, which includes:

●	Additional Managers may be appointed, from time-to-time, by an affirmative vote of the Main & Main Unitholders holding seventy-five percent (75%) of the Units.

●	Removal of the Manager for good cause by the Main & Main Unitholders holding seventy-five percent (75%) of the issued and outstanding Main & Main Units.

●	Amendment to the section of the Mian & Main Operating Agreement which relates to compensation of the Manager by the Main & Main Unitholders holding seventy-five percent (75%) of the issued and outstanding Main & Main Units.

●	Dissolution of Main & Main by the Main & Main Unitholders holding seventy-five percent (75%) of the issued and outstanding Main & Main Units.

●	Amendment to the Main & Main Operating Agreement, except as set forth therein, by the Main & Main Unitholders holding at least seventy-five percent (75%) of the issued and outstanding Main & Main Units.

Term and Dissolution of the Company

The term of our Company commenced upon the filing of our Company’s Certificate of Formation with the Delaware Secretary of State on August 16, 2023 and will last in perpetuity or until such time as the winding up and liquidation of our Company and its business is completed following a liquidating event.

Our Company will be dissolved upon the occurrence of any of the following events:

●	The liquidation and/or distribution of all Company assets as directed by our Manager.

●	The withdrawal of our Manager unless (i) our Company has at least one other Manager, or (ii) within 90 days after the withdrawal, the Company unit holders vote to continue the business of our Company and to appoint one or more additional Managers.

●	The withdrawal of all the Company unit holders, unless our Company is continued in accordance with the applicable law.

●	The affirmative vote of the Unitholders holding seventy-five percent (75%) of the issued and outstanding Units.

●	The entry of a decree of judicial dissolution.

Term and Dissolution of Main & Main

The term of Main & Main commenced upon the filing of its Certificate of Formation with the Delaware Secretary of State on October 24, 2023 and will last in perpetuity or until such time as the winding up and liquidation of Main & Main and its business is completed following a liquidating event.

Main & Main will be dissolved upon the occurrence of any of the following events:

●	The affirmative vote of the Main & Main Unitholders holding seventy-five percent (75%) of the issued and outstanding Main & Main Units.

●	The occurrence of any event which, under applicable law, would cause the dissolution of Main & Main; provided, however, that, unless required by applicable law, Main & Main will not be wound up as a result of any such event and the business of Main & Main will continue.

Access to Company Information

Company unit holders, but not assignees, may examine and audit our Company’s books, records, accounts, and assets at the principal office of our Company, or such other place as our Manager may specify, subject to such reasonable restrictions as may be imposed by our Manager. All expenses attributable to any such examination or audit shall be borne by such Company unit holder.

Access to Main & Main’s Information

The Company may examine and audit Main & Main’s books, records, accounts, and assets at the principal office thereof, or such other place as our Manager may specify, subject to such reasonable restrictions as may be imposed by our Manager.

Indemnification Under Our Operating Agreement

The Operating Agreement generally provides that our Company will indemnify our Manager, or its affiliates, and certain other parties against any claim or loss incurred in connection with any action, suit, or proceeding resulting from such party’s relationship to our Company. A party will not be indemnified with respect to matters as to which the party is finally adjudicated in any such action, suit or proceeding (a) to have acted in bad faith, or in the reasonable belief that the party’s action was opposed to the best interests of our Company, or with gross negligence or willful misconduct, or in breach of such party’s fiduciary duty to our Company (if any), or (b) with respect to any criminal action or proceeding, to have had cause to believe beyond any reasonable doubt the party’s conduct was criminal. Our Company will pay the expenses incurred by an indemnified party in connection with any such action, suit, or proceeding, or in connection with claims arising in connection with any potential or threatened action, suit, or proceeding, in advance of the final disposition of such action, suit, or proceeding. Upon receipt of a final judgment indicating that indemnification should not have applied, then such party will repay indemnification payments. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Managers, officers and controlling persons and their affiliates, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, may be unenforceable. In addition, in no case can investors be asked to, nor are they being asked to, waive any claims or actions under the Securities Act, Exchange Act or similar state law.

Indemnification Under Main & Main’s Operating Agreement

The Main & Main Operating Agreement provides that Main & Main will indemnify the Manager, or its affiliates, and certain other parties against any claim or loss incurred in connection with any action, suit, or proceeding resulting from such party’s relationship to Main & Main. The Manager, or its affiliates, and certain other parties will be entitled to indemnification from the Company for any loss, damage or claim incurred by such persons by reason of any act or omission performed or omitted by such persons in good faith on behalf of Main & Main and in a manner believed to be within the scope of authority conferred on such person by the Main & Main Operating Agreement, except that no person will be entitled to be indemnified in respect of any loss, damage or claim which is found by a court of competent jurisdiction, not subject to further appeal, to have been incurred by such person by reason of such person’s gross negligence, willful misconduct or willful breach of this Agreement with respect to such acts or omissions. Except as stated otherwise therein, any indemnity under the Main & Main Operating Agreement will be provided out of and to the extent Main & Main’s assets only, and no person will have any personal liability on account thereof, and except as required by applicable law, no person shall be entitled to indemnification in respect of a claim, action, suit or other proceeding brought by such person against Main & Main. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Main & Main’s Manager, officers and controlling persons and their affiliates, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, may be unenforceable. In addition, in no case can investors in Main & Main be asked to, nor are they being asked to, waive any claims or actions under the Securities Act, Exchange Act or similar state law.

Removal of Our Shared Manager

Our Shared Manager may be removed from its position as Manager of the Company only for Good Cause by the Unitholders holding 75% of the issued and outstanding units in our Company. However, no Manager may be removed if its principal has personally guaranteed a loan secured by the property without the applicable lender’s consent, and such a loan is still outstanding. For purposes of the foregoing, “Good Cause” means that our Manager conducted itself on behalf of our Company in a manner that (i) constitutes gross negligence or willful misconduct and (ii) has a material, adverse effect on our Company. In the event the Company unit holders vote to remove our Manager for good cause, our Manager will have the right to submit the question of whether sufficient grounds for removal exists to binding arbitration, to be conducted as further described in our Operating Agreement. See “Risk Factors – Risks Related to this Offering and Ownership of our Units – Our unitholders have limited ability to remove Central RoRo Manager, LLC as Manager” for more information. Our Manager may resign at any time. No Unitholder, including a Manager, if applicable, will have any special right to withdraw upon the removal of a Manager.

Our Shared Manager may be removed from its position as Manager of Main & Main only for “Good Cause” by the Main & Main Unitholders holding 75% of the issued and outstanding Main & Main Units; provided, however, that pursuant to the CBAZ LOC, Main & Main may not remove the Manager from its position as Manager thereof without the consent of CBAZ. See “Risk Factors – Risks Related to this Offering and Ownership of our Units – Our unitholders have limited ability to remove Central RoRo Manager, LLC as Manager ” for more information.

Transfers of Units

A Unitholder is not permitted to assign, pledge, mortgage, hypothecate, give, sell, or otherwise dispose of or encumber all or a portion of its units, unless such transfer:

●	Is approved by our Manager, which approval may be granted or withheld in its sole discretion and subject to such conditions as it may impose;

●	Is evidenced by a written agreement, in form and substance satisfactory to our Manager, which is executed by the transferor, the transferee(s), and our Manager;

●	Will not result in violation of the registration requirements of the Securities Act;

●	Will not require our Company to register as an investment company under the Investment Company Act of 1940, as amended; and

●	Will not result in our Company being classified for federal income tax purposes as an association taxable as a corporation.

No Unitholder may hold more than 19.9% of our units unless approved by our Manager. The transferor of any units is required to reimburse our Company for any expenses reasonably incurred in connection with a transfer, including any legal, accounting, and other expenses, whether or not such transfer is consummated.

The transferee of any units in our Company that is admitted to our Company as a substituted Company unit holder will succeed to the rights and liabilities of the transferor Company unit holder and, after the effective date of such admission, the capital account of the transferor will become the capital account of the transferee, to the extent of units transferred.

Transfer of Main & Main’s Units

No Main & Main Unitholder is permitted to assign, pledge, mortgage, hypothecate, give, sell, or otherwise dispose of or encumber all or a portion of its units, unless such transfer is approved by our Manager, which approval may be granted or withheld in its sole discretion and subject to such conditions as it may impose. Notwithstanding the foregoing, the Manager will not permit the transfer of any of units unless:

●	There is then in effect a registration statement under the Securities Act covering such proposed transfer and such transfer is made in accordance with such registration statement; or

●	Such transfer is exempt from registration under the Securities Act and applicable state securities laws and, if requested by the Manager, a legal opinion shall have been furnished to Main & Main, reasonably satisfactory to its legal counsel, that such transfer will not require registration of the Main & Main Units under the Securities Act and applicable state securities laws; or

●	The transfer will not cause, as reasonably determined by the Manager, Main & Main to be considered a “publicly traded partnership” under Section 7704(b) of the Code.

Our Dispute Resolution Policy

Our Operating Agreement contains a detailed internal alternative dispute resolution procedure (in lieu of litigation) which requires the parties to any dispute to engage in good-faith negotiations for no less than 90 days, followed by a minimum of 3 face-to-face mediations, and, as a last resort, binding arbitration, all of which shall be performed in accordance with the rules of the American Arbitration Association and will take place in the county of the principal office of our Company.

In the event of a dispute, a Company unit holder is limited to seeking its initial capital contributions plus any Distributable Cash to which it is entitled. Each party will bear its own attorneys’ fees and costs regardless of the outcome. In the event arbitration is required, discovery will be limited. Our Manager will be required to maintain the status quo with respect to company operations and distributions pending the outcome of any dispute, except for any distributions to the complaining Company unit holder, which will be held in trust pending the outcome of the proceeding. Investors are encouraged to seek their own legal counsel as to the effect of this provision.

The alternative dispute resolution provisions of our Operating Agreement will not apply to claims under the Securities Act or Exchange Act.

Main & Main’s Dispute Resolution Policy

Main & Main does not have a dispute resolution policy.

MATERIAL UNITED STATES TAX CONSIDERATIONS

Potential investors should be aware of the material federal and state income tax aspects of an investment in the Units. Investors should consult with their tax professional to determine the effects of the tax treatment of Units with respect to their individual situation.

Reporting Status of our Company

Our Company will elect to be treated as a partnership for federal and state income tax purposes. By maintaining partnership tax status, our Company will not report income or loss at our Company level but will report to each Company unit holder their pro rata share of profits and losses from operations and disposition according to the Operating Agreement. This process will make our Company a pass-through entity for tax purposes.

Taxation of Company Unit Holders

Our Company will be treated as a partnership for Federal tax purposes. A partnership is not generally a taxable entity. Each Company unit holder will be required to report on their federal tax return their distributable share of partnership profit, loss, gain, deductions, or credits. Cash distributions may or may not be taxable, depending on whether such cash distribution is being treated as a return of capital or a return on investment. Tax treatment of the cash distributions will be treated according to appropriate tax accounting procedure as determined by our Company’s tax advisor.

Basis of our Company

An original tax basis will be established for our Company by including the total acquisition costs of the property. An original tax basis will be established for our Company on the property based on their purchase price and acquisition costs. The tax basis of our Company will be adjusted during the operations of our Company under applicable partnership tax principles.

Basis of Units

A Company unit holder will establish their original tax basis based on the amount of their initial capital contribution. Each Company unit holder’s tax basis will be adjusted during the operations of our Company by principles of subchapter K of the Internal Revenue Code. A Company unit holder may deduct, subject to other tax regulations and provisions, their share of the Company losses only to the extent of the adjusted basis of their interest in our Company. Company unit holders should seek qualified tax advice regarding the deductibility of any company losses.

Cost Recovery and Recapture

Our Manager will apply the current cost recovery rules to the improved portion of each property according to the relevant Internal Revenue Code sections, namely: straight-line, using thirty-nine (39) years for non-residential property. Our Manager may elect to use the cost segregation method of depreciation for any personal property associated with real property it acquires on behalf of our Company.

The annual cost recovery deductions that must be taken by our Company will be allocated to the Company unit holders based on their percentage of units in our Company. The cost recovery deductions will be available to the Company unit holders to shelter the principal reduction portion of the debt service payments and part of the cash flow distributed by our Company.

According to the current tax code, cost recovery deductions taken during operations may be required to be reported on the sale of a property and may be taxed at a twenty-five percent (25%) marginal rate, not the more favorable long-term capital gains rates.

Deductibility of Prepaid and Other Expenses

Our Company will incur expenditures for legal fees in association with the set-up of our Company. These expenditures will be capitalized and will be deducted on dissolution of our Company based on current tax law.

Our Company will incur expenditures for professional fees associated with the preparation and filing of the annual income tax and informational return and the preparation of Schedule K-1 reports to be distributed to the Company unit holders. This expenditure will be deducted on an annual basis. All other normal operating expenses will be deducted on an annual basis by our Company, which will use a calendar accounting year.

Taxable Gain

Company unit holders may receive taxable income from company operations, from the sale or other disposition of a Company unit holder’s units, from disposition of the properties, or from phantom income. Presently, the maximum federal tax rate on cost recovery recapture is twenty-five percent (25%). The balance of the taxable gain will be taxed at the capital gain tax rate in effect at that time. Investors should check with their tax professional for information as to what capital gains tax rate applies to them.

From Operations

According to our Company investment objectives and policies, our Manager is projecting that there will be taxable income to distribute to the Company unit holders on the Schedule K-1 report provided to each Company unit holder annually.

From Disposition, Dissolution and Termination

On disposition of a property or on dissolution and termination of our Company, which will likely be caused by the sale of the property, the Company unit holders may be allocated taxable income that may be treated as ordinary income or capital gain.

In addition, the Company unit holders may receive an adjustment in their capital account(s) that will either increase or decrease the capital gain to be reported. The Operating Agreement describes the operation of capital accounts for our Company and the Company unit holders.

From Sale or Other Disposition of Units

A Company unit holder may be unable to sell their units in our Company, as there may be no market. If there is a market, it is possible that the price received will be less than the market value. It is possible that the taxes payable on any sale may exceed the cash received on the sale.

Upon the sale of a Company unit holder’s interest, the Company unit holder will report taxable gain to the extent that the sale price of the interest exceeds the Company unit holder’s adjusted tax basis. A portion of taxable gain may be reported as a recapture of the cost recovery deduction allocated to the Company unit holder and will be taxed at the cost recovery tax rate in effect at that time. Company unit holders should seek advice from their qualified tax professional in the event of the sale of the Company unit holder’s units.

Phantom Income

It may occur that in any year the Company unit holders will receive an allocation of taxable income and not receive any cash distributions. This event is called receiving phantom income as the Company unit holder has taxable income to report but receives no cash. In this event, the Company unit holders may owe tax on the reportable income, which the Company unit holder will need to pay out of pocket.

Unrelated Business Income Tax (UBIT)

An investor who is tax exempt (such as a charitable organization), or who acquires Units through a tax-exempt vehicle (such as an Individual Retirement Account) may be subject to Unrelated Business Income Tax (UBIT). Our Manager recommends that investors contact their qualified tax advisor to determine how/whether the application of UBIT may apply to them.

Audits

Election Out of Bipartisan Budget Act Audit Rules

Effective for partnership returns for tax years beginning on or after January 1, 2018, partnerships will be subject to the audit rules of sections 6221 through 6241 of the Internal Revenue Code, as amended by Bipartisan Budget Act of 2015 (BBA). Under the previous rules, partnership audits (subject to certain exceptions for small partnerships) were conducted at the partnership level, through interaction with a Tax Matters Partner (TMP) authorized to bind all partners (subject to participation in some instances by Notice Partners). Tax adjustments were made at the partnership level, but the adjustments would flow through to the partners who were partners during the year(s) under audit. Collection would then occur at the partner level.

Under the BBA audit rules, the IRS will assess and collect tax deficiencies directly from the partnership at the entity level. Generally, the tax is imposed on and paid by the partnership in the current year, calculated at the highest individual rate. The result is that the underlying tax burden of the underpayment may be shifted from the partners who were partners during the year(s) under audit to current partners.

In addition, the positions of TMP and Notice Partners have been eliminated and replaced with a Partnership Representative, which must be designated annually on the partnership’s timely filed return. The Partnership Representative has the sole authority to act on behalf of the partnership and the partners in an audit, and those powers cannot be limited.

A partnership may elect out of the BBA audit rules if certain conditions are met. In order to elect out, the partnership must issue 100 or fewer K-1s each year with respect to its partners. Moreover, each partner must be either an individual, a C corporation, a foreign entity that would be treated as a C corporation if it were domestic, an S corporation, or the estate of a deceased partner. Thus, a partnership is ineligible to elect out if any partner is a trust (including a grantor trust), a partnership, or a disregarded entity, such as an LLC where the social security number of the individual Company unit holder is used for income tax reporting purposes. The election must be made annually on the partnership’s timely filed return and must include a disclosure of the name and taxpayer identification number of each partner. In the case of a partner that is an S corporation, each K-1 issued by the S corporation partner counts toward the limit of 100 K-1s. The partnership must notify each partner of the election out.

It is the intent of our Company to elect out of the BBA audit rules, if possible. By electing out of the BBA audit rules, our Company will be subject to audit procedures similar to the TEFRA and pre-TEFRA rules, but the IRS will be required to assess and collect any tax that may result from the adjustments at the individual partner level. However, this opt-out provision likely will not be available to our Company based on the tax classification of the Company unit holders.

Company unit holders will be required in a timely manner to furnish our Company with the information necessary to make the annual election, and our Company will be authorized to provide such information to the IRS.

Push Out Election (Audit)

The “push out” election of Internal Revenue Code section 6226 provides an alternative to the general rule that the partnership must pay any tax resulting from an adjustment made by the IRS. Under section 6226, a partnership may elect to have its reviewed year partners consider the adjustments made by the IRS and pay any tax due as a result of those adjustments. The partnership must make the “push out” election no later than 45 days after the date of the notice of final partnership adjustment and must furnish our Manager and each partner for the reviewed year a statement of the partner’s share of the adjustment.

If our Company fails to make a valid election out of the BBA audit rules or is otherwise disqualified from electing out of their application, our Company intends to elect the application of the “push out” procedures. In the event of a push out, or if the “push out” is not effective, a former Company unit holder may owe additional tax if they were a Company unit holder during the reviewed year.

THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES, IF APPLICABLE, OF PURCHASING, HOLDING AND DISPOSING OF THE INTERESTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

ERISA CONSIDERATIONS

Neither the Company nor Main & Main has an employee benefit plan or trust, or an “ERISA Plan”, within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974, or “ERISA”, and they do not intend to adopt an ERISA Plan in the foreseeable future.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bevilacqua PLLC.

EXPERTS

The financial statements for the Company as of the date of inception (August 16, 2023), included in this offering circular have been audited by Artesian CPA, LLC, a certified public accounting firm, as stated in their reports appearing herein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission an offering statement on Form 1-A under the Securities Act with respect to the Units that we are offering. This offering circular, which constitutes a part of the offering statement, does not contain all the information set forth in the offering statement or the exhibits and schedules filed with the offering statement. For further information about us and the Units, we refer you to the offering statement and the exhibits and schedules filed with the offering statement. For the avoidance of doubt, an investment in this offering is an investment in the Units of the Company and not the Main & Main Units. Statements contained in this offering circular regarding the contents of any contract or other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. You can read our Commission filings, including the offering statement, at the Commission’s website which contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the Commission. The address of the website is www.sec.gov.

We maintain a website at www.atarihotels.com. The inclusion of our website address in this offering circular is an inactive textual reference only. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this offering circular or the offering statement of which this offering circular forms a part. Investors should not rely on any such information in deciding whether to purchase our Units.

The offering statement is also available on our website at www.atarihotels.com. After the completion of this offering, you may access these materials at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the website is not a part of this offering circular and the inclusion of the website address in this offering circular is an inactive textual reference only.

Reporting Requirements under Tier II of Regulation A for a Company not Registered under the Exchange Act

Following this Tier 2, Regulation A offering, for so long as we have not filed with the Commission a Form 8-A which would require us to comply with all of the reporting requirements of the Exchange Act, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the Commission on Form 1-K; a semi-annual report with the Commission on Form 1-SA; current reports with the Commission on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by the end of September each year, which will include unaudited financial statements for the six months ending June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 stockholders of record and have filed at least one Form 1-K.

We may supplement the information in this offering circular by filing a supplement with the SEC. You should read all the available information before investing.

CENTRAL RORO, LLC

A DELAWARE LIMITED LIABILITY COMPANY

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

AUGUST 16, 2023 (INCEPTION)

To the Managing Member of

Central RoRo, LLC

Phoenix, AZ

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of Central RoRo LLC (the “Company”), which comprise the balance sheet as of August 16, 2023 (inception), the related statements of operations, changes in members’ equity/deficit, and cash flows for August 16, 2023 (inception), and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company and the results of its operations and its cash flows as of August 16, 2023 (inception) in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has not yet commenced planning principal operations, has not yet generated revenues or profits, and plans to incur significant costs in pursuit of its capital financing plans and costs associated with its real estate development plans. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that is free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, which raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Artesian CPA, LLC

Denver, Colorado

September 27, 2023

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

CENTRAL RORO, LLC

BALANCE SHEET

August 16, 2023
(Inception)
ASSETS
Cash and cash equivalents	$-
Total assets	$-

LIABILITIES AND MEMBERS’ EQUITY/(DEFICIT)

Due to related party	$25,000
Total liabilities	25,000

Members’ equity/(deficit)	(25,000)
Total liabilities and members’ equity/(deficit)	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

CENTRAL RORO, LLC

STATEMENT OF OPERATIONS

At Inception August 16,
2023
Revenues	$-

Operating expenses:
Legal fees	-
Sales and marketing	-
Total operating expenses	-
Net loss	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

CENTRAL RORO, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT)

Total Members’ Equity / (Deficit)
Balances at August 16, 2023 (inception)	$(25,000)

Net Loss	-
Balances at August 16, 2023	$(25,000)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

CENTRAL RORO, LLC

STATEMENT OF CASH FLOWS

At Inception August 16,
2023
Cash flows from operating activities:
Net loss	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Services paid by related party	-
Net cash used in operating activities	-
Net change in cash and cash equivalents
Cash and cash equivalents at beginning of year	-
Cash and cash equivalents at end of year	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

Supplemental Disclosure of non-cash flow financing activities:
Pre-inception expenses paid by related party	$25,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

CENTRAL RORO, LLC

NOTES TO THE FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Central RoRo, LLC (the “Company”) is a limited liability company formed on August 16, 2023 (inception) under the laws of Delaware. The Company is a special purpose vehicle which was formed to acquire land and develop the Atari Hotel in Phoenix, Arizona. The Company is headquartered in Phoenix, Arizona.

As of August 16, 2023 (inception) the Company had commenced planned principal operations and had not generated revenue. The Company’s activities since inception have consisted of formation activities, capital raising activities, and principal operations to acquire land and develop the Atari Hotel in Phoenix, Arizona. Since principal operations have commenced, the Company will incur significant additional expenses. The Company is dependent upon additional capital resources for the ongoing costs of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

2.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that plans to incur significant costs in pursuit of its capital financing plans and costs associated with acquiring the property and designing and developing the hotel and entertainment facility and has not generated any revenues as of August 16, 2023 (inception). These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012, and has elected to comply with certain reduced public company reporting requirements, including delayed implementation dates from those applicable to public business entities.

CENTRAL RORO, LLC

NOTES TO THE FINANCIAL STATEMENTS

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s assets and liabilities approximate their fair values.

CENTRAL RORO, LLC

NOTES TO THE FINANCIAL STATEMENTS

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. To date, no revenue has been recognized.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, a provision for income tax is not recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740, “Income Taxes” for accounting for uncertainty in income taxes recognized in a Company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016- 02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted this ASU effective on inception and it did not have any effect on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

CENTRAL RORO, LLC

NOTES TO THE FINANCIAL STATEMENTS

4.	PRE-INCEPTION EXPENSES

Prior to the August 16, 2023 (inception), the Company incurred $25,000 for legal expenses, which were paid by a related party on the Company’s behalf. These advances are non-interest bearing and are payable on demand.

5.	MEMBERS’ EQUITY/(DEFICIT)

Central RoRo, LLC is wholly owned by Central RoRo Manager, LLC and 100% of the members’ equity/(deficit) belongs to Central RoRo Manager, LLC. The Company is authorized to issue membership interests to non-managing members. Distributions are to be paid 100% to the managing member, except as outlined in investment contracts with non-managing members.

No capital has been contributed to the Company as of August 16, 2023 (inception).

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

6.	COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

7.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 27, 2023, the date the financial statements were available to be issued.

On August 31, 2023, a related party entered into a contract to purchase approximately 46,124 square feet of real property located in Phoenix, Arizona, commonly known as 840 N. Central Avenue, Phoenix, Arizona (Tax Parcel Numbers 111-40-064, 111-40-066, 111-40-068, 111-40-069B, 111-40-067C, 111-40-065B, ###-##-####C, and 111-40-070) and funded the required escrow deposit of $200,000. These advances are non-interest bearing and are payable on demand. The contract will be assigned to Central RoRo, LLC prior to the expected closing date of December 10, 2023. Central RoRo LLC will be required to reimburse the $200,000 earnest money deposit made by JMJT Roosevelt 2, LLC to enter escrow. In the event that Central RoRo, LLC does not yet have the funds required by December 10, 2023, the closing will happen under JMJT Roosevelt 2, LLC or an affiliate and the land will be sold to Central RoRo, LLC at fair market value when funds become available.

The Company adopted its operating agreement, which authorizes an unlimited number of Units and 100 Class B units. Units do not have voting rights, while Class B units are reserved for Company’s manager and have exclusive voting rights. The operating agreement provides for distributions to be made at the Company’s manager’s discretion first to Units to cover estimated tax obligations, then to Units until the invested capital is fully returned, then an 8% preferred return to Units, then 80% to Units and 20% to Class B units until an internal rate of return of 15% has been provided to Class A investors, then 70% to Units and 30% to Class B units.

The Operating Agreement authorizes Intersection Development, LLC to receive a development fee of 3%-5% of the total development and construction costs and for our Shared Manager to receive an asset management fee of 1% of Main & Main’s gross revenues annually. It also authorizes the reimbursement of expenses incurred by the Manger for providing management services to the Company, and reimbursement for the fair value of any services provided to the Company by the Manager or its affiliates.

EXHIBITS

Exhibit Index

Exhibit No.	Description
2.1**	Certificate of Formation of Central RoRo, LLC dated August 16, 2023
2.2**	Amended and Restated Operating Agreement of Central RoRo, LLC, dated June 11, 2024
2.3**	Second Amended and Restated Limited Liability Company Agreement of Main & Main RoRo Property Owner, LLC, dated June 11, 2024
4.1**	Form of Subscription Agreement
6.1**	Engagement Letter, dated August 31, 2023, between the Company and MicroVenture Marketplace, Inc.
6.2**	Agreement of Purchase and Sale by and between Audacy Atlas, LLC and JMJT Roosevelt 2, LLC dated August 31, 2023
6.3**	Assignment Agreement by and between Main & Main RoRo Property Owner, LLC and JMJT Roosevelt 2, LLC dated December 10, 2023
6.4**	Option Agreement and License Agreement between Breakout 1976, LLC and Atari Interactive, Inc. dated December 27, 2019
6.5**	Amendment No. 1 to the Option Agreement and License Agreement between Breakout 1976, LLC and Atari Interactive, Inc. dated September 30, 2020
6.6**	Amendment No. 2 to the Option Agreement and License Agreement between Breakout 1976, LLC and Atari Interactive, Inc. dated September 30, 2020
6.7**	Amendment No. 3 to the Option Agreement and License Agreement between Breakout 1976, LLC and Atari Interactive, Inc. dated December 15, 2022
6.8**	Business Loan Agreement between Main & Main RoRo Property Owner, LLC and Commerce Bank of Arizona, Scottsdale Branch dated December 7, 2023
6.9**	Deed of Trust between Main & Main RoRo Property Owner, LLC, Commerce Bank of Arizona, Scottsdale Branch, and Commerce Bank of Arizona, Tucson Branch dated December 7, 2023
6.10**	Promissory Note between Main & Main RoRo Property Owner, LLC and Commerce Bank of Arizona, Scottsdale Branch dated December 7, 2023
6.11**	Assignment of Rents between Main & Main RoRo Property Owner, LLC and Commerce Bank of Arizona, Scottsdale Branch dated December 7, 2023
8.1**	Form of Escrow Services Agreement dated [ ] among [ ], Central RoRo, LLC and [ ]
10.1*	Power of attorney (included on the signature page of this offering statement)
11.1*	Consent of Artesian CPA
11.2**	Consent of Bevilacqua PLLC (included in Exhibit 12.1)
12.1**	Opinion of Bevilacqua PLLC

*	Filed herewith

**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of           , State of           , on                 , 2024.

Central RoRo, LLC

By: Central RoRo Manager, LLC, its Managing Member

By:
	Name:	Jordan Taylor
	Title:	Co-Manager of the Manager

Pursuant to the requirements of the Securities Act of 1933, this offering statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
	Co-Manager of the Manager	, 2024
Jordan Taylor	(Principal executive officer and principal financial and accounting officer)

	Co-Manager of the Manager	, 2024
Jason Merck